                                                FILED PURSUANT TO RULE 424(b)(2)
                                                      Registration # 333-1725301




           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED AUGUST 7, 1997
                                 $693,750,000
                       MBNA MASTER CREDIT CARD TRUST II
      $637,500,000 CLASS A 6.55% ASSET BACKED CERTIFICATES, SERIES 1997-I
  $56,250,000 CLASS B FLOATING RATE ASSET BACKED CERTIFICATES, SERIES 1997-I
                    MBNA AMERICA BANK, NATIONAL ASSOCIATION
                              SELLER AND SERVICER

  Each Class A 6.55% Asset Backed Certificate, Series 1997-I (collectively, the "Class A Certificates") and each Class B Floating Rate Asset Backed Certificate, Series 1997-I (collectively, the "Class B Certificates" and, together with the Class A Certificates, the "Certificates") will represent the right to receive certain payments from the MBNA Master Credit Card Trust II (the "Trust"), created pursuant to a Pooling and Servicing Agreement between MBNA America Bank, National Association ("MBNA"), as seller and servicer, and The Bank of New York, as trustee. The property of the Trust includes receivables (the "Receivables") generated from time to time in a portfolio of MasterCard(R) and VISA(R) revolving credit card accounts (the "Accounts"), all monies due or to become due in payment of the Receivables and the right to receive Interchange allocable to the Certificates, as described herein.
                                                       (continued on next page)
  THERE CURRENTLY IS NO SECONDARY MARKET FOR THE CERTIFICATES, AND THERE IS NO ASSURANCE THAT ONE WILL DEVELOP. POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "RISK FACTORS" BEGINNING ON PAGE S-23 HEREIN AND PAGE 19 IN THE PROSPECTUS.
                              ------------------

 THE CERTIFICATES REPRESENT INTERESTS IN THE  TRUST ONLY AND DO NOT REPRESENT
  INTERESTS IN OR OBLIGATIONS OF  MBNA AMERICA BANK, NATIONAL ASSOCIATION OR
   ANY AFFILIATE THEREOF.  A CERTIFICATE IS  NOT A DEPOSIT  AND NEITHER THE
    CERTIFICATES NOR THE UNDERLYING ACCOUNTS OR RECEIVABLES ARE INSURED OR
     GUARANTEED  BY  THE FEDERAL  DEPOSIT  INSURANCE  CORPORATION OR  ANY
      OTHER GOVERNMENTAL AGENCY.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE SECURITIES  COMMISSION  NOR  HAS  THE
   SECURITIES  AND EXCHANGE COMMISSION  OR ANY STATE SECURITIES  COMMISSION
     PASSED UPON THE  ACCURACY OR ADEQUACY OF  THIS PROSPECTUS SUPPLEMENT
      OR  THE  PROSPECTUS.  ANY  REPRESENTATION TO  THE  CONTRARY  IS  A
       CRIMINAL OFFENSE.
                              ------------------

                                        PRICE TO   UNDERWRITING    PROCEEDS TO
                                       PUBLIC(1)     DISCOUNT     SELLER(1)(2)
                                       ---------   ------------   ------------
Per Class A Certificate.............     99.7816%     0.3750%        99.4066%
Per Class B Certificate.............    100.0000%     0.3750%        99.6250%
Total...............................  $692,357,700 $2,601,562.50 $689,756,137.50

(1) Plus accrued interest, if any, at the Class A Certificate Rate or the Class B Certificate Rate, as applicable, from August 26, 1997.
(2) Before deduction of expenses estimated to be $800,000.

                              ------------------
  The Certificates are offered by the Underwriters when, as and if issued by the Trust and accepted by the Underwriters and subject to the Underwriters' right to reject orders in whole or in part. It is expected that the Certificates will be delivered in book-entry form on or about August 26, 1997, through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme, and the Euroclear System.
                   UNDERWRITERS OF THE CLASS A CERTIFICATES
GOLDMAN, SACHS & CO.
              CREDIT SUISSE FIRST BOSTON
                             LEHMAN BROTHERS
                                          MERRILL LYNCH & CO.
                                                           SALOMON BROTHERS INC
                   UNDERWRITERS OF THE CLASS B CERTIFICATES
GOLDMAN, SACHS & CO.                                            LEHMAN BROTHERS

                              ------------------

          The date of this Prospectus Supplement is August 12, 1997.

(continued from previous page)

In addition, the Collateral Interest (as defined herein) will be issued in the initial amount of $56,250,000 and will be subordinated to the Certificates as described herein. Only the Class A Certificates and the Class B Certificates are offered hereby. MBNA initially will own the remaining undivided interest in the Trust not represented by the Certificates, the Collateral Interest and the other interests issued by the Trust and will service the Receivables. MBNA has offered and may from time to time offer other Series of certificates that evidence undivided interests in certain assets of the Trust, which may have terms significantly different from the Certificates.

  Interest will accrue on the Class A Certificates from August 26, 1997 (the "Closing Date") at the rate of 6.55% per annum (the "Class A Certificate Rate"). Interest will accrue on the Class B Certificates from the Closing Date through September 14, 1997, and from September 15, 1997 through October 14, 1997, and with respect to each Interest Period (as defined herein) thereafter, at the rate of 0.31% per annum above the London interbank offered rate for one-month United States dollar deposits ("LIBOR"), determined as described herein, prevailing on the related LIBOR Determination Date (as defined herein) with respect to each such period (the "Class B Certificate Rate"). The initial LIBOR Determination Date with respect to the Certificates is August 21, 1997. Interest with respect to the Certificates will be distributed on October 15, 1997 and on the 15th day of each month thereafter (or, if such 15th day is not a business day, the next succeeding business day) (each, a "Distribution Date"). For purposes of this Prospectus Supplement and the Prospectus, a "business day" shall mean, unless otherwise indicated, any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or Newark, Delaware are authorized or obligated by law or executive order to be closed. Principal on the Certificates is scheduled to be distributed on the August 2004 Distribution Date (the "Scheduled Payment Date"), but may be paid earlier or later under certain limited circumstances described herein. See "Maturity Assumptions."

  The Class B Certificates will be subordinated to the Class A Certificates as described herein. The Collateral Interest will be subordinated to the Class A Certificates and the Class B Certificates as described herein.

  Application will be made to list the Certificates on the Luxembourg Stock Exchange.

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES OFFERED HEREBY, INCLUDING OVER-ALLOTMENT TRANSACTIONS, STABILIZING TRANSACTIONS, SYNDICATE COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

  The Certificates offered hereby constitute a separate Series of certificates being offered by the Seller from time to time pursuant to its Prospectus dated August 7, 1997. This Prospectus Supplement does not contain complete information about the offering of the Certificates. Additional information is contained in the Prospectus and purchasers are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

                                SUMMARY OF TERMS

  The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus Supplement and the accompanying Prospectus. A listing of the pages on which some of such terms are defined is found in the "Index of Terms for Prospectus Supplement" beginning on page S-60 herein and the "Index of Terms for Prospectus" beginning on page 62 in the Prospectus.

TYPE OF SECURITIES.......... Class A 6.55% Asset Backed Certificates, Series
                              1997-I (the "Class A Certificates") and Class B Floating Rate Asset Backed Certificates, Series 1997-I (the "Class B Certificates," and together with the Class A Certificates, the "Certificates").

THE TRUST................... The MBNA Master Credit Card Trust II (the "Trust")
                              was formed pursuant to a pooling and servicing agreement (as amended from time to time, the "Agreement"), between MBNA America Bank, National Association, as seller (the "Seller") and as servicer of the Receivables, and The Bank of New York, as trustee (the "Trustee"), as supplemented by the supplement relating to the Certificates (the "Series 1997-I Supplement") (the term "Agreement," unless the context requires otherwise, refers to the Agreement as supplemented by the Series 1997-I Supplement). As used in this Prospectus Supplement, the term "Certificateholders" refers to holders of the Certificates, the term "Class A Certificateholders" refers to holders of the Class A Certificates and the term "Class B Certificateholders" refers to holders of the Class B Certificates.

                             The Trust previously has issued thirty-six other
                              Series, each of which is in Group One. See "Annex
                              I: Other Series Issued" for a summary of such other Series.

TRUST ASSETS................ The property of the Trust includes receivables
                              (the "Receivables") arising under certain
                              MasterCard(R) and VISA(R)* revolving credit card accounts (the "Accounts") selected from the portfolio of MasterCard and VISA accounts owned by the Seller (the "Bank Portfolio"), all monies due or to become due in payment of the Receivables (other than recoveries on charged-off Receivables), all proceeds of the Receivables and proceeds of credit insurance policies relating to the Receivables, the right to receive Interchange allocable to the Certificates (which right may not be afforded to other Series issued by the Trust) and all monies on deposit in certain bank accounts of the Trust (other than investment earnings on such amounts, except as otherwise described herein), the Interest Rate Swap and any Enhancement issued with respect to any Series. The Certificateholders will not be entitled to the benefits of any Enhancement issued with respect to any Series other than Series 1997-I, and the holders of certificates of other Series will not be
--------
* MasterCard(R) and VISA(R) are federally registered servicemarks of MasterCard International Inc. and VISA, U.S.A., Inc., respectively.

                              entitled to the benefits of any Enhancement issued with respect to Series 1997-I. "Series 1997-I" shall mean the Series of the Trust represented by the Certificates and the Collateral Interest.

                             The Seller has conveyed to the Trustee for the
                              benefit of the Trust all Receivables existing under certain Accounts that were selected from the Bank Portfolio based on criteria provided in the Agreement as applied on June 22, 1994 (the "Cut-Off Date") and, with respect to certain Additional Accounts, as applied on September 19, 1994, November 15, 1994, March 30, 1995, July 6,
                              1995, October 3, 1995, March 8, 1996, May 30,
                              1996, September 4, 1996, October 3, 1996,
                              November 5, 1996, February 4, 1997, April 4, 1997 and July 2, 1997 and has conveyed and will convey all Receivables arising under the Accounts from time to time thereafter until the termination of the Trust. In addition, pursuant to the Agreement, the Seller may (subject to certain limitations and conditions) designate other Additional Accounts for inclusion in the Trust. Also, the Agreement provides that in lieu of Additional Accounts or in addition thereto, the Seller may, subject to certain conditions, include Participations in the Trust. See "The Receivables" herein and "Description of the Certificates--Addition of Trust Assets" in the Prospectus.
CERTIFICATE INTEREST
 AND PRINCIPAL.............. Each of the Certificates offered hereby represents the right to receive certain payments from the assets of the Trust, which assets will be allocated among the Class A Certificateholders (the "Class A Investor Interest"), the Class B Certificateholders (the "Class B Investor Interest"), the Collateral Interest Holder (the "Collateral Interest," and together with the Class A Investor Interest and the Class B Investor Interest, the "Investor Interest"), the interest of the holders of other undivided interests in the Trust issued pursuant to the Agreement and applicable Series Supplements and the Seller (the "Seller Interest"), as described below. The Collateral Interest in the initial amount of $56,250,000 (which amount represents 7.5% of the sum of the initial Class A Investor Interest, the initial Class B Investor Interest and the initial Collateral Interest) constitutes Credit Enhancement for the Certificates. The provider of such Credit Enhancement is referred to herein as the "Collateral Interest Holder." Allocations will be made to the Collateral Interest, and the Collateral Interest Holder will have voting and certain other rights, as if the Collateral Interest were a subordinated class of certificates. The Seller Interest will represent the right to the assets of the Trust not allocated to the Class A Investor Interest, the Class B Investor Interest, the Collateral Interest or the holders of other undivided interests in the Trust. The principal amount of the Seller Interest will fluctuate as the amount of Receivables in the Trust changes from time to time.

                             The Class A Certificates will represent the right
                              to receive, from the assets of the Trust allocated to the Class A Certificates, funds up to

                              (but not in excess of) the amounts required to make (a) payments of interest accruing from August 26, 1997 (the "Closing Date") at the rate of 6.55% per annum (such rate, the "Class A Certificate Rate"), and (b) payments of principal on the Scheduled Payment Date or, under certain limited circumstances, during the Rapid Amortization Period, to the extent of the Class A Investor Interest, which may be less than the unpaid principal balance of the Class A Certificates in certain circumstances described herein. See "Description of the Certificates-- Principal Payments."

                             The Class B Certificates will represent the right
                              to receive, from the assets of the Trust allocated to the Class B Certificates, funds up to (but not in excess of) the amounts required to make (a) payments of interest accruing from the Closing Date through September 14, 1997, and from September 15, 1997 through October 14, 1997, and with respect to each Interest Period thereafter, at the rate of 0.31% per annum above the London interbank offered rate for one-month United States dollar deposits ("LIBOR"), determined as described herein, prevailing on the related LIBOR Determination Date (such rate, the "Class B Certificate Rate") and (b) payments of principal on the Scheduled Payment Date or, under certain limited circumstances, during the Rapid Accumulation Period or the Rapid Amortization Period, to the extent of the Class B Investor Interest, which may be less than the unpaid principal balance of the Class B Certificates in certain circumstances described herein. No principal will be paid to the Class B Certificateholders until either the Class A Investor Interest is paid in full or, during the Rapid Accumulation Period, funds on deposit in the Principal Funding Account equal the Class A Investor Interest.

                             The aggregate principal amount of the Class A
                              Investor Interest and the Class B Investor
                              Interest will, except as otherwise provided herein, remain fixed at $637,500,000 and $56,250,000, respectively. The Class A Investor Interest will decline in certain circumstances if the Default Amounts allocated to the Class A Certificates exceed funds allocable thereto as described herein and the Class B Investor Interest and the Collateral Interest are zero. The Class B Investor Interest will decline in certain circumstances as a result of (a) the reallocation of collections of Principal Receivables otherwise allocable to the Class B Investor Interest to fund certain payments in respect of the Class A Certificates and the Interest Rate Swap and (b) the allocation to the Class B Investor Interest of certain Default Amounts, including such amounts otherwise allocable to the Class A Investor Interest when the Collateral Interest is zero. During the Controlled Accumulation Period and the Rapid Accumulation Period (each, an "Accumulation Period"), for the sole purpose of allocating collections of Finance Charge Receivables and Default Amounts with respect to each Monthly Period, the "Class A Investor Interest" will be further reduced (in an amount not to exceed the

                              Class A Investor Interest) by the Principal
                              Funding Account Balance from time to time (as so reduced, the "Class A Adjusted Investor Interest") and the "Class B Investor Interest" will be further reduced (in an amount not to exceed the Class B Investor Interest) by the amount by which the Principal Funding Account Balance exceeds the Class A Investor Interest (as so reduced, the "Class B Adjusted Investor Interest," and together with the Class A Adjusted Investor Interest and the Collateral Interest, the "Adjusted Investor Interest").

                             The Class A Certificates, the Class B Certificates
                              and the Collateral Interest will each include the right to receive (but only to the extent needed to make required payments under the Agreement) varying percentages of collections of Finance Charge Receivables and Principal Receivables and will be allocated varying percentages of Default Amounts during each Monthly Period. The "Monthly Period," with respect to any Distribution Date, will be the period from and including the first day of the preceding calendar month to and including the last day of such calendar month (other than the initial Monthly Period, which will commence on the Closing Date and end on September 30, 1997).

                             Collections of Finance Charge Receivables and
                              Default Amounts at all times, and collections of Principal Receivables during the Revolving Period, will be allocated to the Investor Interest based on the Floating Investor Percentage and will be further allocated among the Class A Investor Interest, the Class B Investor Interest and the Collateral Interest based on the Class A Floating Allocation, the Class B Floating Allocation and the Collateral Floating Allocation, respectively, applicable during the related Monthly Period. Collections of Principal Receivables during the Controlled Accumulation Period, the Rapid Accumulation Period and the Rapid Amortization Period will be allocated to the Investor Interest based on the Fixed Investor Percentage and will be further allocated among the Class A Investor Interest, the Class B Investor Interest and the Collateral Interest based on the Class A Fixed Allocation, the Class B Fixed Allocation and the Collateral Fixed Allocation, respectively. See "Description of the Certificates--Allocation Percentages" and "--Pay Out Events" herein and "Description of the Certificates--Pay Out Events" in the Prospectus.

                             The Seller initially will own the Seller Interest.
                              The Seller may tender the certificate that represents the Seller Interest (the "Seller Certificate") or, if provided in the relevant Series Supplement, certificates of any Series and the Seller Certificate, to the Trustee and, upon satisfying certain conditions, cause the Trustee to issue one or more new Series, as described in "Description of the Certificates--Exchanges" in the Prospectus. The certificates of any new Series will be issued pursuant to the Agreement and a related Series Supplement. See "Description of the Certificates" herein and in the Prospectus.

                             The final distribution of principal and interest
                              on the Certificates will be made no later than the January 2007 Distribution Date in the manner provided in "Description of the Certificates-- Final Payment of Principal; Termination" in the Prospectus. Series 1997-I will terminate on the earliest to occur of (a) the Distribution Date on which the Investor Interest is paid in full,
                              (b) the January 2007 Distribution Date or (c) the Trust Termination Date (such earliest to occur, the "Series 1997-I Termination Date"). After the Series 1997-I Termination Date, the Trust will have no further obligation to pay principal or interest on the Certificates.

RECEIVABLES................. The Receivables arise in Accounts that have been selected from the Bank Portfolio based on criteria provided in the Agreement as applied on the Cut-Off Date and, with respect to certain Additional Accounts, as applied on September 19, 1994, November 15, 1994, March 30, 1995, July 6,
                              1995, October 3, 1995, March 8, 1996, May 30,
                              1996, September 4, 1996, October 3, 1996,
                              November 5, 1996, February 4, 1997, April 4, 1997 and July 2, 1997. The Receivables consist of Principal Receivables and Finance Charge Receivables. In addition, certain amounts of Interchange attributed to cardholder charges for goods and services in the Accounts will be allocated to the Certificates and treated as Finance Charge Receivables. See "MBNA's Credit Card Portfolio--Interchange" herein and "MBNA's Credit Card Activities--Interchange" in the Prospectus. With respect to the characterization of annual credit card membership fees as Finance Charge Receivables, see "Description of the Certificates--Transfer of Annual Membership Fees" in the Prospectus.

                             The aggregate amount of Receivables in the
                              Accounts as of the beginning of the day on July 2, 1997 was $30,197,838,208 comprised of
                              $29,711,553,610 of Principal Receivables and
                              $486,284,598 of Finance Charge Receivables. The amount of Finance Charge Receivables will not affect the amount of the Investor Interest represented by the Certificates and the Collateral Interest or the amount of the Seller Interest, all of which are determined on the basis of the amount of Principal Receivables in the Trust. The aggregate interest in the Principal Receivables in the Trust evidenced by the Certificates and the Collateral Interest will never exceed the amount of the Investor Interest regardless of the total amount of Principal Receivables in the Trust at any time.

DENOMINATIONS............... Beneficial interests in the Certificates will be offered for purchase in minimum denominations of $1,000 and integral multiples thereof.

REGISTRATION OF              The Certificates initially will be represented by
 CERTIFICATES...............  Certificates registered in the name of Cede, as the nominee of DTC. No Certificate Owner will be entitled to receive a Definitive Certificate, except under the limited circumstances described herein. Certificateholders may elect to hold their Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe). Transfers will be made in accordance with the rules and operating procedures described herein. See "Description of the Certificates--Definitive Certificates" in the Prospectus.

SERVICING FEE............... The Servicer will receive a monthly fee as servicing compensation from the Trust on each Transfer Date. On each Transfer Date, Servicer Interchange with respect to the related Monthly Period that is on deposit in the Finance Charge Account will be withdrawn from the Finance Charge Account and paid to the Servicer in respect of the Investor Servicing Fee. In addition, the Class A Servicing Fee, the Class B Servicing Fee and the Collateral Interest Servicing Fee will be paid on each Transfer Date as described under "Description of the Certificates--Servicing Compensation and Payment of Expenses" herein. See also "Description of the Certificates--Servicing Compensation and Payment of Expenses" in the Prospectus.

INTEREST.................... Interest on the Certificates for each Interest
                              Period will be distributed on October 15, 1997, and on the 15th day of each month thereafter, or if such day is not a business day, on the next succeeding business day (each, a "Distribution Date"), in an amount equal to (a) with respect to the Class A Certificates, one-twelfth of the product of (i) the Class A Certificate Rate and
                              (ii) the outstanding principal balance of the Class A Certificates as of the preceding Record Date (or in the case of the first Distribution Date, as of the Closing Date) and (b) with respect to the Class B Certificates, the product of (i) the actual number of days in the related Interest Period divided by 360 and (ii) the Class B Certificate Rate and (iii) the outstanding principal balance of the Class B Certificates as of the preceding Record Date (or in the case of the first Distribution Date, as of the Closing
                              Date). Interest on the Class A Certificates will be calculated on the basis of a 360-day year and twelve 30-day months. Interest on the Class B Certificates will be calculated on the basis of the actual number of days in the related Interest Period and a 360-day year. Interest for any Distribution Date due but not paid on such Distribution Date will be payable on the next succeeding Distribution Date, together with additional interest on such amount at the applicable Certificate Rate plus 2% per annum (such amount, as applicable, "Additional Interest").

                             The "Interest Period," with respect to any
                              Distribution Date, will be (a) with respect to the Certificates, the period from and including the previous Distribution Date (or in the case of the first Distribution Date, from and including the Closing Date) through the day preceding such Distribution Date and (b) with respect to the Collateral Interest, the period from and including the Transfer Date related to the immediately preceding Distribution Date (or in the case of the first Distribution Date, from and including the Closing Date) to but excluding the Transfer Date related to such Distribution Date. Interest payments on each Distribution Date will be funded from the portion of Finance Charge Receivables collected during the preceding Monthly Period and certain other available amounts (a) with respect to the Class A Certificates, allocated to the Class A Investor Interest, payments received pursuant to the Interest Rate Swap, if any, and, if necessary, from Excess Spread and Reallocated Principal Collections (to the extent available),
                              (b) with respect to the Class B Certificates, allocated to the Class B Investor Interest and, if necessary, from Excess Spread and Reallocated Collateral Principal Collections (to the extent available) and (c) with respect to the Collateral Interest, from Excess Spread. See "Description of the Certificates--Reallocation of Cash Flows" and "--Application of Collections--Payment of Interest, Fees and Other Items" herein and "Risk Factors--Limited Credit Enhancement" in the Prospectus.

REVOLVING PERIOD............ The "Revolving Period" with respect to the
                              Certificates means the period from and including the Closing Date to, but not including, the earliest of (i) the commencement of the Controlled Accumulation Period, (ii) the commencement of the Rapid Accumulation Period and
                              (iii) the commencement of the Rapid Amortization Period. The controlled accumulation period with respect to the Certificates (the "Controlled Accumulation Period") is scheduled to begin at the close of business on July 31, 2003. Subject to the conditions set forth under "Description of the Certificates--Postponement of Controlled Accumulation Period," the day on which the Revolving Period ends and the Controlled Accumulation Period begins may be delayed to no later than the close of business on June 30, 2004. During the Revolving Period, Available Investor Principal Collections otherwise allocable to the Investor Interest will, subject to certain limitations and unless a reduction in the Required Collateral Interest has occurred, be treated as Shared Principal Collections and allocated to the holders of other Series of certificates within Group One issued and outstanding or, subject to certain limitations, paid to the holder of the Seller Certificate. See "Description of the Certificates--Principal Payments." See "Description of the Certificates-- Pay Out Events" herein and in the Prospectus for a discussion of the events which might lead to the termination of the Revolving Period prior to the commencement of the Controlled Accumulation Period.

CONTROLLED ACCUMULATION
 PERIOD..................... Unless a Pay Out Event has occurred, the
                              Controlled Accumulation Period will begin at the close of business on the last day of the Revolving Period and will end on the earliest of
                              (i) the commencement of the Rapid Amortization Period, (ii) the commencement of the Rapid Accumulation Period, (iii) payment of the Investor Interest in full and (iv) the Series 1997-I Termination Date. During the Controlled Accumulation Period, amounts equal to the least of (a) Available Investor Principal Collections for the related Monthly Period, (b) the sum of the applicable Controlled Accumulation Amount for such Monthly Period and the applicable Accumulation Shortfall, if any (such applicable sum, the

                              "Controlled Deposit Amount") and (c) the sum of the Class A Adjusted Investor Interest and the Class B Adjusted Investor Interest on such Transfer Date, will be deposited monthly in a trust account established by the Trustee (the "Principal Funding Account") on each Transfer Date beginning with the Transfer Date in the month following the commencement of the Controlled Accumulation Period until the Principal Funding Account Balance is equal to the sum of the Class A Investor Interest and the Class B Investor Interest. If, for any Monthly Period, the Available Investor Principal Collections for such Monthly Period exceed the applicable Controlled Deposit Amount, any such excess will be first paid to the Collateral Interest Holder to the extent that the Collateral Interest exceeds the Required Collateral Interest and then treated as Shared Principal Collections and allocated to the holders of other Series of certificates within Group One issued and outstanding or, subject to certain limitations, paid to the holder of the Seller Certificate. If, for any Monthly Period, the Available Investor Principal Collections for such Monthly Period are less than the applicable Controlled Deposit Amount, the amount of such deficiency will be the applicable "Accumulation Shortfall" for the succeeding Monthly Period. See "Description of the Certificates--Application of Collections."

                             All funds on deposit in the Principal Funding
                              Account will be invested at the direction of the Servicer by the Trustee in certain Permitted Investments. Investment earnings (net of investment losses and expenses) on funds on deposit in the Principal Funding Account (the "Principal Funding Investment Proceeds") will be used on each Transfer Date with respect to the Controlled Accumulation Period to pay interest on the Certificates (or, in the case of the Class A Certificates, so long as the Interest Rate Swap has not been terminated, to pay amounts, if any, owed to the Swap Counterparty under the Interest Rate Swap) in an amount up to, for each Transfer Date, the sum of (a) with respect to the Class A Certificates, the product of (i) a fraction, the numerator of which is the actual number of days in such Interest Period, or, in the event the Interest Rate Swap has been terminated, the numerator of which is 30, and, in either case, the denominator of which is 360, (ii) the Swap Floating Rate, or, in the event the Interest Rate Swap has been terminated, the Class A Certificate Rate, in either case, in effect with respect to such Interest Period and (iii) the aggregate amount on deposit in the Principal Funding Account with respect to Class A Monthly Principal as of the Record Date preceding such Transfer Date and (b) with respect to the Class B Certificates, the product of (i) a fraction, the numerator of which is the actual number of days in such Interest Period and the denominator of which is 360, (ii) the Class B Certificate Rate in effect with respect to such Interest Period and (iii) the aggregate amount on deposit in the Principal Funding Account with respect to Class B Monthly Principal as of the Record Date preceding such Transfer Date (such sum, the "Covered Amount"). To the extent that, on any Transfer Date with respect to the Controlled Accumulation Period, Principal Funding Investment Proceeds for such Transfer Date are less than the Covered Amount determined as of such Transfer Date, the amount of such shortfall shall be withdrawn, to the extent available, from the Reserve Account. See "Description of the Certificates--Reserve Account."

                             Funds on deposit in the Principal Funding Account
                              (in an amount not to exceed the Class A Investor Interest) will be available to pay the Class A Certificateholders in respect of the Class A Investor Interest on the Scheduled Payment Date. Funds on deposit in the Principal Funding Account in excess of the Class A Investor Interest (in an amount not to exceed the Class B Investor Interest) will be available to pay the Class B Certificateholders in respect of the Class B Investor Interest on the Scheduled Payment Date. If the aggregate principal amount of deposits made to the Principal Funding Account is insufficient to pay the Class A Investor Interest and, after the Class A Investor Interest has been paid in full, the Class B Investor Interest in full on the Scheduled Payment Date, the Rapid Amortization Period will commence as described below. Although it is anticipated that during the Controlled Accumulation Period, funds will be deposited in the Principal Funding Account in an amount equal to the applicable Controlled Deposit Amount on each Transfer Date and that scheduled principal will be available for distribution to the Class A Certificateholders and then the Class B Certificateholders on the Scheduled Payment Date, no assurance can be given in that regard. See "Maturity Assumptions" herein and in the Prospectus.

                             If a Series 1997-I Pay Out Event occurs during the
                              Controlled Accumulation Period and the Interest Rate Swap has not been terminated and an Interest Reserve Account Event has not occurred prior to the Scheduled Payment Date, the Rapid Accumulation Period will commence as described herein. If a Series 1997-I Pay Out Event occurs during the Controlled Accumulation Period and either the Interest Rate Swap is or has been terminated or an Interest Reserve Account Event occurs or has occurred, the Rapid Amortization Period will commence as described herein. If a Trust Pay Out Event occurs during the Controlled Accumulation Period, the Rapid Amortization Period will commence as described herein.

                             Other Series offered by the Trust may or may not
                              have amortization or accumulation periods like the Controlled Accumulation Period for the Certificates, and such periods may have different lengths and begin on different dates than such Controlled Accumulation Period. Thus, certain Series may be in their revolving periods while others are in periods during which collections of Principal Receivables are distributed to or held for the benefit of certificateholders of such other Series. In addition, other Series may allocate Principal Receivables based upon different investor percentages. See "Description of the Certificates--Exchanges" in the Prospectus for a discussion of the potential terms of any other Series.

RAPID ACCUMULATION PERIOD... Unless either (a) the Interest Rate Swap is or has been terminated or an Interest Reserve Account Event occurs or has occurred, or (b) a Trust Pay Out Event occurs or has occurred, the Rapid Accumulation Period will begin on the day on which a Series 1997-I Pay Out Event occurs and end on the earlier of (i) the commencement of the Rapid Amortization Period and (ii) the Scheduled Payment Date (the "Rapid Accumulation Period").

                             During the Rapid Accumulation Period (a) any
                              amounts on deposit in the Principal Funding
                              Account (in an amount not to exceed the Class A Investor Interest) will remain in the Principal Funding Account and will be available to pay the Class A Certificateholders in respect of the Class A Investor Interest on the Scheduled Payment Date and (b) any amounts on deposit in the Principal Funding Account in excess of the Class A Investor Interest (in an amount not to exceed the Class B Investor Interest) will be available to pay the Class B Certificateholders in respect of the Class B Investor Interest on the first Distribution Date with respect to the Rapid Accumulation Period.

                             During the Rapid Accumulation Period, Available
                              Investor Principal Collections will be deposited monthly in the Principal Funding Account on each Transfer Date beginning with the first Transfer Date with respect to the Rapid Accumulation Period until the Transfer Date on which the funds on deposit in the Principal Funding Account equal the Class A Investor Interest. Available Investor Principal Collections deposited in the Principal Funding Account during the Rapid Accumulation Period will not be subject to the Controlled Deposit Amount. During the Rapid Accumulation Period, commencing on the Distribution Date on which the funds on deposit in the Principal Funding Account are equal to the Class A Investor Interest, Available Investor Principal Collections not required to be deposited into the Principal Funding Account in respect of the Class A Investor Interest will be distributed monthly on each Distribution Date to the Class B Certificateholders.

                             During the Rapid Accumulation Period all funds on
                              deposit in the Principal Funding Account will be invested, at the direction of the Servicer, by the Trustee in certain Permitted Investments. Principal Funding Investment Proceeds will be used on each Transfer Date with respect to the Rapid Accumulation Period to pay interest on the Class A Certificates, amounts, if any, owed to the Swap Counterparty under the Interest Rate Swap and, solely with respect to the first Transfer Date with respect to the Rapid Accumulation Period, interest on the Class B Certificates in an amount up to, for each Transfer Date, the Covered Amount. To the extent that, on any Transfer Date with respect to the Rapid Accumulation Period, Principal Funding Investment Proceeds for such Transfer Date are less than the Covered Amount determined as of such Transfer Date, the amount of such shortfall, shall be withdrawn, to the extent available (a) on the first Transfer Date with respect to the Rapid Accumulation Period, from the Reserve Account to be applied as Class A Available Funds and Class B Available Funds and
                              (b) on the first Transfer Date with respect to the Rapid Accumulation Period (to the extent such shortfall amount is not available in the Reserve Account) and on each Transfer Date thereafter, from the Swap Reserve Fund to be applied as Class A Available Funds. No amounts withdrawn from the Swap Reserve Fund will be included as Class B Available Funds. See "Description of the Certificates--Reserve Account" and "--Swap Reserve Fund."

                             Unless the Rapid Amortization Period has
                              previously commenced, as described below, on the Scheduled Payment Date, the funds on deposit in the Principal Funding Account will be available to pay the Class A Certificateholders in respect of the Class A Investor Interest, and the Interest Rate Swap will terminate. Although it is anticipated that during the Rapid Accumulation Period, prior to the payment of the Class A Investor Interest in full, funds will be deposited in the Principal Funding Account in an amount equal to the Class A Investor Interest and that scheduled principal will be available for distribution to the Class A Certificateholders on the Scheduled Payment Date, no assurance can be given in that regard. See "Maturity Assumptions" and "Description of the Certificates--Pay Out Events" herein and in the Prospectus and "-- Interest Rate Swap" for a discussion of the events that might lead to the commencement of the Rapid Amortization Period.

                             If, during the Rapid Accumulation Period, either
                              (a) the Interest Rate Swap is terminated or an Interest Reserve Account Event occurs or (b) a Trust Pay Out Event occurs, the Rapid Amortization Period will commence and funds on deposit in the Principal Funding Account will be distributed to the Class A Certificateholders on the first Distribution Date with respect to the Rapid Amortization Period.

RAPID AMORTIZATION PERIOD... During the period from the earlier of the day on which either (a) a Trust Pay Out Event occurs or
                              (b)(i) a Series 1997-I Pay Out Event occurs or has occurred and (ii) either the Interest Rate Swap is or has been terminated or an Interest Reserve Account Event occurs or has occurred, and ending on the earlier of (x) the payment of the Investor Interest in full and (y) the Series 1997-I Termination Date (the "Rapid Amortization Period"), Available Investor Principal Collections, beginning with the first Distribution Date with respect to the Rapid Amortization Period, and the amounts available in the Principal Funding Account, if any, on the first Distribution Date with respect to the Rapid Amortization Period, will be distributed monthly on each Distribution Date (a) to the Class A Certificateholders to the extent the Class A Investor Interest has not been paid in full, and
                              (b) following payment of the Class A Investor Interest in full, to the Class B Certificateholders to the extent the Class B Investor Interest has not been paid in full. See "Maturity Assumptions" and "Description of the Certificates--Pay Out

                              Events" herein and in the Prospectus and "--
                              Interest Rate Swap" for a discussion of the events which might lead to the commencement of the Rapid Amortization Period.

SUBORDINATION OF THE CLASS
 B CERTIFICATES AND THE
 COLLATERAL INTEREST........
                             The Class B Certificates and the Collateral
                              Interest will be subordinated, as described herein, to the extent necessary to fund payments with respect to the Class A Certificates and the Interest Rate Swap as described herein. In addition, the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class A Certificates, the Interest Rate Swap and the Class B Certificates. If the Collateral Interest is reduced to zero, the Class B Certificateholders will bear directly the credit and other risks associated with their interest in the Trust. To the extent the Class B Investor Interest is reduced, the percentage of collections of Finance Charge Receivables allocable to the Class B Certificateholders in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Investor Interest is not reimbursed, the amount of principal and interest distributable to the Class B Certificateholders will be reduced. Such reductions of the Class B Investor Interest will thereafter be reimbursed and the Class B Investor Interest increased on each Transfer Date by the amount, if any, of Excess Spread for such Transfer Date available for that purpose. See "Description of the Certificates--Subordination."

ADDITIONAL AMOUNTS
 AVAILABLE TO                With respect to any Transfer Date, Excess Spread
 CERTIFICATEHOLDERS.........  will be applied to fund the Class A Required
                              Amount and the Class B Required Amount, if any. The "Class A Required Amount" means the amount, if any, by which the sum of (a) the Class A Monthly Interest due on the related Distribution Date and any overdue Class A Monthly Interest and Class A Additional Interest, if any, (b) the Net Swap Payment, if any, for the related Distribution Date and any overdue Net Swap Payments, if any, due to the Swap Counterparty,
                              (c) the Class A Servicing Fee for the related Monthly Period and any overdue Class A Servicing Fee and (d) the Class A Investor Default Amount, if any, for the related Monthly Period, exceeds the Class A Available Funds for the related Monthly Period. The "Class B Required Amount" means the amount, if any, equal to the sum of (a) the amount, if any, by which the sum of (i) Class B Monthly Interest due on the related Distribution Date and any overdue Class B Monthly Interest and Class B Additional Interest, if any, and (ii) the Class B Servicing Fee for the related Monthly Period and any overdue Class B Servicing Fee exceeds the Class B Available Funds for the related Monthly Period and (b) the Class B Investor Default Amount, if any, for the related Monthly Period. The "Required Amount" for any Monthly Period shall mean the sum of (a) the Class A Required Amount and (b) the Class B Required Amount, each for such Monthly Period. "Excess

                              Spread" for any Transfer Date will equal the sum of (a) the excess of (i) Class A Available Funds for the related Monthly Period over (ii) the sum of the amounts referred to in clauses (a), (b),
                              (c) and (d) in the definition of "Class A
                              Required Amount" above, (b) the excess of (i) Class B Available Funds for the related Monthly Period over (ii) the sum of the amounts referred to in clauses (a)(i) and (a)(ii) in the definition of "Class B Required Amount" above and
                              (c) Collateral Available Funds for the related Monthly Period not used under certain circumstances to pay the Collateral Interest Servicing Fee, as described herein.

                             If, on any Transfer Date, Excess Spread is less
                              than the Class A Required Amount, Reallocated Principal Collections allocable first to the Collateral Interest and then to the Class B Investor Interest with respect to the related Monthly Period will be used to fund the remaining Class A Required Amount. If Reallocated Principal Collections with respect to such Monthly Period are insufficient to fund the remaining Class A Required Amount for the related Transfer Date, then the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such Transfer Date) will be reduced by the amount of such deficiency (but not by more than the Class A Investor Default Amount for such Monthly Period). In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the Class B Investor Interest (after giving effect to reductions for any Class B Investor Charge-Offs and any Reallocated Class B Principal Collections on such Transfer Date) will be reduced by the amount by which the Collateral Interest would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount, if any, for such Monthly Period over the amount of such reduction, if any, of the Collateral Interest with respect to such Monthly Period). In the event that such reduction would cause the Class B Investor Interest to be a negative number, the Class B Investor Interest will be reduced to zero and the Class A Investor Interest will be reduced by the amount by which the Class B Investor Interest would have been reduced below zero (but not by more than the excess, if any, of the Class A Investor Default Amount for such Monthly Period over such reductions in the Collateral Interest and the Class B Investor Interest with respect to such Monthly Period) (such reduction, a "Class A Investor Charge-Off"). If the Collateral Interest and the Class B Investor Interest are reduced to zero, the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. See "Description of the Certificates--Reallocation of Cash Flows" and "--Defaulted Receivables; Investor Charge-Offs."

                             If, on any Transfer Date, Excess Spread not
                              required to pay the Class A Required Amount and to reimburse Class A Investor Charge-Offs is less than the Class B Required Amount, Reallocated

                              Principal Collections allocable to the Collateral Interest for the related Monthly Period not required to pay the Class A Required Amount will be used to fund the remaining Class B Required Amount. If such remaining Reallocated Principal Collections allocable to the Collateral Interest with respect to such Monthly Period are insufficient to fund the remaining Class B Required Amount for the related Transfer Date, then the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs, Reallocated Principal Collections and any adjustments made thereto for the benefit of the Class A Certificateholders) will be reduced by the amount of such deficiency (but not by more than the Class B Investor Default Amount for such Monthly Period). In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the Class B Investor Interest will be reduced by the amount by which the Collateral Interest would have been reduced below zero (but not by more than the excess, if any, of the Class B Investor Default Amount for such Monthly Period over such reduction in the Collateral Interest with respect to such Monthly Period) (such reduction, a "Class B Investor Charge-Off"). In the event of a reduction of the Class A Investor Interest, the Class B Investor Interest or the Collateral Interest, the amount of principal and interest available to fund payments with respect to the Class A Certificates and the Class B Certificates will be decreased. See "Description of the Certificates-- Reallocation of Cash Flows" and "--Defaulted Receivables; Investor Charge-Offs."

REQUIRED COLLATERAL          The "Required Collateral Interest" means (a)
 INTEREST...................  initially, $56,250,000 (the "Initial Collateral
                              Interest") and (b) with respect to any Transfer Date thereafter, an amount equal to 7.5% of the sum of the Class A Adjusted Investor Interest and the Class B Adjusted Investor Interest on such Transfer Date, after taking into account deposits into the Principal Funding Account on such Transfer Date and payments to be made on the related Distribution Date, and the Collateral Interest on the prior Transfer Date after any adjustments made on such Transfer Date, but not less than $22,500,000; provided, however, that
                              (i) notwithstanding clause (ii) below, if the Principal Funding Account Balance equals the Class A Investor Interest (taking into account any deposits to be made on such Transfer Date) and the Class B Investor Interest will be reduced to zero on the related Distribution Date, the Required Collateral Interest for any Transfer Date shall be equal to zero; (ii) if certain reductions in the Collateral Interest occur or if the Rapid Amortization Period commences, the Required Collateral Interest for such Transfer Date shall equal the Required Collateral Interest for the Transfer Date immediately preceding the occurrence of such reduction or such commencement of the Rapid Amortization Period; (iii) in no event shall the Required Collateral Interest exceed the unpaid principal amount of the Certificates as of the last day of the Monthly Period preceding such Transfer Date after taking into account payments to be made on the related Distribution Date; and (iv) the Required Collateral Interest may be reduced at any time to a lesser amount if the Rating Agency Condition is satisfied. See "Description of the Certificates-- Required Collateral Interest."

                             If on any Transfer Date, the Collateral Interest
                              is less than the Required Collateral Interest, certain Excess Spread amounts, if available, will be used to increase the Collateral Interest to the extent of such shortfall. If on any Transfer Date the Collateral Interest equals or exceeds the Required Collateral Interest, any such Excess Spread amounts will, first, be deposited into the Reserve Account as described herein and, second, to the extent available, be applied in accordance with the Loan Agreement among the Seller, the Trustee, the Servicer and the Collateral Interest Holder (the "Loan Agreement") and the Series 1997-I Supplement and will not be available to the Certificateholders.

INTEREST RATE SWAP.......... On the Closing Date, the Trustee, on behalf of the
                              Trust, will enter into an interest rate swap agreement (as such agreement may be amended, supplemented or replaced, the "Interest Rate Swap") with Westdeutsche Landesbank Girozentrale, New York Branch (the "Swap Counterparty"). In accordance with the terms of the Interest Rate Swap, the amount payable by the Swap Counterparty to the Trust will be, for each Distribution Date, an amount equal to one-twelfth of the product of
                              (a) the Swap Fixed Rate and (b) the notional amount of the Interest Rate Swap (the "Notional Amount"), which equals the outstanding principal amount of the Class A Certificates as of the preceding Record Date (or in the case of the first Distribution Date, as of the Closing Date). In the case of the first Distribution Date, such amounts will include accrued amounts for the period from the Closing Date through October 14, 1997. Payments from the Swap Counterparty to the Trust will be calculated on the basis of a 360-day year and twelve 30-day months. The amount payable by the Trust to the Swap Counterparty will be, for each Distribution Date, to the extent of Class A Available Funds and certain other amounts available for such purpose, an amount equal to the product of (i) a fraction, the numerator of which is the actual number of days in the Interest Period relating to such Distribution Date, and the denominator of which is 360, (ii) the Swap Floating Rate, and (iii) the Notional Amount as of the preceding Record Date. The "Swap Fixed Rate" will equal 6.55% per annum. The "Swap Floating Rate" will equal, with respect to any Interest Period, 0.10% per annum above LIBOR with respect to the related Interest Period (or such lesser rate as is specified in the Interest Rate Swap). LIBOR shall be determined on the related LIBOR Determination Date as described herein.

                             The Trustee shall establish and maintain the Swap
                              Reserve Fund to assist in the payment of certain amounts owed to the Swap Counterparty. The Swap Reserve Fund will be funded by an initial deposit by the Seller and, to the extent required and available, certain amounts of Excess Spread otherwise allocable to the Seller. Payments required to be made by the Swap Counterparty to the Trust are not dependent upon or subject to the availability of funds in the Swap Reserve Fund. See "Description of the Certificates--Swap Reserve Fund."

                             With respect to each Distribution Date, the Net
                              Swap Receipt, if any, for the related Transfer Date will be deposited into the Finance Charge Account by the Trustee and treated as part of Class A Available Funds. The Net Swap Payment, if any, will be paid to the Swap Counterparty for any Transfer Date out of collections of Finance Charge Receivables and certain other available amounts allocated to the Class A Certificates, including Principal Funding Investment Proceeds, amounts on deposit in the Reserve Account and the Swap Reserve Fund, Excess Spread and Reallocated Principal Collections, based on the respective amounts due as described under "Description of the Certificates--Application of Collections-- Payment of Interest, Fees and Other Items." See "Description of the Certificates--Interest Rate Swap."

                             The "Net Swap Payment," for any Transfer Date,
                              shall mean (a) if the netting provisions of the Interest Rate Swap apply, the amount by which the Floating Amount (as defined herein) for such date exceeds the fixed amount payable by the Swap Counterparty to the Trust for such date (as described herein), and (b) otherwise, an amount equal to the Floating Amount for such date. The "Net Swap Receipt," for any Transfer Date, shall mean, (a) if the netting provisions of the Interest Rate Swap apply, the amount by which the fixed amount payable by the Swap Counterparty to the Trust for such date exceeds the Floating Amount for such date, and (b) otherwise, an amount equal to the fixed amount payable by the Swap Counterparty to the Trust for such date. Net Swap Payments and Net Swap Receipts do not include any termination payments payable by either the Swap Counterparty or the Trust pursuant to the Interest Rate Swap. The netting provisions of the Interest Rate Swap will apply unless the Trustee elects gross payments to be made pursuant to the provisions of the Interest Rate Swap. If the Trustee elects gross payments under the Interest Rate Swap, the Trustee's obligation to pay the Floating Amount on any Transfer Date to the Swap Counterparty pursuant to the terms of the Interest Rate Swap is conditioned upon the prior receipt of the fixed amounts payable by the Swap Counterparty to the Trust for such date. The "Floating Amount," for any Transfer Date, shall mean an amount equal to the floating amount payable by the Trust to the Swap Counterparty for such date pursuant to the Interest Rate Swap (as described herein) minus the amount by which the amount required to be withdrawn from the Swap Reserve Fund, if any, exceeds the amount withdrawn from the Swap Reserve Fund for such date. See "Description of the Certificates--Swap Reserve Fund." If the amount required to be withdrawn from the Swap Reserve Fund for any Transfer Date exceeds the amount on deposit in the Swap Reserve Fund for such date, the amount of such excess will be paid, to the extent available, from amounts distributed in accordance with clause (j) of "Description of the Certificates--Application of Collections--Excess
                              Spread."

                             If the Swap Counterparty's long-term credit rating
                              is reduced below AA- by Standard & Poor's or below Aa3 by Moody's, or is withdrawn by either Standard & Poor's or Moody's, the Swap Counterparty will be required within 30 days from the date of such reduction or withdrawal to fund an account (the "Interest Reserve Account") in an amount equal to one-twelfth of the product of (a) the Swap Fixed Rate and (b) the Notional Amount as of the Record Date preceding such reduction or withdrawal (the "Required Interest Reserve Amount"). The Trustee shall establish and maintain, at the direction of the Servicer, the Interest Reserve Account with a Qualified Institution as a segregated trust account for the benefit of the Class A Certificateholders. There can be no assurance that the Swap Counterparty can or will adequately fund the Interest Reserve Account. If the Swap Counterparty fails to adequately fund the Interest Reserve Account within 30 days of such reduction or withdrawal (such failure, an "Interest Reserve Account Event"), then (i) if the Rapid Accumulation Period has not previously commenced, there will be no Rapid Accumulation Period and, upon the occurrence of a Series 1997-I Pay Out Event or a Trust Pay Out Event, the Rapid Amortization Period will commence or (ii) if the Rapid Accumulation Period has previously commenced, the Rapid Amortization Period will commence upon such Interest Reserve Account Event.

                             All amounts on deposit in the Interest Reserve
                              Account on any Transfer Date (after giving effect to any deposits to the Interest Reserve Account to be made on such Transfer Date) will be invested to the following Transfer Date by the Trustee at the direction of the Swap Counterparty in Permitted Investments. The interest and other investment income (net of investment expenses and losses) earned on such investments will be retained in the Interest Reserve Account (to the extent the amount on deposit is less than the Required Interest Reserve Amount) or distributed by the Trustee to the Swap Counterparty.

                             On the Transfer Date on or following the
                              termination of the Interest Rate Swap due to a default by the Swap Counterparty, the Trustee, at the direction of the Servicer, shall withdraw an amount equal to the Net Swap Receipt, if any, for the related Distribution Date, plus the amount of any Net Swap Receipt previously due but not paid, from funds on deposit in the Interest Reserve Account, if any (up to the Required Interest Reserve Amount), and deposit such amount into the Finance Charge Account to be applied as Class A Available Funds as described under "Description of the Certificates--Applications of Collections." The Interest Reserve Account will be terminated on the Transfer Date on or after such termination of the Interest Rate Swap (after giving effect to the withdrawal of an amount equal to the Net Swap Receipt, if any, on such Transfer Date, plus the amount of any Net Swap Receipt previously due but not paid). Upon the termination of the Interest Reserve Account, all amounts on deposit therein will be, after the prior payment of all amounts owing to the Class A Certificateholders that are payable from the Interest Reserve Account, distributed to the Swap Counterparty pursuant to the terms of the Interest Rate Swap.

                             In the event that the long-term credit rating of
                              the Swap Counterparty is reduced below BBB- by Standard & Poor's or below Baa3 by Moody's or is withdrawn by either Standard & Poor's or Moody's, the Seller has the right, but not the obligation, to direct the Trustee to direct the Swap Counterparty to assign its rights and obligations under the Interest Rate Swap to a replacement swap counterparty. There can be no assurance that a replacement swap counterparty will be found or that such assignment will be made. See "Description of the Certificates--Interest Rate Swap."

SWAP COUNTERPARTY........... Westdeutsche Landesbank Girozentrale, New York
                              Branch will be the Swap Counterparty. See
                              "Description of the Certificates--Interest Rate Swap."

SHARED PRINCIPAL             The Series 1997-I Certificates are included in a
 COLLECTIONS................  group of Series ("Group One"). Series 1994-A,
                              1994-B, 1994-C, 1994-D, 1994-E, 1995-A, 1995-B,
                              1995-C, 1995-D, 1995-E, 1995-F, 1995-G, 1995-H,
                              1995-I, 1995-J, 1996-A, 1996-B, 1996-C, 1996-D,
                              1996-E, 1996-F, 1996-G, 1996-H, 1996-I, 1996-J,
                              1996-K, 1996-L, 1996-M, 1997-A, 1997-B, 1997-C,
                              1997-D, 1997-E, 1997-F, 1997-G and 1997-H are,
                              and other Series in the future may be, included in Group One. To the extent that collections of Principal Receivables allocated to the Investor Interest with respect to the Certificates are not needed to make payments with respect to the Investor Interest or to be deposited in the Principal Funding Account, such collections ("Shared Principal Collections") will be allocated to cover principal payments due to or for the benefit of certificateholders of other Series within Group One. Any such reallocation will not result in a reduction in the Investor Interest with respect to Series 1997-I. In addition, collections of Principal Receivables and certain other amounts otherwise allocable to other Series in Group One, to the extent such collections are not needed to make payments to or deposits for the benefit of the certificateholders of such other Series, may be applied to cover principal payments due to or for the benefit of the holders of the Class A Certificates and the Class B Certificates or the Collateral Interest Holder. See "Description of the Certificates--Shared Principal Collections."

APPLICATION OF COLLECTIONS
 OF FINANCE CHARGE           With respect to each Monthly Period during the
 RECEIVABLES................  Revolving Period, the Servicer is required to withdraw from the Collection Account and deposit in the Finance Charge Account collections of Finance Charge Receivables allocable to the Certificates and the Collateral Interest in an amount equal to (a) with respect to the Certificates and the Collateral Interest, the amount of current interest, past due interest, if any, and additional interest, if any, distributable to the Certificateholders and the holder of the Collateral Interest on the related Transfer Date or Distribution Date, as applicable (plus, if the Seller is not the Servicer, the Certificateholder Servicing Fee for the related Transfer Date plus the amount of any Certificateholder Servicing Fee due but not paid to the Servicer on any prior Transfer Date) and
                              (b) with respect to the Swap Counterparty, the amount of the Net Swap Payment, if any, and the past due Net Swap Payment, if any, distributable to the Swap Counterparty on the related Transfer Date. On each Transfer Date with respect to the Revolving Period, the Servicer is required to withdraw from the Collection Account and deposit in the Finance Charge Account all of the collections of Finance Charge Receivables allocated to the Certificates and the Collateral Interest but not previously deposited in the Finance Charge Account during the related Monthly Period. With respect to each Monthly Period during the Controlled Accumulation Period, the Rapid Accumulation Period and the Rapid Amortization Period, the Servicer is required to withdraw from the Collection Account and deposit in the Finance Charge Account collections of Finance Charge Receivables allocable to the Certificates and the Collateral Interest as described in the Prospectus under "Description of the Certificates--Application of Collections."

OPTIONAL REPURCHASE......... The Investor Interest will be subject to optional repurchase by the Seller on any Distribution Date on or after the Distribution Date on which the Investor Interest is reduced to an amount less than or equal to $37,500,000 (5% of the initial Investor Interest), if certain conditions set forth in the Agreement are met. The repurchase price will be equal to the sum of the Investor Interest and all accrued and unpaid interest on the Certificates and the Collateral Interest through the day preceding the Distribution Date on which the repurchase occurs. See "Description of the Certificates--Final Payment of Principal; Termination" in the Prospectus.

TRUSTEE..................... The Bank of New York.

TAX STATUS.................. Special Counsel to the Seller is of the opinion that under existing law the Certificates will be characterized as debt for federal income tax purposes. Under the Agreement, the Seller and the Certificate Owners will agree to treat the Certificates as debt for federal income tax purposes. See "Federal Income Tax Consequences" in the Prospectus for additional information concerning the application of federal income tax laws.

ERISA CONSIDERATIONS........ Subject to the considerations described below, the
                              Class A Certificates are eligible for purchase by employee benefit plan investors. Under a regulation issued by the Department of Labor, the Trust's assets would not be deemed "plan assets" of an employee benefit plan holding the Class A Certificates if certain conditions are met, including that the Class A Certificates must be held, upon completion of the public offering made hereby, by at least 100 investors who are independent of the Seller and of one another. The Underwriters expect that the Class A Certificates will be held by at least 100 independent investors at the conclusion of the offering; however, no assurance can be given and no monitoring or other measures will be taken to ensure that such condition will be met. The Seller anticipates that the other conditions of the regulation will be met. If the Trust's assets were deemed to be "plan assets" of an employee benefit plan investor (e.g., if the 100 independent investor criterion is not satisfied), violations of the "prohibited transaction" rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), could result and generate excise tax and other liabilities under ERISA and section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), unless a statutory, regulatory or administrative exemption is available. It is uncertain whether existing exemptions from the "prohibited transaction" rules of ERISA would apply to all transactions involving the Trust's assets if such assets were treated for ERISA purposes as "plan assets" of employee benefit plan investors. Accordingly, fiduciaries or other persons contemplating purchasing the Certificates on behalf or with "plan assets" of any employee benefit plan should consult their counsel before making a purchase. See "ERISA Considerations" in the Prospectus.

                             The Underwriters currently do not expect that the
                              Class B Certificates will be held by at least 100 such persons and, therefore, do not expect that such Class B Certificates will qualify as publicly-offered securities under the regulation referred to in the preceding paragraph. Accordingly, the Class B Certificates may not be acquired or held by (a) any employee benefit plan that is subject to ERISA, (b) any plan or other arrangement (including an individual retirement account or Keogh plan) that is subject to section 4975 of the Code, or (c) any entity whose underlying assets include "plan assets" under the regulation by reason of any such plan's investment in the entity. By its acceptance of a Class B Certificate, each Class B Certificateholder will be deemed to have represented and warranted that it is not and will not be subject to the foregoing limitation.

CLASS A CERTIFICATE          It is a condition to the issuance of the Class A
 RATING.....................  Certificates that they be rated in the highest rating category by at least one nationally recognized Rating Agency. The rating of the Class A Certificates is based primarily on the value of the Receivables and the terms of the Class B Certificates and the Collateral Interest.

CLASS B CERTIFICATE          It is a condition to the issuance of the Class B
 RATING.....................  Certificates that they be rated in one of the three highest rating categories by at least one nationally recognized Rating Agency. The rating of the Class B Certificates is based primarily on the value of the Receivables and the terms of the Collateral Interest.

LISTING..................... Application will be made to list the Certificates on the Luxembourg Stock Exchange.

                                 RISK FACTORS

  Interest Rate Swap Considerations. Since the Swap Counterparty makes payments under the Interest Rate Swap based on a fixed rate for the related Interest Period and the Trust makes payments under the Interest Rate Swap based on a floating rate for the related Interest Period, it is possible that the amount owing to the Swap Counterparty for any Interest Period could exceed the amount owing to the Trust for the related Interest Period and that a Net Swap Payment will be owing by the Trust to the Swap Counterparty. If a Net Swap Payment is owing by the Trust for any Distribution Date, the Swap Counterparty shall be entitled to such payment from Class A Available Funds and such other amounts as would otherwise be available for the payment thereof. If Net Swap Payments are made out of Excess Spread or Reallocated Principal Collections, the amount of Credit Enhancement supporting the Certificates may be reduced.

  Although the Seller has the right, but not the obligation, to direct the Trustee to direct the Swap Counterparty to assign its rights and obligations under the Interest Rate Swap to a replacement swap counterparty in the event that the long-term credit rating of the Swap Counterparty is reduced below BBB- by Standard & Poor's or below Baa3 by Moody's or is withdrawn by either Standard & Poor's or Moody's, there can be no assurance that a replacement swap counterparty will be found in such event or that such assignment will be made. A payment default by the Swap Counterparty or the Trust may result in the termination of the Interest Rate Swap. The Interest Rate Swap may also be terminated upon the occurrence of certain other events described under "Description of the Certificates--Interest Rate Swap." See "Maturity Assumptions," "Description of the Certificates--Interest Rate Swap" and "--Pay Out Events." If during the Revolving Period or the Controlled Accumulation Period either the Interest Rate Swap is terminated or an Interest Reserve Account Event occurs, the occurrence of a Series 1997-I Pay Out Event will result in the commencement of the Rapid Amortization Period rather than the Rapid Accumulation Period. Furthermore, if during the Rapid Accumulation Period either the Interest Rate Swap is terminated or an Interest Reserve Account Event occurs, the Rapid Amortization Period will commence. There can be no assurance that the Interest Rate Swap will not terminate or that an Interest Reserve Account Event will not occur, in each case, prior to the Scheduled Payment Date. See "Description of the Certificates--Interest Rate Swap" and "--Pay Out Events." Although the Rating Agencies have not relied on the ratings of the Swap Counterparty in rating either the Class A Certificates or the Class B Certificates, but rather have relied on the value of the Receivables and the benefits of the applicable Credit Enhancement, there can be no assurance that interest on the Class A Certificates can be paid if a payment default by the Swap Counterparty occurs.

  Potential Priority of Certain Liens. While the Seller has transferred interests in Receivables to the Trust, a court could treat any such transaction as an assignment of collateral as security for the benefit of holders of Certificates issued by the Trust. The Seller has represented and warranted in the Agreement that the transfer of the Receivables to the Trust is either a valid transfer and assignment of the Receivables to the Trust or the grant to the Trust of a security interest in the Receivables. The Seller has taken certain actions as are required to perfect the Trust's security interest in the Receivables and will warrant that if the transfer to the Trust is deemed to be a grant to the Trust of a security interest in the Receivables, the Trustee will have a first priority perfected security interest therein, and, with certain exceptions and for certain limited periods of time provided for in the Uniform Commercial Code, in the proceeds thereof (subject, in each case, to certain potential tax liens referred to in the Prospectus under "Description of the Certificates--Representations and Warranties"). Nevertheless, if the transfer of Receivables to the Trust is deemed to create a security interest therein, a tax or government lien or other nonconsensual lien on property of the Seller arising before Receivables come into existence may have priority over the Trust's interest in such Receivables, and if the FDIC were appointed conservator or receiver of the Seller, the conservator's or receiver's administrative expenses may also have priority over the Trust's interest in such Receivables. See "Certain Legal Aspects of the Receivables--Transfer of Receivables" in the Prospectus.

  Certain Matters Relating to Receivership. To the extent that the Seller has granted or will grant a security interest in Receivables to the Trust and that security interest is validly perfected before the Seller's insolvency and was not or will not be taken in contemplation of insolvency of the Seller, or with the intent to hinder, delay or defraud the Seller or the creditors of the Seller, the United States Federal Deposit Insurance Act ("FDIA"), as amended by the United States Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended ("FIRREA"), provides that such security interest should not be subject to avoidance by the FDIC, as conservator or receiver for the Seller. Positions taken by the FDIC staff prior to the passage of FIRREA do not suggest that the FDIC, as receiver or conservator for the Seller, would interfere with the timely transfer to the Trust of payments collected on the Receivables. If, however, the FDIC were to assert a contrary position, such as requiring the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to the Seller as provided under the FDIA, delays in payments on the related Series of Certificates and possible reductions in the amount of those payments could occur. In addition, the FDIC, if appointed as conservator or receiver for the Seller, has the power under the FDIA to repudiate contracts, including secured contracts of the Seller. The FDIA provides that a claim for damages arising from the repudiation of a contract is limited to "actual direct compensatory damages". In the event the FDIC were to be appointed as conservator or receiver of the Seller and were to repudiate the Agreement, then the amount payable out of available collateral to the Certificateholders could be lower than the outstanding principal and accrued interest on the Certificates.

  If a conservator or receiver were appointed for the Seller, then a Trust Pay Out Event would occur with respect to all Series then outstanding, and, subject to the next succeeding sentence, new Principal Receivables would not be transferred to the Trust and the Trustee would sell the Receivables (unless otherwise instructed by holders of more than 50% of the Investor Interest of each issued and outstanding Series of Certificates (as defined in the Prospectus) of the Trust, or with respect to any Series with more than one Class, of each Class, and any other Person specified in the Agreement or a Series Supplement), thereby causing early termination of the Trust and a loss to the Certificateholders if the net proceeds of such sale allocable to Series 1997-I and available to make payments on the Certificates were insufficient to pay the Certificateholders in full. If a Trust Pay Out Event occurs involving either the insolvency of the Seller or the appointment of a conservator or receiver for the Seller, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Rapid Amortization Period. A conservator or receiver may also have the power to cause the early sale of the Receivables and the early retirement of the Certificates of each issued and outstanding Series. In addition, in the event of a Servicer Default relating to the conservatorship or receivership of the Servicer, if no Servicer Default other than such conservatorship or receivership exists, the conservator or receiver for the Servicer may have the power to prevent either the Trustee or the Certificateholders from appointing a successor Servicer under the Agreement. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Receivership" and "Risk Factors--Potential Effect of Insolvency or Bankruptcy of Seller or Other Holder of Seller Certificate" in the Prospectus.

                         MBNA'S CREDIT CARD PORTFOLIO

GENERAL

  The Receivables conveyed or to be conveyed to the Trust by MBNA pursuant to the Agreement have been or will be generated from transactions made by holders of selected MasterCard and VISA credit card accounts, including premium accounts and standard accounts, from the Bank Portfolio.

BILLING AND PAYMENTS

  MBNA, using MBNA Hallmark Information Services, Inc. as its service bureau, generates and mails to cardholders monthly statements summarizing account activity and processes cardholder monthly payments. Currently, cardholders must make a monthly minimum payment at least equal to the greater of (i) 2% of the statement balance plus past due amounts and (ii) a stated minimum payment (generally $15) plus past due amounts. Certain eligible cardholders are given the option periodically to take a payment deferral.

  The finance charges on purchases assessed monthly are calculated by multiplying the account's average daily purchase balance by the applicable daily periodic rate, and multiplying the result by the number of days in the billing cycle. Finance charges are calculated on purchases from the date of the purchase or the first day of the billing cycle in which the purchase is posted to the account, whichever is later. Monthly periodic finance charges are not assessed in most circumstances on purchases if all balances shown on the previous billing statement are paid by the due date, which is generally 25 days after the billing date. The finance charges assessed monthly on cash advances (including balance transfers) are calculated by multiplying the account's average cash advance balance by the applicable daily periodic rate, and multiplying the result by the number of days in the billing cycle. Finance charges are calculated on cash advances (including balance transfers) from the date of the transaction. Currently, MBNA generally treats the day on which a cash advance check is deposited or cashed as the transaction date for such check.

  MBNA offers fixed rate and variable rate credit card accounts. Generally, fixed annual percentage rates range from 14.9% to 19.9%, and variable rates range from 6.65% to 10.9% above the prime rate. MBNA also offers temporary promotional rates and, under certain circumstances, the periodic finance charges on a limited number of accounts may be either greater than or less than those assessed by MBNA generally.

  MBNA assesses annual membership fees (generally ranging from $18 to $40) on certain accounts although under various marketing programs these fees may be waived or rebated. For most credit card accounts, MBNA also assesses late, overlimit and returned check charges (generally $20 for late and overlimit charges and generally $18 for returned check charges). MBNA generally assesses a fee on cash advances and certain purchase transactions typically ranging from 1% to 2% of the cash advance or purchase amount with a $2 minimum fee. In some cases, the fee is capped at $10 or $25. Generally, a cash advance fee is not assessed on balance transfers.

DELINQUENCY AND GROSS CHARGE-OFF EXPERIENCE

  An account is contractually delinquent if the minimum payment is not received by the due date indicated on the customer's statement. Efforts to collect contractually delinquent credit card receivables currently are made by MBNA's Customer Assistance personnel. Collection activities include statement messages, telephone calls and formal collection letters. MBNA employs two principal computerized systems for collecting past due accounts. The Predictive Management System analyzes each cardholder's purchase and repayment habits and selects accounts for initial contact with the objective of contacting the highest risk accounts first. The accounts selected are queued to MBNA's proprietary Outbound Call Management System ("OCMS"). OCMS sorts accounts by a number of factors, including time zone, degree of delinquency and dollar amount due. OCMS automatically dials delinquent accounts in order of priority. Representatives are automatically linked to the cardholder's account information and voice line when a contact is established.

  Accounts are worked continually at each stage of delinquency through the 180 day past due level. As an account enters the 180 day delinquency level, it is classified as a potential charge-off. Accounts failing to make a payment during the 180 day cycle are written off. Managers may defer a charge-off of an account for another month, pending continued payment activity or other special circumstances. Senior manager approval is required on all exceptions to charge-off. Accounts of cardholders in bankruptcy are currently charged-off no later than is consistent with this policy.

  The following tables set forth the delinquency and gross charge-off experience for each of the periods shown for the Bank Portfolio of credit card accounts. The Bank Portfolio's delinquency and gross charge-off experience is comprised of segments which may, when taken individually, have delinquency and gross charge-off characteristics different from those of the overall Bank Portfolio of credit card accounts. As of the beginning of the day on July 2, 1997, the Receivables in the Trust Portfolio represented approximately 82% of the Bank Portfolio. Because the Trust Portfolio is only a portion of the Bank Portfolio, actual delinquency and gross charge-off experience with respect to the Receivables may be different from that set forth below for the Bank Portfolio. There can be no assurance that the delinquency and gross charge-off experience for the Receivables in the future will be similar to the historical experience of the Bank Portfolio set forth below.

                            DELINQUENCY EXPERIENCE
                                BANK PORTFOLIO
                            (DOLLARS IN THOUSANDS)

                                JUNE 30,                                      DECEMBER 31,
                         ----------------------- -----------------------------------------------------------------------
                                  1997                    1996                    1995                    1994
                         ----------------------- ----------------------- ----------------------- -----------------------
                                     PERCENTAGE              PERCENTAGE              PERCENTAGE              PERCENTAGE
                                      OF TOTAL                OF TOTAL                OF TOTAL                OF TOTAL
                         RECEIVABLES RECEIVABLES RECEIVABLES RECEIVABLES RECEIVABLES RECEIVABLES RECEIVABLES RECEIVABLES
                         ----------- ----------- ----------- ----------- ----------- ----------- ----------- -----------
Receivables
 Outstanding(1)........  $36,646,131             $33,070,523             $24,269,670             $17,162,700
Receivables Delinquent:
 35-64 Days............  $   635,465    1.73%    $   619,940    1.87%    $   393,142    1.62%    $   234,686    1.37%
 65-94 Days............      302,855    0.83         282,815    0.86         178,038    0.73         106,309    0.62
 95 or More Days.......      699,931    1.91         606,650    1.83         352,813    1.46         187,764    1.09
                         -----------    ----     -----------    ----     -----------    ----     -----------    ----
 Total.................  $ 1,638,251    4.47%    $ 1,509,405    4.56%    $   923,993    3.81%    $   528,759    3.08%
                         ===========    ====     ===========    ====     ===========    ====     ===========    ====

--------
(1) The Receivables Outstanding on the accounts consist of all amounts due from cardholders as posted to the accounts as of the date shown.

                          GROSS CHARGE-OFF EXPERIENCE
                                BANK PORTFOLIO
                            (DOLLARS IN THOUSANDS)

                          SIX MONTHS ENDED
                              JUNE 30,           YEAR ENDED DECEMBER 31,
                          ---------------- -------------------------------------
                                1997          1996         1995         1994
                          ---------------- -----------  -----------  -----------
Average Receivables Out-
 standing(1)............    $34,605,355    $27,781,061  $20,562,315  $13,594,814
Total Gross Charge-
 Offs(2)................        868,336      1,193,375      686,687      423,551
Total Gross Charge-Offs
 as a percentage of Av-
 erage Receivables Out-
 standing(3)............           5.02%          4.30%        3.34%        3.12%

--------
(1) Average Receivables Outstanding is the average of the daily receivable balance during the period indicated.
(2) Total Gross Charge-Offs as a percentage of Average Receivables Outstanding for the month ended July 31, 1997 was 5.50% calculated as an annualized figure. Total Gross Charge-Offs are total principal and interest charge-offs before recoveries and do not include the amount of any reductions in Average Receivables Outstanding due to fraud, returned goods, customer disputes or other miscellaneous credit adjustments.
(3) The percentage reflected for the six months ended June 30, 1997 is an annualized figure.

INTERCHANGE

  The Seller will be required, pursuant to the terms of the Agreement, to transfer to the Trust a percentage of the Interchange attributed to cardholder charges for goods and services in the Accounts. Interchange arising under the Accounts will be allocated to the Certificates and the Collateral Interest on the basis of the percentage equivalent of the ratio which the amount of the Investor Percentage, with regard to Finance Charge Receivables, of cardholder charges for goods and services in the Accounts bears to the total amount of cardholder charges for goods and services in the MasterCard and VISA credit card accounts owned by MBNA, as reasonably estimated by the Seller. MasterCard and VISA may from time to time change the amount of Interchange reimbursed to banks issuing their credit cards. Interchange will be treated as collections of Finance Charge Receivables for the purposes of determining the amount of Finance Charge Receivables, allocating collections of Finance Charge Receivables, making required monthly payments, and calculating the Portfolio Yield. Under the circumstances described herein, Interchange will be used to pay a portion of the Investor Servicing Fee required to be paid on each Transfer Date. See "Description of the Certificates--Servicing Compensation and Payment of Expenses" herein and "MBNA's Credit Card Activities--Interchange" in the Prospectus.

                                THE RECEIVABLES

  The Receivables conveyed to the Trust arise in Accounts selected from the Bank Portfolio on the basis of criteria set forth in the Agreement as applied on the Cut-Off Date and, with respect to Additional Accounts, as of the related date of their designation (the "Trust Portfolio"). Pursuant to the Agreement, the Seller has the right, subject to certain limitations and conditions set forth therein, to designate from time to time Additional Accounts and to transfer to the Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created. Any Additional Accounts designated pursuant to the Agreement must be Eligible Accounts as of the date the Seller designates such accounts as Additional Accounts. On September 19, 1994, November 15, 1994, March 30, 1995, July 6, 1995, October 3, 1995, March 8, 1996, May 30, 1996, September 4, 1996, October
3, 1996, November 5, 1996, February 4, 1997, April 4, 1997 and July 2, 1997,
the Seller designated Additional Accounts and conveyed the Receivables arising therein to the Trust, which included approximately $1.487 billion, $1.087 billion, $1.288 billion, $1.094 billion, $1.193 billion, $1.981 billion, $1.685 billion, $1.986 billion, $1.087 billion, $690.6 million, $1.681 billion, $1.392 billion and $2.472 billion of Principal Receivables, respectively. In addition, the Seller will be required to designate Additional Accounts, to the extent available (a) to maintain the Seller Interest so that, during any period of 30 consecutive days, the Seller Interest averaged over that period equals or exceeds the Minimum Seller Interest for the same period and (b) to maintain, for so long as certificates of any Series (including the Certificates) remain outstanding, an aggregate amount of Principal Receivables equal to or greater than the Minimum Aggregate Principal Receivables. "Minimum Seller Interest" for any period means 7% of the average Principal Receivables for such period; provided, however, that the Seller may reduce the Minimum Seller Interest to not less than 2% of the average Principal Receivables for such period upon satisfaction of the Rating Agency Condition and certain other conditions set forth in the Agreement. "Minimum Aggregate Principal Receivables" means, with respect to all Series then outstanding, unless otherwise provided in the related Series Supplement, an amount equal to the sum of the numerators used in the calculation of the Investor Percentages with respect to Principal Receivables for all outstanding Series on such date; provided, however, that with respect to any Series in its Rapid Accumulation Period, or such other period as designated in the related Series Supplement, with an investor interest as of such date of determination equal to the principal funding account balance relating to such Series, taking into account any deposit to be made to the principal funding account relating to such Series on the Transfer Date following such date of determination, the numerator used in the calculation of the Investor Percentage with respect to Principal Receivables relating to such Series shall, solely for the purpose of the definition of Minimum Aggregate Principal Receivables, be deemed to equal zero; provided further, however, that the Minimum Aggregate Principal Receivables may be reduced to a lesser amount at any time if the Rating Agency Condition is satisfied. The Seller will convey the Receivables then existing or thereafter created under such Additional Accounts to the Trust. Further, pursuant to the Agreement, the Seller will have the right (subject to certain limitations and conditions) to designate certain Removed Accounts and to require the Trustee to reconvey all Receivables in such Removed Accounts to the Seller, whether such Receivables are then existing or thereafter created. Throughout the term of the Trust, the Accounts from which the Receivables arise will be the Accounts designated by the Seller on the Cut-Off Date plus any Additional Accounts minus any Removed Accounts. As of the Cut-Off Date and, with respect to Receivables in Additional Accounts, as of the related date of their conveyance to the Trust, and on the date any new Receivables are created, the Seller will represent and warrant to the Trust that the Receivables meet the eligibility requirements specified in the Agreement. See "Description of the Certificates--Representations and Warranties" in the Prospectus.

  The Receivables in the Trust Portfolio, as of the beginning of the day on July 2, 1997, included $29,711,553,610 of Principal Receivables and $486,284,598 of Finance Charge Receivables. The Accounts had an average Principal Receivable balance of $1,263 and an average credit limit of $8,507. The percentage of the aggregate total Receivable balance to the aggregate total credit limit was 15.10%. The average age of the Accounts was approximately 32 months. As of the beginning of the day on July 2, 1997, cardholders whose Accounts are included in the Trust Portfolio had billing addresses in all 50 States and the District of Columbia. As of the beginning of the day on July 2, 1997, 50.5% of the Accounts were standard accounts and 49.5% were premium accounts, and the aggregate Principal Receivable balances of standard accounts and premium accounts, as a percentage of the total aggregate Principal Receivables, were 37% and 63%, respectively.

  The following tables summarize the Trust Portfolio by various criteria as of the beginning of the day on July 2, 1997. Because the future composition of the Trust Portfolio may change over time, these tables are not necessarily indicative of the composition of the Trust Portfolio at any subsequent time.

                        COMPOSITION BY ACCOUNT BALANCE
                                TRUST PORTFOLIO

                                         PERCENTAGE
                                          OF TOTAL                   PERCENTAGE
                              NUMBER OF  NUMBER OF                    OF TOTAL
ACCOUNT BALANCE RANGE          ACCOUNTS   ACCOUNTS    RECEIVABLES    RECEIVABLES
---------------------         ---------- ---------- ---------------  -----------
Credit Balance...............    275,576     1.2%   $   (28,626,586)     (0.1)%
No Balance................... 13,940,356    59.3                  0       0.0
$.01-- $5,000.00.............  7,019,708    29.8     10,227,360,396      33.9
$5,000.01--$10,000.00........  1,739,079     7.4     12,008,534,301      39.8
$10,000.01--$15,000.00.......    371,549     1.6      4,441,893,614      14.7
$15,000.01--$20,000.00.......    102,762     0.4      1,749,840,690       5.8
$20,000.01--$25,000.00.......     37,348     0.2        829,662,003       2.7
$25,000.01 or More...........     29,470     0.1        969,173,790       3.2
                              ----------   -----    ---------------     -----
    Total.................... 23,515,848   100.0%   $30,197,838,208     100.0%
                              ==========   =====    ===============     =====

                          COMPOSITION BY CREDIT LIMIT
                                TRUST PORTFOLIO

                                        PERCENTAGE
                                         OF TOTAL                  PERCENTAGE
                             NUMBER OF  NUMBER OF                   OF TOTAL
CREDIT LIMIT RANGE            ACCOUNTS   ACCOUNTS    RECEIVABLES   RECEIVABLES
------------------           ---------- ---------- --------------- -----------
Less than or equal to
 $5,000.00..................  6,946,083    29.6%   $ 3,911,727,007     13.0%
$5,000.01--$10,000.00.......  9,638,688    41.0     12,570,893,152     41.6
$10,000.01--$15,000.00......  4,299,640    18.3      6,668,546,952     22.1
$15,000.01--$20,000.00......  1,466,548     6.2      3,071,232,335     10.2
$20,000.01--$25,000.00......    617,332     2.6      1,766,182,581      5.8
$25,000.01 or More..........    547,557     2.3      2,209,256,181      7.3
                             ----------   -----    ---------------    -----
    Total................... 23,515,848   100.0%   $30,197,838,208    100.0%
                             ==========   =====    ===============    =====

                      COMPOSITION BY PERIOD OF DELINQUENCY
                                TRUST PORTFOLIO

                                                  PERCENTAGE
                                                   OF TOTAL                  PERCENTAGE
     PERIOD OF DELINQUENCY             NUMBER OF  NUMBER OF                   OF TOTAL
 (DAY CONTRACTUALLY DELINQUENT)S        ACCOUNTS   ACCOUNTS    RECEIVABLES   RECEIVABLES
-------------------------------        ---------- ---------- --------------- -----------
     Not Delinquent................... 22,767,880    96.8%   $26,957,360,691     89.2%
     Up to 34 Days....................    455,936     2.0      1,920,549,518      6.4
     35 to 64 Days....................    119,141     0.5        500,852,747      1.7
     65 to 94 Days....................     56,626     0.2        247,013,533      0.8
     95 or More Days..................    116,265     0.5        572,061,719      1.9
                                       ----------   -----    ---------------    -----
         Total........................ 23,515,848   100.0%   $30,197,838,208    100.0%
                                       ==========   =====    ===============    =====

                           COMPOSITION BY ACCOUNT AGE
                                TRUST PORTFOLIO

                                         PERCENTAGE
                                          OF TOTAL                  PERCENTAGE
                              NUMBER OF  NUMBER OF                   OF TOTAL
ACCOUNT AGE                    ACCOUNTS   ACCOUNTS    RECEIVABLES   RECEIVABLES
-----------                   ---------- ---------- --------------- -----------
Not More than 6 Months......   3,619,568    15.4%   $ 3,291,336,103     10.9%
Over 6 Months to 12 Months..   2,494,818    10.6      2,586,665,418      8.6
Over 12 Months to 24
 Months.....................   6,125,301    26.0      6,105,589,208     20.2
Over 24 Months to 36
 Months.....................   5,222,124    22.2      6,859,749,632     22.7
Over 36 Months to 48
 Months.....................   2,668,610    11.4      3,984,467,912     13.2
Over 48 Months to 60
 Months.....................     589,681     2.5        916,720,328      3.0
Over 60 Months to 72
 Months.....................     346,316     1.5        634,522,918      2.1
Over 72 Months..............   2,449,430    10.4      5,818,786,689     19.3
                              ----------   -----    ---------------    -----
    Total...................  23,515,848   100.0%   $30,197,838,208    100.0%
                              ==========   =====    ===============    =====

                      GEOGRAPHIC DISTRIBUTION OF ACCOUNTS
                                TRUST PORTFOLIO

                                          PERCENTAGE
                                           OF TOTAL                  PERCENTAGE
                               NUMBER OF  NUMBER OF                   OF TOTAL
STATE                           ACCOUNTS   ACCOUNTS    RECEIVABLES   RECEIVABLES
-----                          ---------- ---------- --------------- -----------
Alabama.......................    227,815     1.0%   $   318,216,714     1.1%
Alaska........................     46,180     0.2         82,876,505     0.3
Arizona.......................    363,998     1.5        523,007,354     1.7
Arkansas......................    172,145     0.7        224,804,752     0.7
California....................  2,553,284    10.9      4,264,081,107    14.1
Colorado......................    409,045     1.8        533,788,076     1.8
Connecticut...................    399,576     1.7        485,576,894     1.6
Delaware......................     97,120     0.4        128,405,785     0.4
Florida.......................  1,197,388     5.1      1,609,676,656     5.3
Georgia.......................    524,074     2.2        766,388,189     2.5
Hawaii........................     90,754     0.4        143,312,394     0.5
Idaho.........................    103,434     0.4        127,295,562     0.4
Illinois......................    914,909     3.9      1,123,545,060     3.7
Indiana.......................    515,200     2.2        544,952,472     1.8
Iowa..........................    270,587     1.2        236,199,193     0.8
Kansas........................    215,176     0.9        249,533,904     0.8
Kentucky......................    258,907     1.1        288,622,289     1.0
Louisiana.....................    300,710     1.3        378,377,632     1.2
Maine.........................    169,810     0.7        183,474,391     0.6
Maryland......................    743,698     3.2      1,061,173,806     3.5
Massachusetts.................    776,318     3.3        874,241,088     2.9
Michigan......................    823,593     3.5        895,036,200     3.0
Minnesota.....................    474,828     2.0        470,304,691     1.6
Mississippi...................    128,964     0.5        174,198,623     0.6
Missouri......................    420,678     1.8        480,012,864     1.6
Montana.......................     82,606     0.4         86,049,460     0.3
Nebraska......................    182,611     0.8        185,144,473     0.6
Nevada........................    143,851     0.6        252,726,384     0.8
New Hampshire.................    150,140     0.6        176,263,830     0.6
New Jersey....................    939,824     4.0      1,256,619,536     4.2
New Mexico....................    138,982     0.6        194,437,846     0.6
New York......................  1,759,945     7.5      2,196,771,521     7.3
North Carolina................    574,793     2.5        723,143,877     2.4
North Dakota..................     56,165     0.2         52,765,316     0.2
Ohio..........................    962,142     4.1      1,017,904,118     3.4
Oklahoma......................    240,807     1.0        340,796,276     1.1
Oregon........................    189,348     0.8        269,619,501     0.9
Pennsylvania..................  1,345,751     5.7      1,296,485,186     4.3
Rhode Island..................    109,292     0.5        121,187,455     0.4
South Carolina................    267,923     1.2        330,592,720     1.1
South Dakota..................     67,837     0.3         68,876,118     0.2
Tennessee.....................    436,898     1.9        603,374,033     2.0
Texas.........................  1,531,021     6.5      2,236,727,055     7.4
Utah..........................    161,936     0.7        181,766,803     0.6
Vermont.......................     68,303     0.3         78,017,399     0.3
Virginia......................    640,366     2.7        871,762,624     2.9
Washington....................    449,102     1.9        638,011,529     2.1
West Virginia.................    126,600     0.5        144,920,421     0.5
Wisconsin.....................    548,415     2.3        489,139,624     1.6
Wyoming.......................     52,500     0.2         61,541,035     0.2
District of Columbia..........     58,159     0.2         99,648,551     0.3
Other.........................     32,340     0.1         56,443,316     0.2
                               ----------   -----    ---------------    ----
    Total..................... 23,515,848   100.0%   $30,197,838,208     100%
                               ==========   =====    ===============    ====

                             MATURITY ASSUMPTIONS

  The Agreement provides that Class A Certificateholders will not receive payments of principal until the Scheduled Payment Date, or earlier in the event that either (a) a Trust Pay Out Event occurs or (b)(i) a Series 1997-I Pay Out Event occurs or has occurred and (ii) either the Interest Rate Swap is or has been terminated or an Interest Reserve Account Event occurs or has occurred. The occurrence of either of the foregoing would result in the commencement of the Rapid Amortization Period. The Class B Certificateholders will not begin to receive principal until the final principal payment on the Class A Certificates has been made or, during the Rapid Accumulation Period, until an amount equal to the Class A Investor Interest has been deposited in the Principal Funding Account.

  Controlled Accumulation Period. On each Transfer Date during the Controlled Accumulation Period, an amount equal to, for each Monthly Period, the least of
(a) the Available Investor Principal Collections, (b) the applicable "Controlled Deposit Amount," which is equal to the sum of the applicable Controlled Accumulation Amount for such Monthly Period and the applicable Accumulation Shortfall, if any, and (c) the sum of the Class A Adjusted Investor Interest and the Class B Adjusted Investor Interest prior to any deposits on such day, will be deposited in the Principal Funding Account established by the Trustee until the amount on deposit in the Principal Funding Account (the "Principal Funding Account Balance") equals the sum of the Class A Investor Interest and the Class B Investor Interest. If, for any Monthly Period, the Available Investor Principal Collections for such Monthly Period exceed the applicable Controlled Deposit Amount, any such excess will be paid to the Collateral Interest Holder to the extent that the Collateral Interest exceeds the Required Collateral Interest. After the Class A Investor Interest and the Class B Investor Interest have each been paid in full, Available Investor Principal Collections, to the extent required, will be distributed to the Collateral Interest Holder on each related Transfer Date until the earlier of the date the Collateral Interest has been paid in full and the Series 1997-I Termination Date. Amounts in the Principal Funding Account are expected to be available to pay in full, on the Scheduled Payment Date, the Class A Investor Interest and, after the payment of the Class A Investor Interest in full, the Class B Investor Interest. Although it is anticipated that collections of Principal Receivables will be available on each Transfer Date during the Controlled Accumulation Period to make a deposit of the applicable Controlled Deposit Amount and that the Class A Investor Interest will be paid to the Class A Certificateholders and the Class B Investor Interest will be paid to the Class B Certificateholders on the Scheduled Payment Date, no assurance can be given in this regard. If the amount required to pay the Class A Investor Interest and the Class B Investor Interest in full is not available on the Scheduled Payment Date, the Rapid Amortization Period will commence.

  Rapid Accumulation Period. If a Series 1997-I Pay Out Event occurs during the Revolving Period or the Controlled Accumulation Period and there has not been a termination of the Interest Rate Swap or the occurrence of an Interest Reserve Account Event, the Rapid Accumulation Period will commence and (a) any amount on deposit in the Principal Funding Account up to the Class A Investor Interest will continue to be held for the benefit of the Class A Certificateholders and (b) any amount on deposit in the Principal Funding Account in excess of the Class A Investor Interest (in an amount not to exceed the Class B Investor Interest) will be available to pay the Class B Certificateholders in respect of the Class B Investor Interest on the first Distribution Date with respect to the Rapid Accumulation Period. On each Transfer Date relating to the Rapid Accumulation Period, an amount equal to, for each Monthly Period, the lesser of (a) the Available Investor Principal Collections and (b) the Class A Adjusted Investor Interest prior to any deposits on such day, will be deposited in the Principal Funding Account, until the Principal Funding Account Balance equals the Class A Investor Interest. Available Investor Principal Collections deposited in the Principal Funding Account during the Rapid Accumulation Period will not be subject to the Controlled Deposit Amount. Funds on deposit in the Principal Funding Account will be available to pay the Class A Certificateholders in respect of the Class A Investor Interest on the Scheduled Payment Date (or earlier under certain circumstances described herein). Commencing on the Distribution Date following the Transfer Date on which the Principal Funding Account Balance (after taking into account all deposits to be made on such Transfer Date) equals the Class A Investor Interest, remaining Available Investor Principal Collections will be paid to the Class B Certificateholders on each Distribution Date until the earlier of the date on which the Class B Certificates have been paid in full and the Series 1997-I Termination Date. Unless either (a) the Interest Rate Swap terminates or an Interest Reserve Account Event occurs, or (b) a Trust Pay Out Event occurs, in each case, prior to the Scheduled Payment Date, the Rapid Accumulation Period will end on the Scheduled Payment Date.

  Rapid Amortization Period. If either (a) a Trust Pay Out Event occurs or (b)
(i) a Series 1997-I Pay Out Event occurs or has occurred and (ii) either the Interest Rate Swap is or has been terminated or an Interest Reserve Account Event occurs or has occurred, the Rapid Amortization Period will commence and any amount on deposit in the Principal Funding Account will be paid to the Class A Certificateholders and, after the Class A Investor Interest has been paid in full, the Class B Certificateholders on the first Distribution Date with respect to the Rapid Amortization Period. In addition, to the extent that the Class A Investor Interest has not been paid in full, the Class A Certificateholders will be entitled to monthly payments of principal equal to the Available Investor Principal Collections until the earlier of the date on which the Class A Certificates have been paid in full and the Series 1997-I Termination Date. After the Class A Certificates have been paid in full, and if the Series 1997-I Termination Date has not occurred, Available Investor Principal Collections will be paid to the Class B Certificateholders on each Distribution Date until the earlier of the date on which the Class B Certificates have been paid in full and the Series 1997-I Termination Date.

  Pay Out Events. A Series 1997-I Pay Out Event occurs, either automatically or after specified notice, upon (a) the failure of the Seller to make certain payments or transfers of funds for the benefit of the Certificateholders within the time periods stated in the Agreement, (b) certain material breaches of certain representations, warranties or covenants of the Seller, (c) the average of the Portfolio Yields for any three consecutive Monthly Periods being less than the average of the Base Rates for such period, (d) the failure of the Seller to convey Receivables arising under Additional Accounts or Participations to the Trust when required by the Agreement, (e) the occurrence of a Servicer Default which would have a material adverse effect on the Certificateholders, or (f) insufficient monies in the Distribution Account to pay the Class A Investor Interest and the Class B Investor Interest in full on the Scheduled Payment Date. A Trust Pay Out Event occurs automatically upon
(a) certain insolvency events involving the Seller, (b) the Trust becoming an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (c) the Seller becoming unable for any reason to transfer Receivables to the Trust in accordance with the provisions of the Agreement. See "Description of the Certificates--Pay Out Events" herein and in the Prospectus. The term "Base Rate" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is the sum of the Class A Monthly Interest, the Class B Monthly Interest, the Collateral Monthly Interest and the Net Swap Payment, if any, each for the related Interest Period, less the Net Swap Receipt, if any, deposited in the Finance Charge Account for such Interest Period, and the Certificateholder Servicing Fee and Servicer Interchange, each with respect to such Monthly Period, and the denominator of which is the Investor Interest as of the close of business on the last day of such Monthly Period. The term "Portfolio Yield" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is an amount equal to the sum of collections of Finance Charge Receivables, annual membership fees, Principal Funding Investment Proceeds, amounts withdrawn from the Reserve Account, the Swap Reserve Fund, and the Interest Reserve Account, if any, deposited into the Finance Charge Account and allocable to the Certificates and the Collateral Interest for such Monthly Period, calculated on a cash basis after subtracting the Investor Default Amount for such Monthly Period, and the denominator of which is the Investor Interest as of the close of business on the last day of such Monthly Period.

  Swap Termination Events. The Interest Rate Swap may be terminated by its terms, whether or not the Class A Certificates have been paid in full prior to such termination, upon the earliest to occur of (i) the termination of the Trust pursuant to the terms of the Agreement, (ii) the payment in full of the Class A Investor Interest, (iii) the Scheduled Payment Date, (iv) the insolvency, conservatorship or receivership of the Swap Counterparty, (v) the failure on the part of the Trustee (on behalf of the Trust) or the Swap Counterparty to make any payment under the Interest Rate Swap within the applicable grace period, if any, and (vi) illegality on the part of the Trust or the Swap Counterparty to be a party to, or perform an obligation under, the Interest Rate

Swap. If the Interest Rate Swap terminates during either the Revolving Period or the Controlled Accumulation Period, upon the occurrence of a Series 1997-I Pay Out Event, there will be no Rapid Accumulation Period and the Rapid Amortization Period will commence. If the Interest Rate Swap terminates during the Rapid Accumulation Period, the Rapid Accumulation Period will end and the Rapid Amortization Period will commence. Any such termination could reduce the average life of the Certificates.

  Interest Reserve Account Event. If the Swap Counterparty fails to deposit an amount equal to one-twelfth of the product of (a) the Swap Fixed Rate and (b) the Notional Amount as of the Record Date immediately preceding a reduction of the Swap Counterparty's long-term credit rating below AA- by Standard & Poor's or below Aa3 by Moody's or a withdrawal of the Swap Counterparty's long-term credit rating by either Standard and Poor's or Moody's, into the Interest Reserve Account within 30 days of such reduction or withdrawal, an Interest Reserve Account Event shall occur. If an Interest Reserve Account Event occurs during either the Revolving Period or the Controlled Accumulation Period, upon the occurrence of a Series 1997-I Pay Out Event, there will be no Rapid Accumulation Period and the Rapid Amortization Period will commence. If an Interest Reserve Account Event occurs during the Rapid Accumulation Period, the Rapid Accumulation Period will end and the Rapid Amortization Period will commence. The occurrence of any such Interest Reserve Account Event could reduce the average life of the Certificates.

  Payment Rates. The following table sets forth the highest and lowest cardholder monthly payment rates for the Bank Portfolio during any month in the period shown and the average cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of total opening monthly account balances during the periods shown. Payment rates shown in the table are based on amounts which would be deemed payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts.

                       CARDHOLDER MONTHLY PAYMENT RATES
                                BANK PORTFOLIO

                                         SIX MONTHS   YEAR ENDED DECEMBER 31,
                                            ENDED     -------------------------
                                        JUNE 30, 1997  1996     1995     1994
                                        ------------- -------  -------  -------
   Lowest Month........................     11.30%      10.69%   10.22%   10.46%
   Highest Month.......................     12.38%      11.56%   11.34%   12.93%
   Monthly Average.....................     11.88%      11.19%   10.79%   11.79%

  Prior to May 1, 1991, the Seller required each cardholder to make monthly minimum payments of 3.0% of the statement balance plus past due amounts, insurance payments and other fees. Between May 1, 1991 and September 20, 1993, the Seller required each cardholder to make monthly minimum payments of 2.5% of the statement balance plus past due amounts. Currently, cardholders must make a monthly minimum payment equal to 2.0% of the statement balance plus past due amounts. However, the cardholder was and is generally required to make a monthly minimum payment (generally $15) plus past due amounts. There can be no assurance that the cardholder monthly payment rates in the future will be similar to the historical experience set forth above. In addition, the amount of collections of Receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders. There can be no assurance that collections of Principal Receivables with respect to the Trust Portfolio will be similar to the historical experience set forth above or that deposits into the Principal Funding Account or the Distribution Account, as applicable, will be made in accordance with the applicable Controlled Accumulation Amount. If the Rapid Amortization Period commences, the average life of the Certificates could be significantly reduced. If the Rapid Accumulation Period commences, the average life of the Class B Certificates could be significantly reduced.

  Because there may be a slowdown in the payment rate below the payment rates used to determine the Controlled Accumulation Amounts, or (a) a Series 1997-I Pay Out Event may occur which would initiate either the Rapid Accumulation Period or the Rapid Amortization Period, or (b) a Trust Pay Out Event may occur which would initiate the Rapid Amortization Period, there can be no assurance that the actual number of months elapsed from the date of issuance of the Class A Certificates and the Class B Certificates to their final Distribution Date will equal the expected number of months. As described under "Description of the Certificates--Postponement of Controlled Accumulation Period," the Servicer may shorten the Controlled Accumulation Period and, in such event, there can be no assurance that there will be sufficient time to accumulate all amounts necessary to pay the Class A Investor Interest and the Class B Investor Interest on the Scheduled Payment Date. See "Maturity Assumptions" and "Risk Factors--Timing of Principal Payments Other Than at Expected Maturity" in the Prospectus.

                        RECEIVABLE YIELD CONSIDERATIONS

  The gross revenues from finance charges and fees billed to accounts in the Bank Portfolio for each of the three calendar years contained in the period ended December 31, 1996 and the six calendar months contained in the period ended June 30, 1997 are set forth in the following table.

  The historical yield figures in the following table are calculated on an accrual basis. Collections of Receivables included in the Trust will be on a cash basis and may not reflect the historical yield experience in the table. During periods of increasing delinquencies or periodic payment deferral programs, accrual yields may exceed cash amounts accrued and billed to cardholders. Conversely, cash yields may exceed accrual yields as amounts collected in a current period may include amounts accrued during prior periods. However, the Seller believes that during the three calendar years contained in the period ended December 31, 1996 and the six calendar months contained in the period ended June 30, 1997, the yield on an accrual basis closely approximated the yield on a cash basis. The yield on both an accrual and a cash basis will be affected by numerous factors, including the monthly periodic finance charges on the Receivables, the amount of the annual membership fees and other fees, changes in the delinquency rate on the Receivables and the percentage of cardholders who pay their balances in full each month and do not incur monthly periodic finance charges. See "Risk Factors" in the Prospectus.

                             BANK PORTFOLIO YIELD

                                  SIX MONTHS      YEAR ENDED DECEMBER 31,
                                     ENDED     -------------------------------
                                 JUNE 30, 1997   1996       1995       1994
                                 ------------- ---------  ---------  ---------
Average Account Monthly Accrued
 Finance Charges and
 Fees(1)(2)....................    $   25.13   $   24.27  $   23.70  $   22.27
Average Account Balance(3).....    $1,816.22   $1,738.50  $1,718.08  $1,624.11
Yield from Finance Charges and
 Fees(4).......................        16.60%      16.75%     16.55%     16.45%
Yield from Interchange(5)......         1.12%       1.17%      1.20%      1.58%
Yield from Finance Charges,
 Fees and Interchange(6).......        17.72%      17.92%     17.75%     18.03%

--------
(1) Finance Charges and Fees are comprised of monthly periodic finance charges and other credit card fees.
(2) Average Account Monthly Accrued Finance Charges and Fees are presented net of adjustments made pursuant to MBNA's normal servicing procedures, including removal of incorrect or disputed monthly periodic finance charges.
(3) Average Account Balances include purchases, cash advances and accrued and unpaid monthly periodic finance and other charges and are calculated based on the average of the account balances during the periods shown for accounts with charging privileges.
(4) Yield from Finance Charges and Fees is the result of dividing the annualized Average Account Monthly Accrued Finance Charges and Fees by the Average Account Balance for the period.
(5) Yield from Interchange is the result of dividing annualized revenue attributable to Interchange received during the period by the Average Account Balance for the period. The amount of Interchange for each of the periods indicated above has been estimated.
(6) The percentage reflected for the six calendar months ended June 30, 1997 is an annualized figure.

  The revenue for the Bank Portfolio of credit card accounts shown in the above table is comprised of monthly periodic finance charges, credit card fees and Interchange. These revenues vary for each account based on the type and volume of activity for each account. Because the Trust Portfolio is only a portion of the Bank Portfolio, actual yield with respect to Receivables may be different from that set forth above for the Bank Portfolio. See "MBNA's Credit Card Portfolio" herein and "MBNA's Credit Card Activities" in the Prospectus.

                           MBNA AND MBNA CORPORATION

  MBNA America Bank, National Association, a national banking association located in Wilmington, Delaware, conducts nationwide consumer lending programs principally comprised of credit card related activities. MBNA International Bank Limited, a private limited company incorporated under the laws of England and Wales, is a wholly-owned subsidiary of MBNA. On a managed basis, including loans originated by MBNA International Bank Limited, MBNA maintained loan accounts with aggregate outstanding balances of $42.7 billion as of June 30, 1997. Of this amount, $37.1 billion were MasterCard and VISA credit card loans originated in the United States. As of June 30, 1997, the premium credit card portfolio in the United States accounted for 52% of MBNA's domestic MasterCard and VISA credit card accounts with outstanding balances and 64% of MBNA's outstanding domestic MasterCard and VISA credit card loans.

  MBNA conducts all direct customer contact processes with respect to the cardholder. This involves a 24 hour, 365 day per year Customer Service telephone staff, Credit Decisions, Correspondence Resolution, Security and Collection Operations. As of June 30, 1997, MBNA had assets of $18.0 billion, deposits of $12.2 billion and capital and surplus accounts of $1.8 billion.

  MBNA is a wholly-owned subsidiary of the Corporation. MBNA was established in January 1991 in connection with a restructuring of the former MBNA America Bank, N.A., a wholly-owned subsidiary of MNC Financial, Inc. The Corporation is a bank holding company organized under the laws of Maryland in 1990 and registered under the Bank Holding Company Act of 1956, as amended. As of June 30, 1997, the Corporation had consolidated assets of $19.5 billion, consolidated deposits of $11.9 billion and capital and surplus accounts of $1.8 billion. The principal asset of the Corporation is the capital stock of MBNA.

                        DESCRIPTION OF THE CERTIFICATES

  The Certificates will be issued pursuant to the Agreement and the Series 1997-I Supplement. Pursuant to the Agreement, the Seller and the Trustee may execute further Series Supplements in order to issue additional Series. The following summary of the Certificates does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Agreement and the Series 1997-I Supplement. See "Description of the Certificates" in the Prospectus for additional information concerning the Certificates and the Agreement.

GENERAL

  The Certificates will represent the right to receive certain payments from the assets of the Trust, including the right to the applicable allocation percentage of all cardholder payments on the Receivables in the Trust. Each Class A Certificate represents the right to receive payments of interest at the Class A Certificate Rate for the related Interest Period, and payments of principal on the Scheduled Payment Date or, to the extent of the Class A Investor Interest, on each Distribution Date with respect to the Rapid Amortization Period, funded from collections of Finance Charge Receivables and annual membership fees and Principal Receivables, respectively, allocated to the Class A Investor Interest and certain other available amounts. Each Class B Certificate represents the right to receive payments of interest at the applicable Class B Certificate Rate for the related Interest Period, and payments of principal on the Scheduled Payment Date or, to the extent of the Class B Investor Interest, on each Distribution Date with respect to the Rapid Amortization Period after the Class A Certificates have been paid in full or on each Distribution Date with respect to the Rapid Accumulation Period after the Principal Funding Account Balance equals the Class A Investor Interest, funded from collections of Finance Charge Receivables and annual membership fees and Principal Receivables, respectively, allocated to the Class B Investor Interest and certain other available amounts. In addition to representing the right to payment from collections of Finance Charge Receivables, annual membership fees and Principal Receivables, each Class A Certificate also represents the right to receive payments from Net Swap Receipts, Excess Spread, funds on deposit in the Principal Funding Account (in an amount not to exceed the Class A Investor Interest), the Interest Reserve Account and the Reserve Account and certain investment earnings thereon, Reallocated Principal Collections and Shared Principal Collections and certain other available amounts. In addition to representing the right to payment from collections of Finance Charge Receivables, annual membership fees and Principal Receivables, each Class B Certificate also represents the right to receive payments from Excess Spread, funds on deposit in the Principal Funding Account (to the extent such funds exceed the Class A Investor Interest and in an amount not to exceed the Class B Investor Interest) and the Reserve Account and certain investment earnings thereon, Reallocated Collateral Principal Collections and Shared Principal Collections and certain other available amounts. Payments of interest and principal will be made on each Distribution Date on which such amounts are due to Certificateholders in whose names the Certificates were registered on the last business day of the calendar month preceding such Distribution Date (each, a "Record Date").

  The Seller initially will own the Seller Certificate. The Seller Certificate will represent the right to receive certain payments from the assets of the Trust, including the right to a percentage (the "Seller Percentage") of all cardholder payments on the Receivables in the Trust equal to 100% minus the sum of the applicable Investor Percentages for all Series of certificates then outstanding. The Seller Certificate may be transferred in whole or in part subject to certain limitations and conditions set forth in the Agreement. See "Description of the Certificates--Certain Matters Regarding the Seller and the Servicer" in the Prospectus.

  Application will be made to list the Certificates on the Luxembourg Stock Exchange.

  The Class A Certificates and the Class B Certificates initially will be represented by certificates registered in the name of Cede, as nominee of DTC. Unless and until Definitive Certificates are issued, all references herein to actions by Class A Certificateholders and/or Class B Certificateholders shall refer to actions taken by DTC upon instructions from its Participants and all references herein to distributions, notices, reports and statements to Class A Certificateholders and/or Class B Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Class A Certificates and the Class B Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. Certificateholders may hold their Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems. Cede, as nominee for DTC, will hold the global Certificates. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective Depositaries which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. See "Description of the Certificates--General," "--Book-Entry Registration" and "--Definitive Certificates" in the Prospectus.

EXCHANGES

  The Seller Certificate is transferable only as provided in the Agreement. The Agreement also provides that the holder of the Seller Certificate may tender the Seller Certificate to the Trustee in exchange for one or more new Series and a reissued Seller Certificate as described under "Description of the Certificates--Exchanges" in the Prospectus.

INTEREST PAYMENTS

  Interest will accrue on the Class A Certificates at the Class A Certificate Rate and on the Class B Certificates at the Class B Certificate Rate from the Closing Date. Interest will be distributed on the October 15, 1997

Distribution Date and on each Distribution Date thereafter to Certificateholders. Interest payments on the Class A Certificates and the Class B Certificates on any Distribution Date will be calculated on the outstanding principal balance of the Class A Certificates and the outstanding principal balance of the Class B Certificates, as applicable, as of the preceding Record Date, except that interest for the first Distribution Date will accrue at the applicable Certificate Rate on the initial outstanding principal balance of the Class A Certificates and the initial outstanding principal balance of the Class B Certificates, as applicable, from the Closing Date. Interest due on the Certificates but not paid on any Distribution Date will be payable on the next succeeding Distribution Date together with additional interest on such amount at the applicable Certificate Rate plus 2% per annum (such amount with respect to the Class A Certificates, the "Class A Additional Interest," and such amount with respect to the Class B Certificates, the "Class B Additional Interest"). Such Additional Interest shall accrue on the same basis as interest on the Certificates, and shall accrue from the Distribution Date such overdue interest became due, to but excluding the Distribution Date on which such Additional Interest is paid. Interest payments on the Class A Certificates on any Distribution Date will be paid from Class A Available Funds for the related Monthly Period, and to the extent such Class A Available Funds are insufficient to pay such interest, from Excess Spread and Reallocated Principal Collections (to the extent available) for such Monthly Period. Interest payments on the Class B Certificates on any Distribution Date will be paid from Class B Available Funds for the related Monthly Period, and to the extent such Class B Available Funds are insufficient to pay such interest, from Excess Spread and Reallocated Collateral Principal Collections (to the extent available) remaining after certain other payments have been made with respect to the Class A Certificates.

  "Class A Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of (a) the Class A Floating Allocation of collections of Finance Charge Receivables and annual membership fees allocated to the Investor Interest and deposited in the Finance Charge Account with respect to such Monthly Period (excluding the portion of collections of Finance Charge Receivables attributable to Interchange that is allocable to Servicer Interchange), (b) the Net Swap Receipt, if any, deposited in the Finance Charge Account with respect to such Monthly Period, and previously due but not paid Net Swap Receipts, if any, deposited in the Finance Charge Account with respect to such Monthly Period, (c) the Principal Funding Investment Proceeds, if any, which are required to be treated as Class A Available Funds pursuant to the Series 1997-I Supplement, in an amount not to exceed that portion of the Covered Amount with respect to the Class A Certificates with respect to the related Transfer Date, (d) amounts, if any, to be withdrawn from the Reserve Account which are required to be included in Class A Available Funds pursuant to the Series 1997-I Supplement with respect to such Transfer Date,
(e) amounts, if any, to be withdrawn from the Swap Reserve Fund which are required to be included in Class A Available Funds pursuant to the Series 1997-I Supplement with respect to such Transfer Date, and (f) amounts, if any, to be withdrawn from the Interest Reserve Account which are required to be included in Class A Available Funds pursuant to the Series 1997-I Supplement with respect to such Transfer Date. "Class B Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of (a) the Class B Floating Allocation of collections of Finance Charge Receivables and annual membership fees allocated to the Investor Interest and deposited in the Finance Charge Account with respect to such Monthly Period (excluding the portion of collections of Finance Charge Receivables attributable to Interchange that is allocable to Servicer Interchange), (b) Principal Funding Investment Proceeds, if any, which are required to be treated as Class B Available Funds pursuant to the Series 1997-I Supplement, in an amount not to exceed that portion of the Covered Amount with respect to the Class B Certificates with respect to the related Transfer Date and (c) amounts, if any, to be withdrawn from the Reserve Account which are required to be included in Class B Available Funds pursuant to the Series 1997-I Supplement with respect to such Transfer Date.

  The Class A Certificates will accrue interest at the Class A Certificate Rate from the Closing Date. Interest payments on the Class A Certificates on any Distribution Date will be an amount equal to one-twelfth of the product of the Class A Certificate Rate and the outstanding principal balance of the Class A Certificates as of the preceding Record Date, except that interest for the first Distribution Date will include accrued interest on the initial outstanding principal balance of the Class A Certificates at the Class A Certificate Rate from the Closing Date through October 14, 1997. Interest on the Class A Certificates will be calculated on the basis of a 360-day year and twelve 30-day months.

  The Class B Certificates will accrue interest from the Closing Date through September 14, 1997, and from September 15, 1997 through October 14, 1997, and with respect to each Interest Period thereafter, at the rate of 0.31% per annum above LIBOR prevailing on the related LIBOR Determination Date with respect to each such period (the "Class B Certificate Rate"). Interest on the Class B Certificates will be calculated on the basis of the actual number of days in the related Interest Period and a 360-day year.

  The Trustee will determine LIBOR with respect to the Class B Certificates on August 21, 1997 for the period from the Closing Date through September 14, 1997, on September 11, 1997 for the period from September 15, 1997 through October 14, 1997, and for each Interest Period thereafter, on the second business day prior to the Distribution Date on which such Interest Period commences (each, a "LIBOR Determination Date"). For purposes of calculating LIBOR, a business day is any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

  "LIBOR" means, as of any LIBOR Determination Date, the rate for deposits in United States dollars for a one-month period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period.

  "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

  "Reference Banks" means four major banks in the London interbank market selected by the Servicer.

  The Class B Certificate Rate applicable to the then current and immediately preceding Interest Period may be obtained by telephoning the Trustee at its Corporate Trust Office at (212) 815-5738.

PRINCIPAL PAYMENTS

  On each Transfer Date relating to the Revolving Period (which begins on the Closing Date and ends at the commencement of the earliest to occur of the Controlled Accumulation Period, the Rapid Accumulation Period or the Rapid Amortization Period), unless a reduction in the Required Collateral Interest has occurred, collections of Principal Receivables allocable to the Investor Interest will, subject to certain limitations, including the allocation of any Reallocated Principal Collections with respect to the related Monthly Period to pay the Class A Required Amount and the Class B Required Amount, be treated as Shared Principal Collections.

  On each Transfer Date relating to the Controlled Accumulation Period, the Trustee will deposit in the Principal Funding Account an amount equal to the least of (a) Available Investor Principal Collections with respect to such Transfer Date, (b) the applicable Controlled Deposit Amount and (c) the sum of the Class A Adjusted Investor Interest and the Class B Adjusted Investor Interest prior to any deposits on such date. Amounts in the Principal Funding Account will be paid first to the Class A Certificateholders (in an amount not to exceed the Class A Investor Interest) and then to the Class B Certificateholders (to the extent such funds exceed the Class A Investor Interest and in an amount not to exceed the Class B Investor Interest), in each case, on the Scheduled Payment Date (unless paid earlier due to the commencement of the Rapid Amortization Period or, in the case of the Class B Investor Interest, the Rapid Accumulation Period). On each Transfer Date, if a reduction in the Required Collateral Interest has occurred, a portion of collections of Principal Receivables allocable to the

Investor Interest will be applied in accordance with the Loan Agreement to reduce the Collateral Interest to the Required Collateral Interest. During the Controlled Accumulation Period, the portion of Available Investor Principal Collections not applied to Class A Monthly Principal, Class B Monthly Principal or Collateral Monthly Principal on a Transfer Date will generally be treated as Shared Principal Collections. If funds on deposit in the Principal Funding Account are insufficient to pay in full the Class A Investor Interest and the Class B Investor Interest on the Scheduled Payment Date, the Rapid Amortization Period will commence.

  "Available Investor Principal Collections" means, with respect to any Monthly Period, an amount equal to the sum of (a) (i) collections of Principal Receivables received during such Monthly Period and certain other amounts allocable to the Investor Interest, minus (ii) the amount of Reallocated Principal Collections with respect to such Monthly Period used to fund the Required Amount, plus (b) any Shared Principal Collections with respect to other Series in Group One that are allocated to Series 1997-I.

  On each Transfer Date relating to the Rapid Accumulation Period, the Trustee will deposit in the Principal Funding Account an amount equal to the lesser of
(a) Available Investor Principal Collections with respect to such Transfer Date and (b) the Class A Adjusted Investor Interest prior to any deposits on such date. Provided that the Interest Rate Swap has not been terminated and that an Interest Reserve Account Event has not occurred, amounts in the Principal Funding Account will be paid to the Class A Certificateholders on the Scheduled Payment Date. After the Principal Funding Account Balance equals the Class A Investor Interest, on each Transfer Date during the Rapid Accumulation Period, amounts equal to the lesser of (a) Available Investor Principal Collections with respect to such Transfer Date minus the portion of Available Investor Principal Collections applied to Class A Monthly Principal on such Transfer Date and (b) the Class B Investor Interest will be deposited in the Distribution Account for distribution to the Class B Certificateholders on each following Distribution Date until the Class B Investor Interest has been paid in full. The Rapid Accumulation Period will end on the Scheduled Payment Date, unless prior to the Scheduled Payment Date, the Interest Rate Swap terminates or an Interest Reserve Account Event occurs. See "--Pay Out Events" below for a discussion of events which might lead to the commencement of the Rapid Accumulation Period.

  On each Distribution Date with respect to the Rapid Amortization Period, the Class A Certificateholders will be entitled to receive Available Investor Principal Collections for the related Monthly Period in an amount up to the Class A Investor Interest until the earlier of the date the Class A Certificates are paid in full and the Series 1997-I Termination Date. After payment in full of the Class A Investor Interest, the Class B Certificateholders will be entitled to receive, on each Distribution Date with respect to the Rapid Amortization Period, Available Investor Principal Collections for the related Monthly Period in an amount up to the Class B Investor Interest until the earlier of the date the Class B Certificates are paid in full and the Series 1997-I Termination Date. After payment in full of the Class B Investor Interest, the Collateral Interest Holder will be entitled to receive, on each Transfer Date (other than the Transfer Date prior to the Series 1997-I Termination Date) and on the Series 1997-I Termination Date, Available Investor Principal Collections until the earlier of the date the Collateral Interest is paid in full and the Series 1997-I Termination Date. See "--Pay Out Events" below for a discussion of events which might lead to the commencement of the Rapid Amortization Period.

POSTPONEMENT OF CONTROLLED ACCUMULATION PERIOD

  Upon written notice to the Trustee, the Servicer may elect to postpone the commencement of the Controlled Accumulation Period, and extend the length of the Revolving Period, subject to certain conditions including those set forth below. The Servicer may make such election only if the Accumulation Period Length (determined as described below) is less than twelve months. On the Determination Date immediately preceding the July 2003 Distribution Date, and each Determination Date thereafter, until the Controlled Accumulation Period begins, the Servicer will determine the "Accumulation Period Length," which is the number of whole months expected to be required to fully fund the Principal Funding Account no later than the Scheduled Payment Date, based on (a) the expected monthly collections of Principal Receivables expected to be distributable to the certificateholders of all Series (excluding certain other Series), assuming a principal payment rate no greater than the lowest monthly principal payment rate on the Receivables for the preceding twelve months and
(b) the amount of
principal expected to be distributable to certificateholders of all Series (excluding certain other Series) which are not expected to be in their revolving periods during the Controlled Accumulation Period; provided, however, that the calculation of Accumulation Period Length may be changed at any time if the Rating Agency Condition is satisfied. If the Accumulation Period Length is less than twelve months, the Servicer may, at its option, postpone the commencement of the Controlled Accumulation Period such that the number of months included in the Controlled Accumulation Period will be equal to or exceed the Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the length of the Controlled Accumulation Period based on the investor interest of certain other Series which are scheduled to be in their revolving periods during the Controlled Accumulation Period and on increases in the principal payment rate occurring after the Closing Date. The length of the Controlled Accumulation Period will not be determined to be less than one month.

INTEREST RATE SWAP

  On the Closing Date, the Trustee, on behalf of the Trust, will enter into the Interest Rate Swap with Westdeutsche Landesbank Girozentrale, New York Branch (the "Swap Counterparty"). In accordance with the terms of the Interest Rate Swap, the amount payable by the Swap Counterparty to the Trust will be, for each Distribution Date, an amount equal to one-twelfth of the product of
(a) the Swap Fixed Rate and (b) notional amount of the Interest Rate Swap (the "Notional Amount"), which equals the outstanding principal balance of the Class A Certificates as of the preceding Record Date (or in the case of the first Distribution Date, as of the Closing Date). In the case of the first Distribution Date, such amounts will include accrued amounts for the period from the Closing Date through October 14, 1997. Payments from the Swap Counterparty to the Trust will be calculated on the basis of a 360-day year and twelve 30-day months. The amount payable by the Trust to the Swap Counterparty will be, for each Distribution Date, to the extent of Class A Available Funds and certain other amounts available for such purpose, an amount equal to the product of (i) a fraction, the numerator of which is the actual number of days in the Interest Period relating to such Distribution Date, and the denominator of which is 360, (ii) the Swap Floating Rate, and
(iii) the Notional Amount as of the preceding Record Date. The "Swap Fixed Rate" will equal 6.55% per annum. The "Swap Floating Rate" will equal, with respect to any Interest Period, 0.10% per annum above LIBOR with respect to the related Interest Period (or such lesser rate as is specified in the Interest Rate Swap).

  With respect to each Distribution Date, the Net Swap Receipt, if any, for the related Transfer Date will be deposited into the Finance Charge Account by the Trustee and treated as part of Class A Available Funds. The Net Swap Payment, if any, will be paid to the Swap Counterparty for any Transfer Date out of collections of Finance Charge Receivables and certain other available amounts allocated to the Class A Certificates, including Principal Funding Investment Proceeds, amounts on deposit in the Reserve Account and the Swap Reserve Fund, Excess Spread and Reallocated Principal Collections, based on the respective amounts due as described under "--Application of Collections-- Payment of Interest, Fees and Other Items."

  The "Net Swap Payment," for any Transfer Date, shall mean, (a) if the netting provisions of the Interest Rate Swap apply, the amount by which the Floating Amount for such date exceeds the fixed amount payable by the Swap Counterparty to the Trust for such date, and (b) otherwise, an amount equal to the Floating Amount for such date. The "Net Swap Receipt," for any Transfer Date, shall mean, (a) if the netting provisions of the Interest Rate Swap apply, the amount by which the fixed amount payable by the Swap Counterparty to the Trust for such date exceeds the Floating Amount for such date, and (b) otherwise, an amount equal to the fixed amount payable by the Swap Counterparty to the Trust for such date. Net Swap Payments and Net Swap Receipts do not include any termination payments payable by either the Swap Counterparty or the Trust pursuant to the Interest Rate Swap. The netting provisions of the Interest Rate Swap will apply unless the Trustee elects gross payments to be made pursuant to the provisions of the Interest Rate Swap. If the Trustee elects gross payments under the Interest Rate Swap, the Trustee's obligation to pay the Floating Amount on any Transfer Date to the Swap Counterparty pursuant to the terms of the Interest Rate Swap is conditioned upon the prior receipt of the fixed amounts payable by the Swap Counterparty to the Trust for such date. The "Floating Amount," for any Transfer Date, shall mean an amount equal to the floating amount payable by the Trust to the Swap Counterparty for such date pursuant to the Interest Rate Swap minus the amount by which the amount required to be withdrawn from the Swap Reserve Fund, if any, exceeds the amount withdrawn from the Swap Reserve Fund for such date. See "--Swap Reserve Fund." If the amount required to be withdrawn from the Swap Reserve Fund for any Transfer Date exceeds the amount on deposit in the Swap Reserve Fund for such date, the amount of such excess will be paid, to the extent available, from amounts distributed in accordance with clause (j) of "--Application of Collections--Excess Spread."

  The Interest Rate Swap will terminate by its terms, whether or not the Class A Certificates have been paid in full prior to such termination, upon the earliest to occur of (i) the termination of the Trust pursuant to the terms of the Agreement, (ii) the payment in full of the Class A Investor Interest,
(iii) the Scheduled Payment Date, (iv) the insolvency, conservatorship or receivership of the Swap Counterparty, (v) failure on the part of the Trustee (on behalf of the Trust) or the Swap Counterparty to make any payment under the Interest Rate Swap within the applicable grace period and (vi) illegality on the part of the Trust or the Swap Counterparty to be a party to, or perform an obligation under, the Interest Rate Swap. In the event that the Interest Rate Swap terminates prior to the payment in full of the Class A Certificates, interest due on the Class A Certificates will be paid from Class A Available Funds, Excess Spread, Reallocated Principal Collections and amounts withdrawn from the Interest Reserve Account, if any, as described herein, without the benefits of any Net Swap Receipts that might have been due for any future Distribution Dates, and Excess Spread available to be distributed with respect to amounts due on the Class B Certificates will not include the benefits of any Net Swap Receipts that might have been due for such future Distribution Dates.

  If the Swap Counterparty's long-term credit rating is reduced below AA- by Standard and Poor's or below Aa3 by Moody's or is withdrawn by either Standard & Poor's or Moody's, the Swap Counterparty will be required within 30 days from the date of such reduction or withdrawal to fund an account (the "Interest Reserve Account") in an amount equal to one-twelfth of the product of (a) the Swap Fixed Rate and (b) the Notional Amount as of the Record Date preceding such reduction or withdrawal (the "Required Interest Reserve Amount"). The Trustee shall establish and maintain, at the direction of the Servicer, the Interest Reserve Account with a Qualified Institution as a segregated trust account for the benefit of the Class A Certificateholders. There can be no assurance that the Swap Counterparty can or will adequately fund the Interest Reserve Account. If the Swap Counterparty fails to adequately fund the Interest Reserve Account within 30 days of such reduction or withdrawal (an "Interest Reserve Account Event"), then (i) if the Rapid Accumulation Period has not previously commenced, there will be no Rapid Accumulation Period and, upon the occurrence of a Series 1997-I Pay Out Event or a Trust Pay Out Event, the Rapid Amortization Period will commence or (ii) if the Rapid Accumulation Period has commenced prior to the occurrence of an Interest Reserve Account Event, upon the occurrence of such Interest Reserve Account Event, the Rapid Amortization Period will commence.

  All amounts on deposit in the Interest Reserve Account on any Transfer Date (after giving effect to any deposits to the Interest Reserve Account to be made on such Transfer Date) will be invested to the following Transfer Date by the Trustee at the direction of the Swap Counterparty in Permitted Investments. The interest and other investment income (net of investment expenses and losses) earned on such investments will be retained in the Interest Reserve Account (to the extent the amount on deposit is less than the Required Interest Reserve Amount) or distributed by the Trustee to the Swap Counterparty.

  On the Transfer Date on or following the termination of the Interest Rate Swap due to a default by the Swap Counterparty, the Trustee, at the direction of the Servicer, shall withdraw an amount equal to the Net Swap Receipt, if any, for the related Distribution Date, plus the amount of any Net Swap Receipt previously due but not paid, from funds on deposit in the Interest Reserve Account, if any (up to the Required Interest Reserve Amount), and deposit such amount into the Finance Charge Account to be applied as Class A Available Funds as described below under "--Application of Collections." The Interest Reserve Account will be terminated on the Transfer Date on or following such termination of the Interest Rate Swap (after giving effect to the withdrawal of an amount equal to the Net Swap Receipt, if any, on such Transfer Date, plus the amount of any Net Swap Receipt previously due but not paid).

  Upon the termination of the Interest Reserve Account, all amounts on deposit therein will be, after the prior payment of all amounts owing to the Class A Certificateholders that are payable from the Interest Reserve Account, distributed to the Swap Counterparty pursuant to the terms of the Interest Rate Swap.

  In the event the long-term credit rating of the Swap Counterparty is reduced below BBB- by Standard & Poor's or Baa3 by Moody's or is withdrawn by either Standard & Poor's or Moody's, the Seller, may, but shall not be obligated to, direct the Trustee to direct the Swap Counterparty to assign its rights and obligations under the Interest Rate Swap to a replacement swap counterparty. There can be no assurance that a successor swap counterparty will be found or that such assignment will be made.

  The Rating Agencies have not relied on the ratings of the Swap Counterparty in rating either the Class A Certificates or the Class B Certificates but rather on the value of the Receivables and the terms of the applicable Credit Enhancement. See "Risk Factors--Interest Rate Swap Considerations."

  The Swap Counterparty currently has a long-term credit rating of AA+ from Standard & Poor's and Aal from Moody's. The Swap Counterparty will provide upon request, without charge to each person to whom this Prospectus Supplement and the related Prospectus is delivered, a copy of (i) the ratings analysis from each of Standard & Poor's and Moody's evidencing those respective long-term credit ratings and (ii) the annual reports of Westdeutsche Landesbank Girozentrale, which can be obtained upon written or oral request from Westdeutsche Landesbank Girozentrale, New York Branch, 1211 Avenue of the Americas, New York, New York 10036, telephone (212) 597-8500.

  THE INFORMATION SET FORTH IN THE PRECEDING PARAGRAPH HAS BEEN PROVIDED BY THE SWAP COUNTERPARTY. THE SELLER MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION.

SUBORDINATION

  The Class B Certificates and the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class A Certificates and to fund the Net Swap Payments. In addition, the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class B Certificates. Certain principal payments otherwise allocable to the Class B Certificateholders may be reallocated to cover amounts in respect of the Class A Certificates and the Interest Rate Swap and the Class B Investor Interest may be reduced if the Collateral Interest is equal to zero. Similarly, certain principal payments allocable to the Collateral Interest may be reallocated to cover amounts in respect of the Class A Certificates, the Interest Rate Swap and the Class B Certificates and the Collateral Interest may be reduced. To the extent the Class B Investor Interest is reduced, the percentage of collections of Finance Charge Receivables allocated to the Class B Certificates in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Investor Interest is not reimbursed, the amount of principal distributable to, and the amounts available to be distributed with respect to interest on, the Class B Certificateholders will be reduced. See "--Allocation Percentages," "--Reallocation of Cash Flows" and "--Application of Collections--Excess Spread."

ALLOCATION PERCENTAGES

  Pursuant to the Agreement, with respect to each Monthly Period the Servicer will allocate among the Investor Interest, the investor interest for all other Series issued and outstanding and the Seller Interest, all amounts collected on Finance Charge Receivables, all amounts collected on Principal Receivables and all Default Amounts with respect to such Monthly Period.

  Collections of Finance Charge Receivables and Default Amounts at any time and collections of Principal Receivables during the Revolving Period will be allocated to the Investor Interest based on the Floating Investor Percentage. The "Floating Investor Percentage" means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Adjusted Investor Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, the initial Investor Interest) and the denominator of which is the greater of (x) the aggregate amount of Principal Receivables as of the close of business on the last day of the preceding Monthly Period (or with respect to the first calendar month in the first Monthly Period, the aggregate amount of Principal Receivables as of the close of business on the day immediately preceding the Closing Date and with respect to the second calendar month in the first Monthly Period, the aggregate amount of Principal Receivables as of the close of business on the last day of the first calendar month in the first Monthly Period), and (y) the sum of the numerators used to calculate the Investor Percentages for allocations with respect to Finance Charge Receivables, Default Amounts or Principal Receivables, as applicable, for all outstanding Series on such date of determination; provided, however, that with respect to any Monthly Period in which an Addition Date occurs or in which a Removal Date occurs on which, if any Series has been paid in full, Principal Receivables in an aggregate amount approximately equal to the initial investor interest of such Series are removed from the Trust, the amount in clause (x) above shall be (i) the aggregate amount of Principal Receivables in the Trust as of the close of business on the last day of the prior Monthly Period for the period from and including the first day of such Monthly Period to but excluding the related Addition Date or Removal Date and
(ii) the aggregate amount of Principal Receivables in the Trust as of the beginning of the day on the related Addition Date or Removal Date after adjusting for the aggregate amount of Principal Receivables added to or removed from the Trust on the related Addition Date or Removal Date, as the case may be, for the period from and including the related Addition Date or Removal Date to and including the last day of such Monthly Period. Such amounts so allocated will be further allocated between the Class A Certificateholders, Class B Certificateholders and the Collateral Interest Holder based on the Class A Floating Allocation, the Class B Floating Allocation and the Collateral Floating Allocation, respectively. The "Class A Floating Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Adjusted Investor Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day. The "Class B Floating Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class B Adjusted Investor Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day. The "Collateral Floating Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Collateral Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day.

  Collections of Principal Receivables during the Controlled Accumulation Period, Rapid Accumulation Period and Rapid Amortization Period will be allocated to the Investor Interest based on the Fixed Investor Percentage. The "Fixed Investor Percentage" means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Investor Interest as of the close of business on the last day of the Revolving Period and the denominator of which is the greater of (x) the aggregate amount of Principal Receivables as of the close of business on the last day of the prior Monthly Period and (y) the sum of the numerators used to calculate the Investor Percentages for allocations with respect to Principal Receivables for all outstanding Series for such Monthly Period; provided, however, that with respect to any Monthly Period in which an Addition Date occurs or in which a Removal Date occurs on which, if any Series has been paid in full, Principal Receivables in an aggregate amount approximately equal to the initial investor interest of such Series are removed from the Trust, the amount in clause (x) above shall be (i) the aggregate amount of Principal Receivables in the Trust as of the close of business on the last day of the prior Monthly Period for the period from and including the first day of such Monthly Period to but excluding the related Addition Date or Removal Date and (ii) the aggregate amount of Principal Receivables in the Trust at the beginning of the day on the related Addition Date or Removal Date after adjusting for the aggregate amount of Principal Receivables added to or removed from the Trust on the related Addition Date or Removal Date, as the case may be, for the period from and including the related Addition Date or Removal Date to and including the last day of such Monthly Period. Such amounts so allocated will be further allocated between the Class A Certificateholders, the Class B Certificateholders and the Collateral Interest Holder based on the Class A Fixed Allocation, the Class B Fixed Allocation and the Collateral Fixed Allocation, respectively. The "Class A Fixed Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Investor Interest as of the close of business on the last day of the Revolving Period, and the denominator of which is equal to the Investor Interest as of the close of business on the last day of the Revolving Period. The "Class B Fixed Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class B Investor Interest as of the close of business on the last day of the Revolving Period, and the denominator of which is equal to the Investor Interest as of the close of business on the last day of the Revolving Period. The "Collateral Fixed Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Collateral Interest as of the close of business on the last day of the Revolving Period, and the denominator of which is equal to the Investor Interest as of the close of business on the last day of the Revolving Period.

  "Class A Investor Interest" for any date means an amount equal to (a) the aggregate initial principal amount of the Class A Certificates, minus (b) the aggregate amount of principal payments made to Class A Certificateholders prior to such date, minus (c) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all Transfer Dates preceding such date over the aggregate amount of any reimbursements of Class A Investor Charge-Offs for all Transfer Dates preceding such date; provided, however, that the Class A Investor Interest may not be reduced below zero.

  "Class B Investor Interest" for any date means an amount equal to (a) the aggregate initial principal amount of the Class B Certificates, minus (b) the aggregate amount of principal payments made to Class B Certificateholders prior to such date, minus (c) the aggregate amount of Class B Investor Charge-Offs for all prior Transfer Dates, minus (d) the aggregate amount of Reallocated Class B Principal Collections for all prior Transfer Dates for which the Collateral Interest has not been reduced, minus (e) an amount equal to the aggregate amount by which the Class B Investor Interest has been reduced to fund the Class A Investor Default Amount on all prior Transfer Dates as described under "--Defaulted Receivables; Investor Charge-Offs," and plus (f) the aggregate amount of Excess Spread allocated and available on all prior Transfer Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and (e); provided, however, that the Class B Investor Interest may not be reduced below zero.

  "Collateral Interest" for any date means an amount equal to (a) the Initial Collateral Interest, minus (b) the aggregate amount of principal payments made to the Collateral Interest Holder prior to such date, minus (c) the aggregate amount of Collateral Charge-Offs for all prior Transfer Dates, minus (d) the aggregate amount of Reallocated Principal Collections for all prior Transfer Dates, minus (e) an amount equal to the aggregate amount by which the Collateral Interest has been reduced to fund the Class A Investor Default Amount and the Class B Investor Default Amount on all prior Transfer Dates as described under "--Defaulted Receivables; Investor Charge-Offs," and plus (f) the aggregate amount of Excess Spread allocated and available on all prior Transfer Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and (e); provided, however, that the Collateral Interest may not be reduced below zero.

  "Class A Adjusted Investor Interest," for any date of determination, means an amount equal to the Class A Investor Interest, minus the funds on deposit in the Principal Funding Account on such date (up to the Class A Investor Interest).

  "Class B Adjusted Investor Interest," for any date of determination, means an amount equal to the Class B Investor Interest, minus the funds on deposit in the Principal Funding Account in excess of the Class A Investor Interest on such date (up to the Class B Investor Interest).

REALLOCATION OF CASH FLOWS

  With respect to each Transfer Date, the Servicer will determine the amount (the "Class A Required Amount"), which will be equal to the amount, if any, by which the sum of (a) Class A Monthly Interest due on the related Distribution Date and overdue Class A Monthly Interest and Class A Additional Interest, if any, (b) the Net Swap Payment, if any, for such Transfer Date and overdue Net Swap Payments, if any, due to the Swap Counterparty, (c) the Class A Servicing Fee for the related Monthly Period and overdue Class A Servicing Fee, if any, and (d) the Class A Investor Default Amount, if any, for the related Monthly Period exceeds the Class A Available Funds for the related Monthly Period. If the Class A Required Amount is greater than zero, Excess Spread allocated to Series 1997-I and available for such purpose will be used to fund the Class A Required Amount with respect to such Transfer Date. If such Excess Spread is insufficient to fund the Class A Required Amount, first, Reallocated Collateral Principal Collections and, then, Reallocated Class B Principal Collections will be used to fund the remaining Class A Required Amount. If Reallocated Principal Collections with respect to the related Monthly Period, together with Excess Spread, are insufficient to fund the remaining Class A Required Amount for such related Monthly Period, then the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such Transfer Date) will be reduced by the amount of such excess (but not by more than the Class A Investor Default Amount for such Monthly Period). In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero and the Class B Investor Interest (after giving effect to reductions for any Class B Investor Charge-Offs and any Reallocated Class B Principal Collections for which the Collateral Interest was not reduced on such Transfer
Date) will be reduced by the amount by which the Collateral Interest would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount, if any, for such Monthly Period over the amount of such reduction, if any, of the Collateral Interest with respect to such Monthly Period). In the event that such reduction would cause the Class B Investor Interest to be a negative number, the Class B Investor Interest will be reduced to zero and the Class A Investor Interest will be reduced by the amount by which the Class B Investor Interest would have been reduced below zero (but not by more than the excess, if any, of the Class A Investor Default Amount for such Monthly Period over the amount of the reductions, if any, of the Collateral Interest and the Class B Investor Interest with respect to such Monthly Period). Any such reduction in the Class A Investor Interest will have the effect of slowing or reducing the return of principal and interest to the Class A Certificateholders. In such case, the Class A Certificateholders will bear directly the credit and other risks associated with their interests in the Trust. See"--Defaulted Receivables; Investor Charge-Offs."

  With respect to each Transfer Date, the Servicer will determine the amount (the "Class B Required Amount"), which will be equal to the sum of (a) the amount, if any, by which the sum of (i) Class B Monthly Interest due on the related Distribution Date and overdue Class B Monthly Interest and Class B Additional Interest, if any, and (ii) the Class B Servicing Fee for the related Monthly Period and overdue Class B Servicing Fee, if any, exceeds the Class B Available Funds for the related Monthly Period and (b) the Class B Investor Default Amount, if any, for the related Monthly Period. If the Class B Required Amount is greater than zero, Excess Spread allocated to Series 1997-I not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs will be used to fund the Class B Required Amount with respect to such Transfer Date. If such Excess Spread is insufficient to fund the Class B Required Amount, Reallocated Collateral Principal Collections not required to fund the Class A Required Amount for the related Monthly Period will be used to fund the remaining Class B Required Amount. If such Reallocated Collateral Principal Collections with respect to the related Monthly Period are insufficient to fund the remaining Class B Required Amount, then the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such Transfer Date and after any adjustments made thereto for the benefit of the Class A Certificateholders) will be reduced by the amount of such deficiency (but not by more than the Class B Investor Default Amount for such Monthly Period). In the event that such a reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the Class B Investor Interest will be reduced by the amount by which the Collateral Interest would have been reduced below zero (but not by more than the excess of the Class B Investor Default Amount for such Monthly Period over the amount of such reduction of the Collateral Interest), and the Class B Certificateholders will bear directly the credit and other risks associated with their interests in the Trust. See "--Defaulted Receivables; Investor Charge-Offs."

  Reductions of the Class A Investor Interest or Class B Investor Interest described above shall be reimbursed by, and the Class A Investor Interest or Class B Investor Interest increased to the extent of, Excess Spread available for such purposes on each Transfer Date. See "--Application of Collections--Excess Spread." When such reductions of the Class A Investor Interest and Class B Investor Interest have been fully reimbursed, reductions of the Collateral Interest shall be reimbursed until reimbursed in full in a similar manner.

  "Reallocated Class B Principal Collections" for any Monthly Period means collections of Principal Receivables allocable to the Class B Investor Interest for the related Monthly Period in an amount not to exceed the amount applied to fund the Class A Required Amount, if any; provided, however, that such amount will not exceed the Class B Investor Interest after giving effect to any Class B Investor Charge-Offs for the related Transfer Date.

  "Reallocated Collateral Principal Collections" for any Monthly Period means collections of Principal Receivables allocable to the Collateral Interest for the related Monthly Period in an amount not to exceed the amount applied to fund the Class A Required Amount and the Class B Required Amount, if any; provided, however, that such amount will not exceed the Collateral Interest after giving effect to any Collateral Charge-Offs for the related Transfer Date.

  "Reallocated Principal Collections" for any Monthly Period means the sum of
(a) the Reallocated Class B Principal Collections for such Monthly Period, if any, and (b) the Reallocated Collateral Principal Collections for such Monthly Period, if any.

APPLICATION OF COLLECTIONS

  Allocations. Except as otherwise provided below, the Servicer will deposit into the Collection Account, no later than the second business day following the date of processing, any payment collected by the Servicer on the Receivables. On the same day as any such deposit is made, the Servicer will make the deposits and payments to the accounts and parties as indicated below; provided, however, that for as long as MBNA remains the Servicer under the Agreement and (a)(i) the Servicer provides to the Trustee a letter of credit covering the risk of collection of the Servicer and (ii) the Seller shall not have received a notice from the Rating Agency that such letter of credit would result in the lowering of such Rating Agency's then-existing rating of any Series then outstanding or (b) the Servicer has and maintains a certificate of deposit rating of P-1 by Moody's and of A-1 by Standard & Poor's and deposit insurance provided by either BIF or SAIF, then the Servicer may make such deposits and payments on the business day immediately prior to the Distribution Date (the "Transfer Date") in an amount equal to the net amount of such deposits and payments which would have been made had the conditions of this proviso not applied.

  With respect to the Certificates, and notwithstanding anything in the Agreement to the contrary, whether the Servicer is required to make monthly or daily deposits from the Collection Account into the Finance Charge Account or the Principal Account, with respect to any Monthly Period, (i) the Servicer will only be required to deposit Collections from the Collection Account into the Finance Charge Account or the Principal Account up to the required amount to be deposited into any such deposit account or, without duplication, distributed on or prior to the related Distribution Date to Certificateholders or to the Collateral Interest Holder and (ii) if at any time prior to such Distribution Date the amount of Collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer will be permitted to withdraw the excess from the Collection Account.

  Payment of Interest, Fees and Other Items. On each Transfer Date, the Trustee, acting pursuant to the Servicer's instructions, will apply the Class A Available Funds, Class B Available Funds and Collateral Available Funds in the Finance Charge Account in the following priority:

    (a) On each Transfer Date, an amount equal to the Class A Available Funds will be distributed in the following priority:

      (i) an amount equal to Class A Monthly Interest for the related Distribution Date, plus the amount of any overdue Class A Monthly Interest and Class A Additional Interest thereon, if any, will be deposited into the Distribution Account for distribution to Class A Certificateholders on such Distribution Date;

      (ii) an amount equal to the Net Swap Payment, if any, for such Transfer Date, plus the amount of any Net Swap Payments previously due but not paid to the Swap Counterparty will be paid to the Swap Counterparty;

      (iii) an amount equal to the Class A Servicing Fee for the related Monthly Period, plus the amount of any overdue Class A Servicing Fee, will be paid to the Servicer;

      (iv) an amount equal to the Class A Investor Default Amount, if any, for the related Monthly Period will be treated as a portion of Available Investor Principal Collections and deposited into the Principal Account for such Transfer Date; and

      (v) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described under "--Excess Spread."

    (b) On each Transfer Date, an amount equal to the Class B Available Funds will be distributed in the following priority:

      (i) an amount equal to Class B Monthly Interest for the related Distribution Date, plus the amount of any overdue Class B Monthly Interest and Class B Additional Interest thereon, if any, will be deposited into the Distribution Account for distribution to Class B Certificateholders on such Distribution Date;

      (ii) an amount equal to the Class B Servicing Fee for the related Monthly Period, plus the amount of any overdue Class B Servicing Fee, will be paid to the Servicer; and

      (iii) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described under "--Excess Spread."

    (c) On each Transfer Date, an amount equal to the Collateral Available Funds will be distributed in the following priority:

      (i) if MBNA or The Bank of New York is no longer the Servicer, an amount equal to the Collateral Interest Servicing Fee, plus the amount of any overdue Collateral Interest Servicing Fee, for the related Monthly Period will be paid to the Servicer; and

      (ii) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described under "--Excess Spread."

  "Class A Monthly Interest" with respect to any Distribution Date will equal one-twelfth of the product of (a) the Class A Certificate Rate and (b) the outstanding principal balance of the Class A Certificates as of the related Record Date; provided, however, with respect to the first Distribution Date, Class A Monthly Interest will be equal to the interest accrued on the initial outstanding principal balance of the Class A Certificates at the Class A Certificate Rate for the period from the Closing Date through October 14, 1997.

  "Class B Monthly Interest" with respect to any Distribution Date will equal the product of (a) the Class B Certificate Rate for the related Interest Period, (b) the actual number of days in such Interest Period divided by 360 and (c) the outstanding principal balance of the Class B Certificates as of the related Record Date; provided, however, with respect to the first Distribution Date, Class B Monthly Interest will be equal to the interest accrued on the initial outstanding principal balance of the Class B Certificates at the applicable Class B Certificate Rate for the period from the Closing Date through October 14, 1997.

  "Collateral Available Funds" means, with respect to any Monthly Period, an amount equal to the Collateral Floating Allocation of collections of Finance Charge Receivables and annual membership fees allocated to the Investor Interest with respect to such Monthly Period (excluding the portion of collections of Finance Charge Receivables attributable to Interchange that is allocable to Servicer Interchange).

  "Excess Spread" means, with respect to any Transfer Date, an amount equal to the sum of the amounts described in clause (a)(v), clause (b)(iii) and clause
(c)(ii) above.

  Excess Spread. On each Transfer Date, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread with respect to the related Monthly Period, to make the following distributions in the following priority:

    (a) an amount equal to the Class A Required Amount, if any, with respect to such Transfer Date will be used to fund the Class A Required Amount; provided, however, that in the event the Class A Required Amount for such Transfer Date exceeds the amount of Excess Spread, such Excess Spread shall be applied first to pay amounts due with respect to such Transfer Date pursuant to clause (a)(i) above under "--Payment of Interest, Fees and Other Items," second to pay amounts due with respect to such Transfer Date pursuant to clause (a)(ii) above under "--Payment of Interest, Fees and Other Items," third to pay amounts due with respect to such Transfer Date pursuant to clause (a)(iii) above under "--Payment of Interest, Fees and Other Items" and fourth to pay amounts due with respect to such Transfer Date pursuant to clause (a)(iv) above under "--Payment of Interest, Fees and Other Items;"

    (b) an amount equal to the aggregate amount of Class A Investor Charge-Offs which have not been previously reimbursed (after giving effect to the allocation on such Transfer Date of certain other amounts applied for that purpose) will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "--Payments of Principal" below;

    (c) an amount equal to the Class B Required Amount, if any, with respect to such Transfer Date will be used to fund the Class B Required Amount and will be applied first to pay amounts due with respect to such Transfer Date pursuant to clause (b)(i) above under "--Payment of Interest, Fees and Other Items," second to pay amounts due with respect to such Transfer Date pursuant to clause (b)(ii) above under "--Payment of Interest, Fees and Other Items" and third, the amount remaining, up to the Class B Investor Default Amount, will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "--Payments of Principal" below;

    (d) an amount equal to the aggregate amount by which the Class B Investor Interest has been reduced below the initial Class B Investor Interest for reasons other than the payment of principal to the Class B Certificateholders (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "--Payments of Principal" below;

    (e) an amount equal to the Collateral Monthly Interest for such Transfer Date, plus the amount of any Collateral Monthly Interest previously due but not distributed to the Collateral Interest Holder on a prior Transfer Date, will be distributed to the Collateral Interest Holder for distribution in accordance with the Loan Agreement;

    (f) if MBNA or The Bank of New York is the Servicer, an amount equal to the Collateral Interest Servicing Fee, plus the amount of any overdue Collateral Interest Servicing Fee, for the related Monthly Period will be paid to the Servicer;

    (g) an amount equal to the aggregate Collateral Default Amount, if any, for such Transfer Date will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "--Payments of Principal" below;

    (h) an amount equal to the aggregate amount by which the Collateral Interest has been reduced below the Required Collateral Interest for reasons other than the payment of principal to the Collateral Interest Holder (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "--Payments of Principal" below;

    (i) on each Transfer Date from and after the Reserve Account Funding Date, but prior to the date on which the Reserve Account terminates as described under "--Reserve Account," an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount shall be deposited into the Reserve Account; and

    (j) the balance, if any, after giving effect to the payments made pursuant to subparagraphs (a) through (i) above shall be applied in accordance with the provisions of the Loan Agreement and the Series 1997-I Supplement.

  "Collateral Monthly Interest" with respect to any Transfer Date will equal the product of (a) an amount equal to the London interbank offered rate for one-month United States dollar deposits plus 1.0% per annum, or such lesser amount as may be designated in the Loan Agreement (the "Collateral Rate"), (b) the actual number of days in the related Interest Period divided by 360 and
(c) the Collateral Interest as of the related Record Date or, with respect to the first Transfer Date, the Initial Collateral Interest. The Trustee will determine the London interbank offered rate for one-month United States dollar deposits with respect to the Collateral Interest for each Interest Period on the second business day prior to the Transfer Date on which such Interest Period commences.

  Payments of Principal. On each Transfer Date, the Trustee, acting pursuant to the Servicer's instructions, will distribute Available Investor Principal Collections (see "--Principal Payments" above) on deposit in the Principal Account in the following priority:

    (a) on each Transfer Date with respect to the Revolving Period, all such Available Investor Principal Collections will be distributed or deposited in the following priority:

      (i) an amount equal to the Collateral Monthly Principal will be paid to the Collateral Interest Holder in accordance with the Loan
    Agreement; and

      (ii) the balance will be treated as Shared Principal Collections and applied as described under "Description of the Certificates--Shared Principal Collections" herein and in the Prospectus;

    (b) on each Transfer Date with respect to the Controlled Accumulation Period, the Rapid Accumulation Period or the Rapid Amortization Period, all such Available Investor Principal Collections will be distributed or deposited in the following priority:

      (i) an amount equal to Class A Monthly Principal will be deposited in the Principal Funding Account (during the Controlled Accumulation Period or the Rapid Accumulation Period) or distributed (on the related Distribution Date) to the Class A Certificateholders (during the Rapid Amortization Period); and

      (ii) an amount equal to Class B Monthly Principal will be (x) after an amount equal to the Class A Investor Interest has been deposited in the Principal Funding Account (taking into account deposits to be made on such Transfer Date), deposited in the Principal Funding Account (during the Controlled Accumulation Period) or distributed (on the related Distribution Date) to the Class B Certificateholders (during the Rapid Accumulation Period), or (y) after the Class A Investor Interest has been paid in full (taking into account payments to be made on the related Distribution Date), distributed (on the related Distribution Date) to the Class B Certificateholders (during the Rapid Amortization Period);

    (c) on each Transfer Date with respect to the Controlled Accumulation Period, the Rapid Accumulation Period and the Rapid Amortization Period in which a reduction in the Required Collateral Interest has occurred, Available Investor Principal Collections not applied to Class A Monthly Principal or Class B Monthly Principal will be applied to reduce the Collateral Interest to the Required Collateral Interest; and

    (d) on each Transfer Date with respect to the Controlled Accumulation Period, the Rapid Accumulation Period and the Rapid Amortization Period, the balance of Available Investor Principal Collections not applied pursuant to (b) and (c) above, if any, will be treated as Shared Principal Collections and applied as described under "Description of the Certificates--Shared Principal Collections" herein and in the Prospectus.

  "Class A Monthly Principal" with respect to any Transfer Date relating to
(a) the Controlled Accumulation Period or the Rapid Accumulation Period, prior to the deposit in full of an amount equal to the Class A Investor Interest in the Principal Funding Account, or (b) the Rapid Amortization Period, prior to the payment in full of the Class A Investor Interest, will equal the least of
(i) the Available Investor Principal Collections on deposit in the Principal Account with respect to such Transfer Date, (ii) for each Transfer Date with respect to the Controlled Accumulation Period, the Controlled Deposit Amount for such Transfer Date and (iii) the Class A Adjusted Investor Interest on such Transfer Date.

  "Class B Monthly Principal" with respect to any Transfer Date relating to
(a) the Controlled Accumulation Period or the Rapid Accumulation Period, beginning with the Transfer Date on which an amount equal to the Class A Investor Interest has been deposited in the Principal Funding Account (after taking into account deposits to be made on such Transfer Date), or (b) the Rapid Amortization Period, beginning with the Transfer Date immediately preceding the Distribution Date on which the Class A Certificates will be paid in full (after taking into account payments to be made on the related Distribution Date), will equal the least of (i) the Available Investor Principal Collections on deposit in the Principal Account with respect to such Transfer Date (minus the portion of such Available Investor Principal Collections applied to Class A Monthly Principal on such Transfer Date), (ii) for each Transfer Date with respect to the Controlled Accumulation Period, the Controlled Deposit Amount for such Transfer Date (minus the Class A Monthly Principal with respect to such Transfer Date) and (iii) the Class B Adjusted Investor Interest prior to any deposits on such Transfer Date.

  "Collateral Monthly Principal" means (a) with respect to any Transfer Date relating to the Revolving Period following any reduction of the Required Collateral Interest pursuant to clause (4) of the proviso in the definition thereof an amount equal to the lesser of (i) the excess, if any, of the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such Transfer Date and after giving effect to any adjustments thereto for the benefit of the Class A Certificateholders and the Class B Certificateholders on such Transfer Date) over the Required Collateral Interest on such Transfer Date, and (ii) the Available Investor Principal Collections on such Transfer Date or (b) with respect to any Transfer Date relating to the Controlled Accumulation Period, the Rapid Accumulation Period or Rapid Amortization Period an amount equal to the lesser of (i) the excess, if any, of the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such Transfer Date and after giving effect to any adjustments thereto for the benefit of the Class A Certificateholders and the Class B Certificateholders on such Transfer Date) over the Required Collateral Interest on such Transfer Date, and (ii) the excess, if any, of (A) the Available Investor Principal Collections on such Transfer Date over (B) the sum of the Class A Monthly Principal and the Class B Monthly Principal for such Transfer Date.

  "Controlled Accumulation Amount" means for any Transfer Date with respect to the Controlled Accumulation Period, $57,812,500; provided, however, that if the commencement of the Controlled Accumulation Period is delayed as described above under "--Postponement of Controlled Accumulation Period," the Controlled Accumulation Amount may be higher than the amount stated above for each Transfer Date with respect to the Controlled Accumulation Period and will be determined by the Servicer in accordance with the Agreement based on the principal payment rates for the Accounts and on the investor interests of other Series (other than certain excluded Series) which are scheduled to be in their revolving periods and then scheduled to create Shared Principal Collections during the Controlled Accumulation Period.

  "Accumulation Shortfall" means (a) on the first Transfer Date with respect to the Controlled Accumulation Period, the excess, if any, of the Controlled Accumulation Amount for such Transfer Date over the amount deposited in the Principal Funding Account on such Transfer Date and (b) on each subsequent Transfer Date with respect to the Controlled Accumulation Period, the excess, if any, of the applicable Controlled Accumulation Amount for such subsequent Transfer Date plus any Accumulation Shortfall for the prior Transfer Date over the amount deposited in the Principal Funding Account on such subsequent Transfer Date.

SHARED PRINCIPAL COLLECTIONS

  Collections of Principal Receivables for any Monthly Period allocated to the Investor Interest will first be used to cover, with respect to any Monthly Period (a) with respect to the Controlled Accumulation Period, deposits of the applicable Controlled Deposit Amount to the Principal Funding Account and payments to the Collateral Interest Holder, (b) with respect to the Rapid Accumulation Period, deposits of Available Investor Principal Collections into the Principal Funding Account up to the Class A Investor Interest and payments to the Class B Certificateholders and the Collateral Interest Holder and (c) with respect to the Rapid Amortization Period, payments to the Certificateholders and then under certain circumstances payments to the Collateral Interest Holder. The Servicer will determine the amount of collections of Principal Receivables for any Monthly Period allocated to the Investor Interest remaining after covering required payments to the Certificateholders and the

Collateral Interest Holder and any similar amount remaining for any other Series in Group One ("Shared Principal Collections"). The Servicer will allocate the Shared Principal Collections to cover any scheduled or permitted principal distributions to certificateholders and deposits to principal funding accounts, if any, for any Series in Group One which have not been covered out of the collections of Principal Receivables allocable to such Series and certain other amounts for such Series ("Principal Shortfalls"). Shared Principal Collections will not be used to cover investor charge-offs for any Series. If Principal Shortfalls exceed Shared Principal Collections for any Monthly Period, Shared Principal Collections will be allocated pro rata among the applicable Series in Group One based on the relative amounts of Principal Shortfalls. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will, subject to certain limitations, be paid to the holder of the Seller Certificate.

REQUIRED COLLATERAL INTEREST

  The "Required Collateral Interest" with respect to any Transfer Date means
(i) initially $56,250,000 and (ii) thereafter on each Transfer Date an amount equal to 7.5% of the sum of the Class A Adjusted Investor Interest and the Class B Adjusted Investor Interest on such Transfer Date, after taking into account deposits into the Principal Funding Account on such Transfer Date and payments to be made on the related Distribution Date, and the Collateral Interest on the prior Transfer Date after any adjustments made on such Transfer Date, but not less than $22,500,000; provided, however, that (1) notwithstanding clause (2) below, if the Principal Funding Account Balance equals the Class A Investor Interest (taking into account any deposits to be made on such Transfer Date) and the Class B Investor Interest will be reduced to zero on the related Distribution Date, the Required Collateral Interest for any Transfer Date shall be equal to zero; (2) if certain reductions in the Collateral Interest are made or if the Rapid Amortization Period commences, the Required Collateral Interest for such Transfer Date shall equal the Required Collateral Interest for the Transfer Date immediately preceding the occurrence of such reduction or such commencement of the Rapid Amortization Period, (3) in no event shall the Required Collateral Interest exceed the unpaid principal amount of the Certificates as of the last day of the Monthly Period preceding such Transfer Date after taking into account payments to be made on the related Distribution Date and (4) the Required Collateral Interest may be reduced to a lesser amount at any time if the Rating Agency Condition is satisfied.

  "Rating Agency Condition" means the notification in writing by each Rating Agency to the Seller, the Servicer and the Trustee that a proposed action will not result in any Rating Agency reducing or withdrawing its then existing rating of the investor certificates of any outstanding Series or Class of a Series with respect to which it is a Rating Agency.

  With respect to any Transfer Date, if the Collateral Interest is less than the Required Collateral Interest, certain Excess Spread, if available, will be allocated to increase the Collateral Interest to the extent of such shortfall. Any of such Excess Spread not required to be so allocated or deposited into the Reserve Account with respect to any Transfer Date will be applied in accordance with the Loan Agreement and the Series 1997-I Supplement. See "-- Application of Collections--Excess Spread."

DEFAULTED RECEIVABLES; INVESTOR CHARGE-OFFS

  On or before each Transfer Date, the Servicer will calculate the Investor Default Amount for the preceding Monthly Period. The term "Investor Default Amount" means, for any Monthly Period, the product of (a) the Floating Investor Percentage on the day the applicable Account became a Defaulted Account and (b) the aggregate amount of Receivables in Defaulted Accounts (the "Default Amount") for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Class A Certificateholders (the "Class A Investor Default Amount") on each Transfer Date in an amount equal to the product of the Class A Floating Allocation applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Class B Certificateholders (the "Class B Investor Default Amount") on each Transfer Date in an amount equal to the product of the Class B Floating Allocation applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Collateral Interest Holder (the "Collateral Default

Amount") on each Transfer Date in an amount equal to the product of the Collateral Floating Allocation applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period.

  On each Transfer Date, if the Class A Investor Default Amount for such Transfer Date exceeds the amount of Class A Available Funds, Excess Spread and Reallocated Principal Collections available to fund such amount with respect to the Monthly Period immediately preceding such Transfer Date as described under "--Application of Collections--Excess Spread," the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date) will be reduced by the amount of such excess, but not more than the lesser of the Class A Investor Default Amount and the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date) for such Transfer Date. In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the Class B Investor Interest (after giving effect to reductions for any Class B Investor Charge-Offs and any Reallocated Class B Principal Collections on such Transfer Date for which the Collateral Interest is not reduced) will be reduced by the amount by which the Collateral Interest would have been reduced below zero. In the event that such reduction would cause the Class B Investor Interest to be a negative number, the Class B Investor Interest will be reduced to zero, and the Class A Investor Interest will be reduced by the amount by which the Class B Investor Interest would have been reduced below zero, but not more than the Class A Investor Default Amount for such Transfer Date (a "Class A Investor Charge-Off"), which will have the effect of slowing or reducing the return of principal and interest to the Class A Certificateholders. If the Class A Investor Interest has been reduced by the amount of any Class A Investor Charge-Offs, it will be reimbursed on any Transfer Date (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by the amount of Excess Spread allocated and available for such purpose as described under "-- Application of Collections--Excess Spread."

  On each Transfer Date, if the Class B Investor Default Amount for such Transfer Date exceeds the amount of Excess Spread and Reallocated Collateral Principal Collections which are allocated and available to fund such amount with respect to the Monthly Period preceding such Transfer Date as described under "--Application of Collections--Excess Spread," the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date and after giving effect to any adjustments with respect thereto as described in the preceding paragraph) will be reduced by the amount of such excess but not more than the lesser of the Class B Investor Default Amount and the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date and after giving effect to any adjustments with respect thereto as described in the preceding paragraph) for such Transfer Date. In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero and the Class B Investor Interest will be reduced by the amount by which the Collateral Interest would have been reduced below zero, but not more than the Class B Investor Default Amount for such Transfer Date (a "Class B Investor Charge-Off"). The Class B Investor Interest will also be reduced by the amount of Reallocated Class B Principal Collections in excess of the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Collateral Principal Collections on such Transfer Date) and the amount of any portion of the Class B Investor Interest allocated to the Class A Certificates to avoid a reduction in the Class A Investor Interest. The Class B Investor Interest will thereafter be reimbursed (but not in excess of the unpaid principal balance of the Class B Certificates) on any Transfer Date by the amount of Excess Spread allocated and available for that purpose as described under "--Application of Collections--Excess Spread."

  On each Transfer Date, if the Collateral Default Amount for such Transfer Date exceeds the amount of Excess Spread which is allocated and available to fund such amount as described under "--Application of Collections--Excess Spread," the Collateral Interest will be reduced by the amount of such excess but not more than the lesser of the Collateral Default Amount and the Collateral Interest for such Transfer Date (a "Collateral Charge-Off"). The Collateral Interest will also be reduced by the amount of Reallocated Principal Collections and the amount of any portion of the Collateral Interest allocated to the Class A Certificates to avoid a reduction in the Class A Investor Interest or to the Class B Certificates to avoid a reduction in the Class B Investor Interest. The Collateral Interest will thereafter be reimbursed on any Transfer Date by the amount of Excess Spread allocated and available for that purpose as described under "--Application of Collections-- Excess Spread."

PRINCIPAL FUNDING ACCOUNT

  Pursuant to the Series 1997-I Supplement, the Trustee will establish and maintain with a Qualified Institution the principal funding account as a segregated trust account held for the benefit of the Certificateholders (the "Principal Funding Account"). During the Controlled Accumulation Period and the Rapid Accumulation Period, the Trustee at the direction of the Servicer shall transfer collections in respect of Principal Receivables (other than Reallocated Principal Collections) and Shared Principal Collections from other Series, if any, allocated to the Series 1997-I Certificates from the Principal Account to the Principal Funding Account as described under "--Application of Collections."

  Funds on deposit in the Principal Funding Account will be invested to the following Transfer Date by the Trustee at the direction of the Servicer in Permitted Investments. During the Controlled Accumulation Period and the Rapid Accumulation Period, investment earnings (net of investment losses and expenses) on funds on deposit in the Principal Funding Account (the "Principal Funding Investment Proceeds") will be used to pay interest on the Certificates and amounts, if any, owed to the Swap Counterparty under the Interest Rate Swap in an amount up to, for each Transfer Date, the sum of (a) with respect to the Class A Certificates, the product of (i) a fraction, the numerator of which is the actual number of days in such Interest Period, or, in the event the Interest Rate Swap has been terminated, the numerator of which is 30, and the denominator of which is 360, (ii) the Swap Floating Rate, or, in the event the Interest Rate Swap has been terminated, the Class A Certificate Rate, in either case, for such Interest Period and (iii) the aggregate amount on deposit in the Principal Funding Account with respect to Class A Monthly Principal as of the Record Date preceding such Transfer Date and (b) with respect to the Class B Certificates, the product of (i) a fraction, the numerator of which is the actual number of days in such Interest Period and the denominator of which is 360, (ii) the Class B Certificate Rate in effect with respect to such Interest Period and (iii) the aggregate amount on deposit in the Principal Funding Account with respect to Class B Monthly Principal as of the Record Date preceding such Transfer Date (such sum, the "Covered Amount"). To the extent that, on any Transfer Date with respect to the Controlled Accumulation Period or the Rapid Accumulation Period or the first Transfer Date with respect to the Rapid Amortization Period, Principal Funding Investment Proceeds for such Transfer Date are less than the Covered Amount determined as of such Transfer Date, an amount equal to the Principal Funding Investment Shortfall shall be withdrawn, to the extent required and available, from the Reserve Account and, to the extent required and available, the Swap Reserve Fund and applied as Class A Available Funds and Class B Available Funds for such Transfer Date. See "--Reserve Account" and "--Swap Reserve Fund."

  "Principal Funding Investment Shortfall" means with respect to each Transfer Date relating to the Controlled Accumulation Period or the Rapid Accumulation Period, the amount, if any, by which the Principal Funding Investment Proceeds for such Transfer Date are less than the Covered Amount determined as of such Transfer Date.

RESERVE ACCOUNT

  Pursuant to the Series 1997-I Supplement, the Trustee will establish and maintain with a Qualified Institution the reserve account as a segregated trust account held for the benefit of the Certificateholders (the "Reserve Account"). The Reserve Account is established to assist with the subsequent distribution of interest on the Certificates and Net Swap Payments, if any, during the Controlled Accumulation Period and on the first Transfer Date with respect to the Rapid Accumulation Period or the Rapid Amortization Period. On each Transfer Date from and after the Reserve Account Funding Date, but prior to the termination of the Reserve Account, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread allocated to the Certificates (to the extent described above under "--Application of Collections--Excess Spread") to increase the amount on deposit in the Reserve Account (to the extent such amount is less than the Required Reserve Account Amount). The "Reserve Account Funding Date" will be the Transfer Date with respect to the Monthly Period which commences no later than three months prior to the commencement of the Controlled Accumulation Period, or such earlier date as the Servicer may determine. The "Required Reserve Account Amount" for any Transfer Date on or after the Reserve Account Funding Date will be equal to (a) 0.5% of the outstanding principal balance of the Class A Certificates or (b) any other amount designated by the Seller; provided, however, that if such designation is of a lesser amount, the Seller shall have provided the Servicer, the Collateral Interest Holder and the Trustee with evidence that the Rating Agency Condition has been satisfied and the Seller shall have delivered to the Trustee a certificate of an authorized officer of the Seller to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Seller, such designation will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would cause a Pay Out Event to occur with respect to Series 1997-I. On each Transfer Date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the Reserve Account on such Transfer Date, the Trustee will withdraw from the Reserve Account an amount equal to the excess, if any, of the amount on deposit in the Reserve Account over the Required Reserve Account Amount and treat such amount as Excess Spread to be applied in accordance with clause (j) of "--Application of Collections--Excess Spread." Any amounts withdrawn from the Reserve Account for treatment as Excess Spread in accordance with the preceding sentence will not be available for distribution to the Certificateholders.

  Provided that the Reserve Account has not terminated as described below, all amounts on deposit in the Reserve Account on any Transfer Date (after giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on such Transfer Date) will be invested to the following Transfer Date by the Trustee at the direction of the Servicer in Permitted Investments. The interest and other investment income (net of investment expenses and losses) earned on such investments will be retained in the Reserve Account (to the extent the amount on deposit is less than the Required Reserve Account Amount) or deposited in the Finance Charge Account and treated as Class A Available Funds.

  On or before each Transfer Date with respect to the Controlled Accumulation Period and on the first Transfer Date with respect to the first to occur of the Rapid Accumulation Period or the Rapid Amortization Period, a withdrawal will be made from the Reserve Account, and the amount of such withdrawal will be deposited in the Finance Charge Account and included as Class A Available Funds or Class B Available Funds, as provided in the Series 1997-I Supplement, for such Transfer Date in an aggregate amount equal to the lesser of (a) the Available Reserve Account Amount with respect to such Transfer Date and (b) the Principal Funding Investment Shortfall with respect to such Transfer Date; provided, however, that the amount of such withdrawal shall be reduced to the extent that funds otherwise would be available to be deposited in the Reserve Account on such Transfer Date. On each Transfer Date, the amount available to be withdrawn from the Reserve Account (the "Available Reserve Account Amount") will be equal to the lesser of the amount on deposit in the Reserve Account (before giving effect to any deposit to be made to the Reserve Account on such Transfer Date) and the Required Reserve Account Amount for such Transfer Date.

  The Reserve Account will be terminated upon the earliest to occur of (a) the termination of the Trust pursuant to the Agreement, (b) the first Transfer Date with respect to the Rapid Accumulation Period, (c) the first Transfer Date with respect to the Rapid Amortization Period, and (d) the Transfer Date immediately preceding the Scheduled Payment Date. Upon the termination of the Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Reserve Account on such date as described above) will be treated as Excess Spread to be applied in accordance with clause (j) of "-- Application of Collections--Excess Spread." Any amounts withdrawn from the Reserve Account for treatment as Excess Spread in accordance with the preceding sentence will not be available for distribution to the Certificateholders.

SWAP RESERVE FUND

  Pursuant to the Series 1997-I Supplement, the Trustee will establish and maintain with a Qualified Institution the swap reserve fund as a segregated trust account held for the benefit of the Class A Certificateholders and the Swap Counterparty, as their interests appear in the Series 1997-I Supplement (the "Swap Reserve Fund"). The Swap Reserve Fund is established to assist in the payment of certain amounts owed to the Swap Counterparty during the Rapid Accumulation Period. The Swap Reserve Fund will be funded by an initial deposit by the Seller and, to the extent required and available, from amounts distributed in accordance with clause (j) of "--Application of Collections-- Excess Spread." Payments required to be made by the Swap Counterparty to the Trust are not dependent upon or subject to the availability of funds in the Swap Reserve Fund.

  On or before each Transfer Date with respect to the Rapid Accumulation Period and on the first Transfer Date with respect to the Rapid Amortization Period if the Rapid Amortization Period is preceded by the Rapid Accumulation Period, a withdrawal will be made from the Swap Reserve Fund in an amount equal to the lesser of (a) the amount on deposit in the Swap Reserve Fund with respect to such Transfer Date and (b) the Principal Funding Investment Shortfall with respect to such Transfer Date; provided, however, that on the first Transfer Date with respect to the Rapid Accumulation Period, the Principal Funding Investment Shortfall shall equal the amount, if any, by which the sum of (i) the Principal Funding Investment Proceeds for such Transfer Date and (ii) the amount withdrawn from the Reserve Account on such Transfer Date as described under "--Principal Funding Account" and "--Reserve Account" is less than the amount computed pursuant to clause (a) of the definition of Covered Amount for such Transfer Date; provided further, however, that the amount of such withdrawal shall be reduced to the extent that funds otherwise would be available to be deposited in the Swap Reserve Fund on such Transfer Date. Such withdrawal will be deposited into the Finance Charge Account and included as Class A Available Funds for such Transfer Date. No amounts withdrawn from the Swap Reserve Fund will be included as Class B Available Funds.

PAY OUT EVENTS

  As described above, the Revolving Period will continue through July 31, 2003 (unless such date is postponed as described under "--Postponement of Controlled Accumulation Period"), unless either a Series 1997-I Pay Out Event or Trust Pay Out Event (jointly, a "Pay Out Event") occurs prior to such date. A "Series 1997-I Pay Out Event" refers to any of the following events:

    (a) failure on the part of the Seller (i) to make any payment or deposit on the date required under the Agreement or the Series 1997-I Supplement (or within the applicable grace period which shall not exceed five days) or
  (ii) to observe or perform in any material respect any other covenants or agreements of the Seller set forth in the Agreement or the Series 1997-I Supplement, which failure has a material adverse effect on Certificateholders (which determination shall be made without reference to whether any funds are available under the Collateral Interest) and which continues unremedied for a period of 60 days after written notice of such failure, requiring the same to be remedied, and continues to materially and adversely affect the interests of the Certificateholders (which determination shall be made without reference to whether any funds are available under the Collateral Interest) for such period;

    (b) any representation or warranty made by the Seller in the Agreement or the Series 1997-I Supplement, or any information required to be given by the Seller to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made or delivered and which continues to be incorrect in any material respect for a period of 60 days after written notice of such failure, requiring the same to be remedied, and as a result of which the interests of the Certificateholders are materially and adversely affected (which determination shall be made without reference to whether any funds are available under the Collateral Interest) and continue to be materially and adversely affected for such period; provided, however, that a Pay Out Event pursuant to this subparagraph (b) shall not be deemed to occur thereunder if the Seller has accepted reassignment of the related Receivable or all such Receivables, if applicable, during such period (or such longer period as the Trustee may specify) in accordance with the provisions of the Agreement;

    (c) the average of the Portfolio Yields for any three consecutive Monthly Periods is less than the average of the Base Rates for such period;

    (d) a failure by the Seller to convey Receivables arising under Additional Accounts, or Participations, to the Trust when required by the Agreement;

    (e) any Servicer Default occurs which would have a material adverse effect on the Certificateholders; or

    (f) insufficient moneys in the Distribution Account to pay the Class A Investor Interest and the Class B Investor Interest on the Scheduled Payment Date.

  A "Trust Pay Out Event" refers to any of the following events:

    (a) certain events of insolvency, conservatorship or receivership relating to the Seller;

    (b) the Seller becomes unable for any reason to transfer Receivables to the Trust in accordance with the provisions of the Agreement; or

    (c) the Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

  In the case of any event described in clause (a), (b) or (e) of the definition of a Series 1997-I Pay Out Event, a Series 1997-I Pay Out Event will be deemed to have occurred only if, after any applicable grace period, either the Trustee or Certificateholders and the Collateral Interest Holder evidencing undivided interests aggregating not less than 50% of the Investor Interest, by written notice to the Seller and the Servicer (and to the Trustee if given by the Certificateholders) declare that a Series 1997-I Pay Out Event has occurred with respect to the Certificates as of the date of such notice. In the case of any event described in clause (a), (b) or (c) of the definition of a Trust Pay Out Event, a Trust Pay Out Event with respect to all Series then outstanding, and in the case of any event described in clause (c), (d), or (f) of the definition of a Series 1997-I Pay Out Event, a Series 1997-I Pay Out Event with respect to only the Certificates, will be deemed to have occurred, without any notice or other action on the part of the Trustee or the Certificateholders or all certificateholders, as appropriate, immediately upon the occurrence of such event. On the date on which a Series 1997-I Pay Out Event is deemed to have occurred, the Rapid Amortization Period will commence if the Interest Rate Swap has been terminated or an Interest Reserve Account Event has occurred, and the Rapid Accumulation Period will commence if the Interest Rate Swap has not been terminated and an Interest Reserve Account Event has not occurred. On the date on which a Trust Pay Out Event occurs, the Rapid Amortization Period will commence regardless of whether the Interest Rate Swap has previously terminated or an Interest Reserve Account Event has previously occurred.

  In the event the Rapid Amortization Period commences, distributions of principal to the Certificateholders will begin on the first Distribution Date following the month in which such Rapid Amortization Period commenced. The amount on deposit in the Principal Funding Account, if any, will be distributed to the Class A Certificateholders and the Class B Certificateholders to the extent allocable to each, on the first Distribution Date with respect to the Rapid Amortization Period. In the event the Rapid Accumulation Period commences, Available Investor Principal Collections will be accumulated in the Principal Funding Account up to the Class A Investor Interest and held for the benefit of the Class A Certificateholders, and then distributions of principal to the Class B Certificateholders, will begin (to the extent of available funds) on the first Distribution Date following the day on which the Principal Funding Account Balance is equal to the Class A Investor Interest. If, because of the occurrence of either (a) a Trust Pay Out Event, or (b) (i) a Series 1997-I Pay Out Event and (ii) either the termination of the Interest Rate Swap or the occurrence of an Interest Reserve Account Event, the Rapid Amortization Period begins on or prior to June 30, 2004, Certificateholders may begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the Certificates. If the Rapid Accumulation Period begins and the Principal Funding Account Balance equals the Class A Investor Interest prior to the Scheduled Payment Date, the Class B Certificateholders will begin receiving distributions of principal earlier than they otherwise would have, which may reduce the average life of the Class B Certificates.

  See "Description of the Certificates--Pay Out Events" in the Prospectus for an additional discussion of the consequences of an insolvency, conservatorship or receivership of the Seller.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

  The share of the Servicing Fee allocable to the Investor Interest with respect to any Transfer Date (the "Investor Servicing Fee") shall be equal to one-twelfth of the product of (a) 2.0% and (b) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date; provided, however, with respect to the first Transfer Date, the Investor Servicing Fee shall be equal to $1,458,333.33. On each Transfer Date, but only if MBNA or The Bank of New York is the Servicer, Servicer Interchange with respect to the related Monthly Period that is on deposit in the Finance Charge Account shall be withdrawn from the Finance Charge Account and paid to the Servicer in payment of a portion of the Investor Servicing Fee with respect to such Monthly Period. The "Servicer Interchange" for any Monthly Period for which MBNA or The Bank of New York is the Servicer will be an amount equal to the portion of collections of Finance Charge Receivables allocated to the Investor Interest with respect to such Monthly Period that is attributable to Interchange; provided, however, that Servicer Interchange for a Monthly Period shall not exceed one-twelfth of the product of (i) the Adjusted Investor Interest, as of the last day of such Monthly Period and (ii) 0.75%; provided further, however, that with respect to the first Transfer Date, the Servicer Interchange may equal but shall not exceed $546,875. In the case of any insufficiency of Servicer Interchange on deposit in the Finance Charge Account, a portion of the Investor Servicing Fee with respect to such Monthly Period will not be paid to the extent of such insufficiency and in no event shall the Trust, the Trustee, the Certificateholders or the Collateral Interest Holder be liable for the share of the Servicing Fee to be paid out of Servicer Interchange.

  The share of the Investor Servicing Fee allocable to the Class A Certificateholders with respect to any Transfer Date (the "Class A Servicing Fee") shall be equal to one-twelfth of the product of (a) the Class A Floating Allocation, (b) 1.25%, or if MBNA or The Bank of New York is not the Servicer, 2.0% (the "Net Servicing Fee Rate") and (c) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date; provided, however, that with respect to the first Transfer Date, the Class A Servicing Fee shall be equal to $774,739.57. The share of the Investor Servicing Fee allocable to the Class B Certificateholders with respect to any Transfer Date (the "Class B Servicing Fee") shall be equal to one-twelfth of the product of
(a) the Class B Floating Allocation, (b) the Net Servicing Fee Rate and (c) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date; provided, however, that with respect to the first Transfer Date, the Class B Servicing Fee shall be equal to $68,359.38. The share of the Investor Servicing Fee allocable to the Collateral Interest Holder with respect to any Transfer Date (the "Collateral Interest Servicing Fee," together with the Class A Servicing Fee and the Class B Servicing Fee, the "Certificateholder Servicing Fee") shall be equal to one-twelfth of the product of (a) the Collateral Floating Allocation, (b) the Net Servicing Fee Rate and (c) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date; provided, however, that with respect to the first Transfer Date, the Collateral Interest Servicing Fee shall be equal to $68,359.38. The remainder of the Servicing Fee shall be paid by the holder of the Seller Certificate or other Series (as provided in the related Series Supplements) or, to the extent of any insufficiency of Servicer Interchange as described above, not be paid. In no event shall the Trust, the Trustee, the Certificateholders or the Collateral Interest Holder be liable for the share of the Servicing Fee to be paid out of Servicer Interchange. The Class A Servicing Fee and the Class B Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in respect thereof as described under "--Application of Collections--Payment of Interest, Fees and Other Items."

  The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables including, without limitation, payment of the fees and disbursements of the Trustee and independent certified public accountants and other fees which are not expressly stated in the Agreement to be payable by the Trust or the Certificateholders other than federal, state and local income and franchise taxes, if any, of the Trust.

REPORTS TO CERTIFICATEHOLDERS

  On each Transfer Date, the Trustee will forward to each Certificateholder of record, a statement prepared by the Servicer setting forth the items described in "Description of the Certificates--Reports to Certificateholders" in the Prospectus. In addition, such statement will include certain information regarding the Principal Funding Account and the Collateral Interest, if any, for such Transfer Date.

AMENDMENTS

  In addition to being subject to amendment pursuant to any other provisions relating to amendments in either the Agreement or the Series 1997-I Supplement, the Series 1997-I Supplement may be amended by the Seller without the consent of the Servicer, the Trustee or any Certificateholder if the Seller provides the Trustee with (a) an opinion of counsel to the effect that such amendment or modification would reduce the risk that the Trust would be treated as taxable as a publicly traded partnership pursuant to Code section 7704 and (b) a certificate that such amendment or modification would not materially and adversely affect any Certificateholder, provided, however, that no such amendment shall be deemed effective without the Trustee's consent, if the Trustee's rights, duties and obligations under the Series 1997-I Supplement are thereby modified. Promptly after the effectiveness of any such amendment, the Seller shall deliver a copy of such amendment to each of the Servicer, the Trustee and each Rating Agency described in the Series 1997-I Supplement.

                                 UNDERWRITING

  Subject to the terms and conditions set forth in an underwriting agreement as supplemented by a terms agreement relating to the Class A Certificates (together, the "Class A Underwriting Agreement") between the Seller and the Class A Underwriters named below (the "Class A Underwriters"), and the terms and conditions set forth in an underwriting agreement as supplemented by a terms agreement relating to the Class B Certificates (together, the "Class B Underwriting Agreement," and together with the Class A Underwriting Agreement, the "Underwriting Agreement") between the Seller and the Class B Underwriters named below (the "Class B Underwriters," and together with the Class A Underwriters, the "Underwriters"), the Seller has agreed to sell to the Underwriters, and each of the Underwriters has severally agreed to purchase, the principal amount of the Certificates set forth opposite its name:

                                                            PRINCIPAL AMOUNT OF
   CLASS A UNDERWRITERS                                     CLASS A CERTIFICATES
   --------------------                                     --------------------
   Goldman, Sachs & Co. ...................................     $127,500,000
   Credit Suisse First Boston Corporation..................      127,500,000
   Lehman Brothers Inc. ...................................      127,500,000
   Merrill Lynch, Pierce, Fenner & Smith
        Incorporated ......................................      127,500,000
   Salomon Brothers Inc....................................      127,500,000
                                                                ------------
       Total...............................................     $637,500,000
                                                                ============
                                                            PRINCIPAL AMOUNT OF
   CLASS B UNDERWRITERS                                     CLASS B CERTIFICATES
   --------------------                                     --------------------
   Goldman, Sachs & Co. ...................................     $ 28,125,000
   Lehman Brothers Inc. ...................................       28,125,000
                                                                ------------
       Total...............................................     $ 56,250,000
                                                                ============

  In the Class A Underwriting Agreement, the Class A Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Class A Certificates offered hereby if any of the Class A Certificates are purchased. In the Class B Underwriting Agreement, the Class B Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Class B Certificates offered hereby if any of the Class B Certificates are purchased. The Underwriters have agreed to reimburse the Seller for certain expenses of the issuance and distribution of the Certificates.

  The Class A Underwriters propose initially to offer the Class A Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of 0.25% of the principal amount of the Class A Certificates. The Class A Underwriters may allow, and such dealers may reallow, concessions not in excess of 0.15% of the principal amount of the Class A Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class A Underwriters.

  The Class B Underwriters propose initially to offer the Class B Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of 0.25% of the principal amount of the Class B Certificates. The Class B Underwriters may allow, and such dealers may reallow, concessions not in excess of 0.15% of the principal amount of the Class B Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class B Underwriters.

  Each Underwriter has represented and agreed that:

    (a) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom;

    (b) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue or sale of the Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on;

    (c) if it is an authorized person under Chapter III of part I of the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02(2) of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described in this Prospectus Supplement and the Prospectus if that person is of a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991; and

    (d) it is a person of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996.

  The Seller will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof.

  The Underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Certificates in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the Certificates so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Certificates originally sold by such syndicate member are purchased in a syndicate covering transaction. Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Certificates to be higher than they would otherwise be in the absence of such transactions. Neither the Seller nor any of the Underwriters represent that the Underwriters will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice at any time.

                    INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT

TERM                                                                   PAGE
----                                                                   ----
Accounts.........................................................       S-1, S-3
Accumulation Period..............................................            S-5
Accumulation Period Length.......................................           S-39
Accumulation Shortfall...........................................     S-10, S-50
Additional Interest..............................................            S-8
Adjusted Investor Interest.......................................            S-6
Agreement........................................................            S-3
Available Investor Principal Collections.........................           S-39
Available Reserve Account Amount.................................           S-54
Bank Portfolio...................................................            S-3
Base Rate........................................................           S-32
Certificateholder Servicing Fee..................................           S-57
Certificateholders...............................................            S-3
Certificates.....................................................       S-1, S-3
Class A Additional Interest......................................           S-37
Class A Adjusted Investor Interest...............................      S-6, S-44
Class A Available Funds..........................................           S-37
Class A Certificate Rate.........................................       S-2, S-5
Class A Certificateholders.......................................            S-3
Class A Certificates.............................................       S-1, S-3
Class A Fixed Allocation.........................................           S-43
Class A Floating Allocation......................................           S-43
Class A Investor Charge-Off......................................     S-15, S-52
Class A Investor Default Amount..................................           S-51
Class A Investor Interest........................................ S-4, S-5, S-44
Class A Monthly Interest.........................................           S-47
Class A Monthly Principal........................................           S-49
Class A Required Amount..........................................     S-14, S-44
Class A Servicing Fee............................................           S-57
Class A Underwriters.............................................           S-58
Class A Underwriting Agreement...................................           S-58
Class B Additional Interest......................................           S-37
Class B Adjusted Investor Interest...............................      S-6, S-44
Class B Available Funds..........................................           S-37
Class B Certificate Rate......................................... S-2, S-5, S-38
Class B Certificateholders.......................................            S-3
Class B Certificates.............................................       S-1, S-3
Class B Fixed Allocation.........................................           S-44
Class B Floating Allocation......................................           S-43
Class B Investor Charge-Off......................................     S-16, S-52
Class B Investor Default Amount..................................           S-51
Class B Investor Interest........................................ S-4, S-6, S-44
Class B Monthly Interest.........................................           S-47
Class B Monthly Principal........................................           S-50
Class B Required Amount..........................................     S-14, S-45
Class B Servicing Fee............................................           S-57
Class B Underwriters.............................................           S-58
Class B Underwriting Agreement,..................................           S-58
Closing Date.....................................................       S-2, S-5

TERM                                                                  PAGE
----                                                                  ----
Code............................................................           S-22
Collateral Available Funds......................................           S-47
Collateral Charge-Off...........................................           S-52
Collateral Default Amount.......................................           S-51
Collateral Fixed Allocation.....................................           S-44
Collateral Floating Allocation..................................           S-43
Collateral Interest.............................................      S-4, S-44
Collateral Interest Holder......................................            S-4
Collateral Interest Servicing Fee...............................           S-57
Collateral Monthly Interest.....................................           S-49
Collateral Monthly Principal....................................           S-50
Collateral Rate.................................................           S-49
Controlled Accumulation Amount..................................           S-50
Controlled Accumulation Period..................................            S-9
Controlled Deposit Amount.......................................     S-10, S-31
Covered Amount..................................................     S-11, S-53
Cut-Off Date....................................................            S-4
Default Amount..................................................           S-51
Distribution Date...............................................       S-2, S-8
ERISA...........................................................           S-22
Excess Spread...................................................     S-14, S-47
FDIA............................................................           S-24
FIRREA..........................................................           S-24
Fixed Investor Percentage.......................................           S-43
Floating Amount.................................................     S-18, S-40
Floating Investor Percentage....................................           S-42
Group One.......................................................           S-20
Initial Collateral Interest.....................................           S-16
Interest Period.................................................            S-8
Interest Rate Swap..............................................           S-17
Interest Reserve Account........................................     S-19, S-41
Interest Reserve Account Event..................................     S-19, S-41
Investor Default Amount.........................................           S-51
Investor Interest...............................................            S-4
Investor Servicing Fee..........................................           S-56
LIBOR........................................................... S-2, S-5, S-38
LIBOR Determination Date........................................           S-38
Loan Agreement..................................................           S-17
MBNA............................................................            S-1
Minimum Aggregate Principal Receivables.........................           S-27
Minimum Seller Interest.........................................           S-27
Monthly Period..................................................            S-6
Net Servicing Fee Rate..........................................           S-57
Net Swap Payment................................................     S-18, S-40
Net Swap Receipt................................................     S-18, S-40
Notional Amount.................................................     S-17, S-40
OCMS............................................................           S-25
Pay Out Event...................................................           S-55
Portfolio Yield.................................................           S-32
Principal Funding Account.......................................     S-10, S-53
Principal Funding Account Balance...............................           S-31

TERM                                                                    PAGE
----                                                                    ----
Principal Funding Investment Proceeds............................... S-10, S-53
Principal Funding Investment Shortfall..............................       S-53
Principal Shortfalls................................................       S-51
Rapid Accumulation Period...........................................       S-12
Rapid Amortization Period...........................................       S-13
Rating Agency Condition.............................................       S-51
Reallocated Class B Principal Collections...........................       S-46
Reallocated Collateral Principal Collections........................       S-46
Reallocated Principal Collections...................................       S-46
Receivables.........................................................   S-1, S-3
Record Date.........................................................       S-36
Reference Banks.....................................................       S-38
Required Amount.....................................................       S-14
Required Collateral Interest........................................ S-16, S-51
Required Interest Reserve Amount.................................... S-19, S-41
Required Reserve Account Amount.....................................       S-53
Reserve Account.....................................................       S-53
Reserve Account Funding Date........................................       S-53
Revolving Period....................................................        S-9
Scheduled Payment Date..............................................        S-2
Seller..............................................................        S-3
Seller Certificate..................................................        S-6
Seller Interest.....................................................        S-4
Seller Percentage...................................................       S-36
Series 1997-I.......................................................        S-4
Series 1997-I Pay Out Event.........................................       S-55
Series 1997-I Supplement............................................        S-3
Series 1997-I Termination Date......................................        S-7
Servicer Interchange................................................       S-56
Shared Principal Collections........................................ S-20, S-51
Swap Counterparty................................................... S-17, S-40
Swap Fixed Rate..................................................... S-17, S-40
Swap Floating Rate.................................................. S-17, S-40
Swap Reserve Fund...................................................       S-54
Telerate Page 3750..................................................       S-38
Transfer Date.......................................................       S-46
Trust...............................................................   S-1, S-3
Trust Pay Out Event.................................................       S-55
Trust Portfolio.....................................................       S-27
Trustee.............................................................        S-3
Underwriters........................................................       S-58
Underwriting Agreement..............................................       S-58

                                                                        ANNEX I

                              OTHER SERIES ISSUED

  The table below sets forth the principal characteristics of the thirty-six other Series previously issued by the Trust, all of which are in Group One. For more specific information with respect to any Series, any prospective investor should contact MBNA at (800) 362-6255 or (302) 456-8588. MBNA will provide, without charge, to any prospective purchaser of the Certificates, a copy of the Disclosure Documents for any previous publicly-issued Series.

1. Series 1994-A

   Initial Class A Investor Interest.......................................................... $661,200,000
   Class A Certificate Rate........................................... One-Month LIBOR plus 0.17% per annum
   Initial Class B Investor Interest........................................................... $34,200,000
   Class B Certificate Rate........................................... One-Month LIBOR plus 0.37% per annum
   Class A Controlled Accumulation Amount..................................................... $55,100,000*
   Class A Scheduled Payment Date............................................ August 1999 Distribution Date
   Class B Scheduled Payment Date......................................... September 1999 Distribution Date
   Annual Servicing Fee Percentage.......................................................... 2.0% per annum
   Initial Collateral Interest................................................................. $64,600,000
   Other Enhancement for the Class A Certificates.................... Subordination of Class B Certificates
   Series 1994-A Termination Date........................................... January 2002 Distribution Date
   Series Issuance Date..................................................................... August 4, 1994

2. Series 1994-B

   Initial Class A Investor Interest.......................................................... $870,000,000
   Class A Certificate Rate............................... Thirteen-week Treasury Bill plus 0.45% per annum
   Initial Class B Investor Interest........................................................... $45,000,000
   Class B Certificate Rate........................................... One-Month LIBOR plus 0.35% per annum
   Class A Controlled Accumulation Amount..................................................... $72,500,000*
   Class A Scheduled Payment Date............................................ August 1999 Distribution Date
   Class B Scheduled Payment Date......................................... September 1999 Distribution Date
   Annual Servicing Fee Percentage.......................................................... 2.0% per annum
   Initial Collateral Interest................................................................. $85,000,000
   Other Enhancement for the Class A Certificates.................... Subordination of Class B Certificates
   Series 1994-B Termination Date........................................... January 2002 Distribution Date
   Series Issuance Date.................................................................... August 18, 1994

3. Series 1994-C

   Initial Class A Investor Interest.......................................................... $870,000,000
   Class A Certificate Rate........................................... One-Month LIBOR plus 0.25% per annum
   Initial Class B Investor Interest........................................................... $45,000,000
   Class B Certificate Rate........................................... One-Month LIBOR plus 0.45% per annum
   Class A Controlled Accumulation Amount..................................................... $72,500,000*
   Class A Scheduled Payment Date........................................... October 2001 Distribution Date
   Class B Scheduled Payment Date.......................................... November 2001 Distribution Date
   Annual Servicing Fee Percentage.......................................................... 2.0% per annum
   Initial Collateral Interest................................................................. $85,000,000
   Other Enhancement for the Class A Certificates.................... Subordination of Class B Certificates
   Series 1994-C Termination Date............................................. March 2004 Distribution Date
   Series Issuance Date................................................................... October 26, 1994

4. Series 1994-D

   Initial Class A Investor Interest.......................................................... $870,000,000
   Class A Certificate Rate.................................. Daily Federal Funds Rate plus 0.33% per annum
   Initial Class B Investor Interest........................................................... $45,000,000
   Class B Certificate Rate........................................... One-Month LIBOR plus 0.35% per annum
   Class A Controlled Accumulation Amount..................................................... $72,500,000*
   Class A Scheduled Payment Date........................................... October 1997 Distribution Date
   Class B Scheduled Payment Date.......................................... November 1997 Distribution Date
   Annual Servicing Fee Percentage.......................................................... 2.0% per annum
   Initial Collateral Interest................................................................. $85,000,000
   Other Enhancement for the Class A Certificates.................... Subordination of Class B Certificates
   Series 1994-D Termination Date............................................. March 2000 Distribution Date
   Series Issuance Date................................................................... October 26, 1994

5. Series 1994-E

   Initial Investor Interest.................................................................. $500,000,000
   Current Investor Interest as of July 31, 1997.............................................. $700,000,000
   Maximum Investor Interest.................................................................. $700,000,000
   Certificate Rate................................................................. Commercial Paper Index
   Annual Servicing Fee Percentage.......................................................... 2.0% per annum
   Initial Cash Collateral Amount.............................................................. $20,000,000
   Series Issuance Date.................................................................. December 15, 1994

6. Series 1995-A

   Initial Class A Investor Interest.......................................................... $500,250,000
   Class A Certificate Rate........................................... One-Month LIBOR plus 0.27% per annum
   Initial Class B Investor Interest........................................................... $25,875,000
   Class B Certificate Rate........................................... One-Month LIBOR plus 0.45% per annum
   Class A Controlled Accumulation Amount..................................................... $41,687,500*
   Class A Scheduled Payment Date............................................ August 2004 Distribution Date
   Class B Scheduled Payment Date......................................... September 2004 Distribution Date
   Annual Servicing Fee Percentage.......................................................... 2.0% per annum
   Initial Collateral Interest................................................................. $48,875,000
   Other Enhancement for the Class A Certificates.................... Subordination of Class B Certificates
   Series 1995-A Termination Date........................................... January 2007 Distribution Date
   Series Issuance Date..................................................................... March 22, 1995

7. Series 1995-B

   Initial Class A Investor Interest.......................................................... $652,500,000
   Class A Certificate Rate........................................... One-Month LIBOR plus 0.16% per annum
   Initial Class B Investor Interest........................................................... $33,750,000
   Class B Certificate Rate........................................... One-Month LIBOR plus 0.32% per annum
   Class A Controlled Accumulation Amount..................................................... $54,375,000*
   Class A Scheduled Payment Date............................................... May 2000 Distribution Date
   Class B Scheduled Payment Date.............................................. June 2000 Distribution Date
   Annual Servicing Fee Percentage.......................................................... 2.0% per annum
   Initial Collateral Interest................................................................. $63,750,000
   Other Enhancement for the Class A Certificates.................... Subordination of Class B Certificates
   Series 1995-B Termination Date........................................... October 2002 Distribution Date
   Series Issuance Date....................................................................... May 23, 1995

8. Series 1995-C

   Initial Class A Investor Interest.......................................................... $500,250,000
   Class A Certificate Rate................................................................ 6.45% per annum
   Initial Class B Investor Interest........................................................... $25,875,000
   Class B Certificate Rate........................................... One-Month LIBOR plus 0.42% per annum
   Class A Controlled Accumulation Amount..................................................... $41,687,500*
   Class A Scheduled Payment Date.............................................. June 2005 Distribution Date
   Class B Scheduled Payment Date.............................................. July 2005 Distribution Date
   Annual Servicing Fee Percentage.......................................................... 2.0% per annum
   Initial Collateral Interest................................................................. $48,875,000
   Other Enhancement for the Class A Certificates.................... Subordination of Class B Certificates
   Series 1995-C Termination Date.......................................... February 2008 Distribution Date
   Series Issuance Date...................................................................... June 29, 1995

9. Series 1995-D

   Initial Class A Investor Interest.......................................................... $435,000,000
   Class A Certificate Rate................................................................ 6.05% per annum
   Initial Class B Investor Interest........................................................... $22,500,000
   Class B Certificate Rate........................................... One-Month LIBOR plus 0.29% per annum
   Class A Controlled Accumulation Amount..................................................... $36,250,000*
   Class A Scheduled Payment Date.............................................. June 2000 Distribution Date
   Class B Scheduled Payment Date.............................................. July 2000 Distribution Date
   Annual Servicing Fee Percentage.......................................................... 2.0% per annum
   Initial Collateral Interest................................................................. $42,500,000
   Other Enhancement for the Class A Certificates.................... Subordination of Class B Certificates
   Series 1995-D Termination Date.......................................... November 2002 Distribution Date
   Series Issuance Date...................................................................... June 29, 1995

10. Series 1995-E

   Initial Class A Investor Interest.......................................................... $435,000,000
   Class A Certificate Rate........................................... One-Month LIBOR plus 0.22% per annum
   Initial Class B Investor Interest........................................................... $22,500,000
   Class B Certificate Rate........................................... One-Month LIBOR plus 0.32% per annum
   Class A Controlled Accumulation Amount..................................................... $36,250,000*
   Class A Scheduled Payment Date............................................ August 2002 Distribution Date
   Class B Scheduled Payment Date......................................... September 2002 Distribution Date
   Annual Servicing Fee Percentage.......................................................... 2.0% per annum
   Initial Collateral Interest................................................................. $42,500,000
   Other Enhancement for the Class A Certificates.................... Subordination of Class B Certificates
   Series 1995-E Termination Date........................................... January 2005 Distribution Date
   Series Issuance Date..................................................................... August 2, 1995

11. Series 1995-F

   Initial Class A Investor Interest.............................. $455,000,000
   Class A Certificate Rate.................................... 6.60% per annum
   Initial Class B Investor Interest............................... $18,750,000
   Class B Certificate Rate.................................... 6.75% per annum
   Class A Controlled Accumulation Amount...................... $37,916,666.67*
   Class A Scheduled Payment Date................ August 2000 Distribution Date
   Class B Scheduled Payment Date............. September 2000 Distribution Date
   Annual Servicing Fee Percentage.............................. 2.0% per annum
   Initial Collateral Interest..................................... $26,250,000
   Other Enhancement for the Class A Certificates..... Subordination of Class B
    Certificates
   Series 1995-F Termination Date............... January 2003 Distribution Date
   Series Issuance Date........................................ August 30, 1995

12. Series 1995-G

   Initial Class A Investor Interest.............................. $435,000,000
   Class A Certificate Rate............... One-Month LIBOR plus 0.21% per annum
   Initial Class B Investor Interest............................... $22,500,000
   Class B Certificate Rate............... One-Month LIBOR plus 0.33% per annum
   Class A Controlled Accumulation Amount......................... $36,250,000*
   Class A Scheduled Payment Date............... October 2002 Distribution Date
   Class B Scheduled Payment Date.............. November 2002 Distribution Date
   Annual Servicing Fee Percentage.............................. 2.0% per annum
   Initial Collateral Interest..................................... $42,500,000
   Other Enhancement for the Class A Certificates..... Subordination of Class B
    Certificates
   Series 1995-G Termination Date................. March 2005 Distribution Date
   Series Issuance Date..................................... September 27, 1995

13. Series 1995-H

   Initial Class A Investor Interest.............................. $285,245,000
   Class A Certificate Rate............... One-Month LIBOR plus 0.07% per annum
   Initial Class B Investor Interest............................... $14,755,000
   Class B Certificate Rate............... One-Month LIBOR plus 0.19% per annum
   Class A Controlled Accumulation Amount...................... $23,770,416.67*
   Class A Scheduled Payment Date............... October 1998 Distribution Date
   Class B Scheduled Payment Date.............. November 1998 Distribution Date
   Annual Servicing Fee Percentage.............................. 2.0% per annum
   Initial Collateral Interest..................................... $27,875,000
   Other Enhancement for the Class A Certificates..... Subordination of Class B
    Certificates
   Series 1995-H Termination Date................. March 2001 Distribution Date
   Series Issuance Date..................................... September 28, 1995

14. Series 1995-I

   Initial Class A Investor Interest.............................. $652,500,000
   Class A Certificate Rate............... One-Month LIBOR plus 0.17% per annum
   Initial Class B Investor Interest............................... $33,750,000
   Class B Certificate Rate............... One-Month LIBOR plus 0.27% per annum
   Class A Controlled Accumulation Amount......................... $54,375,000*
   Class A Scheduled Payment Date............... October 2000 Distribution Date
   Class B Scheduled Payment Date.............. November 2000 Distribution Date
   Annual Servicing Fee Percentage.............................. 2.0% per annum
   Initial Collateral Interest..................................... $63,750,000
   Other Enhancement for the Class A Certificates..... Subordination of Class B
    Certificates
   Series 1995-I Termination Date................. March 2003 Distribution Date
   Series Issuance Date....................................... October 26, 1995

15. Series 1995-J

   Initial Class A Investor Interest.............................. $435,000,000
   Class A Certificate Rate............... One-Month LIBOR plus 0.23% per annum
   Initial Class B Investor Interest............................... $22,500,000
   Class B Certificate Rate............... One-Month LIBOR plus 0.35% per annum
   Class A Controlled Accumulation Amount......................... $36,250,000*
   Class A Scheduled Payment Date.............. November 2002 Distribution Date
   Class B Scheduled Payment Date.............. December 2002 Distribution Date
   Annual Servicing Fee Percentage.............................. 2.0% per annum
   Initial Collateral Interest..................................... $42,500,000
   Other Enhancement for the Class A Certificates..... Subordination of Class B
    Certificates
   Series 1995-J Termination Date................. April 2005 Distribution Date
   Series Issuance Date...................................... November 21, 1995

16. Series 1996-A

   Initial Class A Investor Interest.............................. $609,000,000
   Class A Certificate Rate............... One-Month LIBOR plus 0.21% per annum
   Initial Class B Investor Interest............................... $31,500,000
   Class B Certificate Rate............... One-Month LIBOR plus 0.34% per annum
   Class A Controlled Accumulation Amount......................... $50,750,000*
   Class A Scheduled Payment Date.............. February 2003 Distribution Date
   Class B Scheduled Payment Date................. March 2003 Distribution Date
   Annual Servicing Fee Percentage.............................. 2.0% per annum
   Initial Collateral Interest..................................... $59,500,000
   Other Enhancement for the Class A Certificates..... Subordination of Class B
    Certificates
   Series 1996-A Termination Date.................. July 2005 Distribution Date
   Series Issuance Date...................................... February 28, 1996

17. Series 1996-B

   Initial Class A Investor Interest.............................. $435,000,000
   Class A Certificate Rate............... One-Month LIBOR plus 0.26% per annum
   Initial Class B Investor Interest............................... $22,500,000
   Class B Certificate Rate............... One-Month LIBOR plus 0.37% per annum
   Class A Controlled Accumulation Amount......................... $36,250,000*
   Class A Scheduled Payment Date................. March 2006 Distribution Date
   Class B Scheduled Payment Date................. April 2006 Distribution Date
   Annual Servicing Fee Percentage.............................. 2.0% per annum
   Initial Collateral Interest..................................... $42,500,000
   Other Enhancement for the Class A Certificates..... Subordination of Class B
    Certificates
   Series 1996-B Termination Date................ August 2008 Distribution Date
   Series Issuance Date......................................... March 26, 1996

18. Series 1996-C

   Initial Class A Investor Interest.............................. $435,000,000
   Class A Certificate Rate............... One-Month LIBOR plus 0.14% per annum
   Initial Class B Investor Interest............................... $22,500,000
   Class B Certificate Rate............... One-Month LIBOR plus 0.28% per annum
   Class A Controlled Accumulation Amount......................... $36,250,000*
   Class A Scheduled Payment Date................. March 2001 Distribution Date
   Class B Scheduled Payment Date................. April 2001 Distribution Date
   Annual Servicing Fee Percentage.............................. 2.0% per annum
   Initial Collateral Interest..................................... $42,500,000
   Other Enhancement for the Class A Certificates..... Subordination of Class B
    Certificates
   Series 1996-C Termination Date................ August 2003 Distribution Date
   Series Issuance Date......................................... March 27, 1996

19. Series 1996-D

   Initial Class A Investor Interest.............................. $850,000,000
   Class A Certificate Rate............... One-Month LIBOR plus 0.15% per annum
   Initial Class B Investor Interest............................... $75,000,000
   Class B Certificate Rate............... One-Month LIBOR plus 0.29% per annum
   Class A Controlled Accumulation Amount...................... $70,833,333.33*
   Class A Scheduled Payment Date................. April 2001 Distribution Date
   Class B Scheduled Payment Date................... May 2001 Distribution Date
   Annual Servicing Fee Percentage.............................. 2.0% per annum
   Initial Collateral Interest..................................... $75,000,000
   Other Enhancement for the Class A Certificates..... Subordination of Class B
    Certificates
   Series 1996-D Termination Date............. September 2003 Distribution Date
   Series Issuance Date............................................ May 1, 1996

20. Series 1996-E

   Initial Class A Investor Interest.............................. $637,500,000
   Class A Certificate Rate............... One-Month LIBOR plus 0.17% per annum
   Initial Class B Investor Interest............................... $56,250,000
   Class B Certificate Rate............... One-Month LIBOR plus 0.31% per annum
   Class A Controlled Accumulation Amount......................... $53,125,000*
   Class A Scheduled Payment Date................... May 2003 Distribution Date
   Class B Scheduled Payment Date.................. June 2003 Distribution Date
   Annual Servicing Fee Percentage.............................. 2.0% per annum
   Initial Collateral Interest..................................... $56,250,000
   Other Enhancement for the Class A Certificates..... Subordination of Class B
    Certificates
   Series 1996-E Termination Date............... October 2005 Distribution Date
   Series Issuance Date........................................... May 21, 1996

21. Series 1996-F

   Initial Class A Investor Interest.............................. $705,000,000
   Initial Collateral Interest..................................... $45,000,000
   Current Investor Interest as of July 31, 1997................ $1,000,000,000
   Maximum Investor Interest.................................... $1,000,000,000
   Certificate Rate..................................... Commercial Paper Index
   Annual Servicing Fee Percentage.............................. 2.0% per annum
   Series Issuance Date.......................................... June 25, 1996

22. Series 1996-G

   Initial Class A Investor Interest.............................. $425,000,000
   Class A Certificate Rate............... One-Month LIBOR plus 0.18% per annum
   Initial Class B Investor Interest............................... $37,500,000
   Class B Certificate Rate............... One-Month LIBOR plus 0.35% per annum
   Class A Controlled Accumulation Amount...................... $35,416,666.67*
   Class A Scheduled Payment Date.................. July 2006 Distribution Date
   Class B Scheduled Payment Date................ August 2006 Distribution Date
   Annual Servicing Fee Percentage.............................. 2.0% per annum
   Initial Collateral Interest..................................... $37,500,000
   Other Enhancement for the Class A Certificates..... Subordination of Class B
    Certificates
   Series 1996-G Termination Date.............. December 2008 Distribution Date
   Series Issuance Date.......................................... July 17, 1996

23. Series 1996-H

   Initial Class A Investor Interest............................ $1,020,000,000
   Class A Certificate Rate............. Three-Month LIBOR plus 0.10% per annum
   Initial Class B Investor Interest............................... $90,000,000
   Class B Certificate Rate............. Three-Month LIBOR plus 0.27% per annum
   Class A Controlled Accumulation Amount......................... $85,000,000*
   Class A Scheduled Payment Date................ August 2001 Distribution Date
   Class B Scheduled Payment Date............. September 2001 Distribution Date
   Annual Servicing Fee Percentage.............................. 2.0% per annum
   Initial Collateral Interest..................................... $90,000,000
   Other Enhancement for the Class A Certificates..... Subordination of Class B
    Certificates
   Series 1996-H Termination Date............... January 2004 Distribution Date
   Series Issuance Date........................................ August 14, 1996

24. Series 1996-I

   Initial Class A Deutsche Mark ("DM") Investor Interest..... DM 1,000,000,000
   Initial Class A Investor Interest........................... $666,444,518.49
   Class A Certificate Rate.......... Three-Month DM LIBOR plus 0.09% per annum
   Class A Floating Dollar Rate........ Three-Month LIBOR plus 0.115% per annum
   Initial Class B Investor Interest............................... $58,804,000
   Class B Certificate Rate..... Not to Exceed Three-Month LIBOR plus 0.50% per annum
   Class A Controlled Accumulation Amount...................... $55,537,043.21*
   Class A Scheduled Payment Date........................... September 19, 2001
   Class B Scheduled Payment Date............... October 2001 Distribution Date
   Annual Servicing Fee Percentage.............................. 2.0% per annum
   Initial Collateral Interest..................................... $58,804,000
   Other Enhancement for the Class A Certificates..... Subordination of Class B
    Certificates
   Series 1996-I Termination Date............................ February 18, 2004
   Series Issuance Date..................................... September 25, 1996

25. Series 1996-J

   Initial Class A Investor Interest.............................. $850,000,000
   Class A Certificate Rate............... One-Month LIBOR plus 0.15% per annum
   Initial Class B Investor Interest............................... $75,000,000
   Class B Certificate Rate............... One-Month LIBOR plus 0.36% per annum
   Class A Controlled Accumulation Amount...................... $70,833,333.33*
   Class A Scheduled Payment Date............. September 2003 Distribution Date
   Class B Scheduled Payment Date............... October 2003 Distribution Date
   Annual Servicing Fee Percentage.............................. 2.0% per annum
   Initial Collateral Interest..................................... $75,000,000
   Other Enhancement for the Class A Certificates..... Subordination of Class B
    Certificates
   Series 1996-J Termination Date.............. February 2006 Distribution Date
   Series Issuance Date..................................... September 19, 1996

26. Series 1996-K

   Initial Class A Investor Interest.............................. $850,000,000
   Class A Certificate Rate............... One-Month LIBOR plus 0.13% per annum
   Initial Class B Investor Interest............................... $75,000,000
   Class B Certificate Rate............... One-Month LIBOR plus 0.35% per annum
   Class A Controlled Accumulation Amount...................... $70,833,333.34*
   Class A Scheduled Payment Date............... October 2003 Distribution Date
   Class B Scheduled Payment Date.............. November 2003 Distribution Date
   Annual Servicing Fee Percentage.............................. 2.0% per annum
   Initial Collateral Interest..................................... $75,000,000
   Other Enhancement for the Class A Certificates..... Subordination of Class B
    Certificates
   Series 1996-K Termination Date................. March 2006 Distribution Date
   Series Issuance Date....................................... October 24, 1996

27. Series 1996-L

   Initial Class A Investor Interest.............................. $425,000,000
   Class A Certificate Rate............. Three-Month LIBOR plus 0.03% per annum
   Initial Class B Investor Interest............................... $37,500,000
   Class B Certificate Rate............. Three-Month LIBOR plus 0.24% per annum
   Class A Controlled Accumulation Amount...................... $35,416,666.67*
   Class A Scheduled Payment Date.............. November 1999 Distribution Date
   Class B Scheduled Payment Date.............. December 1999 Distribution Date
   Annual Servicing Fee Percentage.............................. 2.0% per annum
   Initial Collateral Interest..................................... $37,500,000
   Other Enhancement for the Class A Certificates..... Subordination of Class B
    Certificates
   Series 1996-L Termination Date.............. November 2001 Distribution Date
   Series Issuance Date....................................... December 3, 1996

28. Series 1996-M

   Initial Class A Investor Interest.............................. $425,000,000
   Class A Certificate Rate............. Three-Month LIBOR plus 0.13% per annum
   Initial Class B Investor Interest............................... $37,500,000
   Class B Certificate Rate............. Three-Month LIBOR plus 0.35% per annum
   Class A Controlled Accumulation Amount...................... $35,416,666.67*
   Class A Scheduled Payment Date.............. November 2006 Distribution Date
   Class B Scheduled Payment Date.............. December 2006 Distribution Date
   Annual Servicing Fee Percentage.............................. 2.0% per annum
   Initial Collateral Interest..................................... $37,500,000
   Other Enhancement for the Class A Certificates..... Subordination of Class B
    Certificates
   Series 1996-M Termination Date................. April 2009 Distribution Date
   Series Issuance Date...................................... November 26, 1996

29. Series 1997-A

   Initial Class A Investor Interest.............................. $525,000,000
   Class A Certificate Rate........... Three-Month LIBOR minus 0.075% per annum
   Initial Class B Investor Interest............................... $46,350,000
   Class B Certificate Rate............. Three-Month LIBOR plus 0.27% per annum
   Controlled Accumulation Amount................................. $47,612,500*
   Scheduled Payment Date...................... February 2000 Distribution Date
   Annual Servicing Fee Percentage.............................. 2.0% per annum
   Initial Collateral Interest..................................... $46,350,000
   Other Enhancement for the Class A Certificates..... Subordination of Class B
    Certificates
   Series 1997-A Termination Date.................. July 2002 Distribution Date
   Series Issuance Date....................................... January 30, 1997

30. Series 1997-B

   Initial Class A Investor Interest.............................. $850,000,000
   Class A Certificate Rate............... One-Month LIBOR plus 0.16% per annum
   Initial Class B Investor Interest............................... $75,000,000
   Class B Certificate Rate............... One-Month LIBOR plus 0.35% per annum
   Controlled Accumulation Amount.............................. $83,333,333.34*
   Scheduled Payment Date......................... March 2012 Distribution Date
   Annual Servicing Fee Percentage.............................. 2.0% per annum
   Initial Class C Investor Interest............................... $75,000,000
   Other Enhancement for the Class A Certificates..... Subordination of Class B
    Certificates
   Series 1997-B Termination Date................ August 2014 Distribution Date
   Series Issuance Date...................................... February 27, 1997

31. Series 1997-C

   Initial Class A Investor Interest.............................. $637,500,000
   Class A Certificate Rate............... One-Month LIBOR plus 0.11% per annum
   Initial Class B Investor Interest............................... $56,250,000
   Class B Certificate Rate............... One-Month LIBOR plus 0.30% per annum
   Controlled Accumulation Amount................................. $57,812,500*
   Scheduled Payment Date......................... March 2004 Distribution Date
   Annual Servicing Fee Percentage.............................. 2.0% per annum
   Initial Collateral Interest..................................... $56,250,000
   Other Enhancement for the Class A Certificates..... Subordination of Class B
    Certificates
   Series 1997-C Termination Date................ August 2006 Distribution Date
   Series Issuance Date......................................... March 26, 1997

32. Series 1997-D

   Initial Class A Investor Interest.............................. $387,948,000
   Class A Certificate Rate............. Three-Month LIBOR plus 0.05% per annum
   Initial Class B Investor Interest............................... $34,231,000
   Class B Certificate Rate..... Not to Exceed Three-Month LIBOR plus 0.50% per annum
   Controlled Accumulation Amount.............................. $38,034,166.67*
   Scheduled Payment Date........................... May 2007 Distribution Date
   Annual Servicing Fee Percentage.............................. 2.0% per annum
   Initial Class C Investor Interest............................... $34,231,000
   Other Enhancement for the Class A Certificates..... Subordination of Class B
    Certificates
   Series 1997-D Termination Date............... October 2009 Distribution Date
   Series Issuance Date........................................... May 22, 1997

33. Series 1997-E

   Initial Class A Investor Interest.............................. $637,500,000
   Class A Certificate Rate............. Three-Month LIBOR plus 0.08% per annum
   Initial Class B Investor Interest............................... $56,250,000
   Class B Certificate Rate............. Three-Month LIBOR plus 0.28% per annum
   Controlled Accumulation Amount................................. $57,812,500*
   Scheduled Payment Date......................... April 2002 Distribution Date
   Annual Servicing Fee Percentage.............................. 2.0% per annum
   Initial Collateral Interest..................................... $56,250,000
   Other Enhancement for the Class A Certificates..... Subordination of Class B
    Certificates
   Series 1997-E Termination Date............. September 2004 Distribution Date
   Series Issuance Date............................................ May 8, 1997

34. Series 1997-F

   Initial Class A Investor Interest...............................$600,000,000
   Class A Certificate Rate.....................................6.60% per annum
   Initial Class B Investor Interest................................$53,000,000
   Class B Certificate Rate................One-Month LIBOR plus 0.29% per annum
   Controlled Accumulation Amount...............................$54,416,666.67*
   Scheduled Payment Date...........................June 2002 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$53,000,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1997-F Termination Date...............November 2004 Distribution Date
   Series Issuance Date...........................................June 18, 1997

35. Series 1997-G

   Initial Class A Investor Interest...............................$460,000,000
   Class A Certificate Rate................One-Month LIBOR plus 0.15% per annum
   Initial Class B Investor Interest................................$40,600,000
   Class B Certificate Rate................One-Month LIBOR plus 0.36% per annum
   Controlled Accumulation Amount...............................$41,716,666.67*
   Scheduled Payment Date...........................June 2004 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$40,600,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1997-G Termination Date...............November 2006 Distribution Date
   Series Issuance Date...........................................June 18, 1997

36. Series 1997-H

   Initial Class A Investor Interest...............................$507,357,000
   Class A Certificate Rate..............Three-Month LIBOR plus 0.07% per annum
   Initial Class B Investor Interest................................$44,770,000
   Class B Certificate Rate..Not to Exceed Three-Month LIBOR plus 0.50% per annum
   Controlled Accumulation Amount...............................$49,741,416.67*
   Scheduled Payment Date......................September 2007 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Class C Investor Interest................................$44,770,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1997-H Termination Date...............February 2010 Distribution Date
   Series Issuance Date..........................................August 6, 1997

--------
* Subject to change if the commencement of the Accumulation Period or Controlled Accumulation Period, as applicable, is delayed.

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 NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMA-
TION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER OR ANY AGENT OR UNDERWRITER. NEITHER THIS PRO-SPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS CONSTITUTES AN OFFER OR SO-LICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOM-PANYING PROSPECTUS, NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AF-FAIRS OF THE SELLER OR THE RECEIVABLES OR THE ACCOUNTS SINCE THE DATE HEREOF OR THEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.
                                  -----------
                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                                           PAGE
                                                                           ----
Summary of Terms..........................................................  S-3
Risk Factors.............................................................. S-23
MBNA's Credit Card Portfolio.............................................. S-24
The Receivables........................................................... S-27
Maturity Assumptions...................................................... S-31
Receivable Yield Considerations........................................... S-34
MBNA and MBNA Corporation................................................. S-35
Description of the Certificates........................................... S-35
Underwriting.............................................................. S-58
Index of Terms for Prospectus Supplement.................................. S-60
Annex I: Other Series Issued..............................................  A-1
                                  PROSPECTUS
Prospectus Supplement.....................................................    2
Reports to Certificateholders.............................................    2
Available Information.....................................................    2
Incorporation of Certain Documents by Reference...........................    2
Prospectus Summary........................................................    4
Risk Factors..............................................................   19
The Trust.................................................................   24
MBNA's Credit Card Activities.............................................   24
The Receivables...........................................................   25
Maturity Assumptions......................................................   26
Use of Proceeds...........................................................   27
MBNA and MBNA Corporation.................................................   27
Description of the Certificates...........................................   27
Credit Enhancement........................................................   49
Certain Legal Aspects of the Receivables..................................   51
Federal Income Tax Consequences...........................................   54
ERISA Considerations......................................................   58
Plan of Distribution......................................................   60
Legal Matters.............................................................   61
Index of Terms for Prospectus.............................................   62
Annex I: Global Clearance, Settlement and Tax Documentation Procedures....  A-1

                                  -----------

 UNTIL NOVEMBER 10, 1997, ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFI-CATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

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                                  MBNA MASTER
                             CREDIT CARD TRUST II

                             $637,500,000 CLASS A
                              6.55% ASSET BACKED
                          CERTIFICATES, SERIES 1997-I

                              $56,250,000 CLASS B
                          FLOATING RATE ASSET BACKED
                          CERTIFICATES, SERIES 1997-I

                         [LOGO OF MBNA APPEARS HERE]

                              MBNA AMERICA BANK,
                             NATIONAL ASSOCIATION
                              SELLER AND SERVICER

                                  -----------

                             PROSPECTUS SUPPLEMENT

                                  -----------

                   UNDERWRITERS OF THE CLASS A CERTIFICATES

                             GOLDMAN, SACHS & CO.
                          CREDIT SUISSE FIRST BOSTON
                                LEHMAN BROTHERS
                              MERRILL LYNCH & CO.
                             SALOMON BROTHERS INC

                   UNDERWRITERS OF THE CLASS B CERTIFICATES

                             GOLDMAN, SACHS & CO.
                                LEHMAN BROTHERS

   THIS DOCUMENT IS PRINTED ENTIRELY ON RECYCLED PAPER.
[LOGO OF RECYCLED PAPER APPEARS HERE]

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